  As filed with the Securities and Exchange Commission on September 15, 1997

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             --------------------

                                 PRE-EFFECTIVE
                                   AMENDMENT
                                    NO.1 TO

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                             --------------------

                              WEEKS REALTY, L.P.
            (Exact name of registrant as specified in its charter)

              Georgia                                          58-2121388
  (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                           Identification No.)


                                4497 Park Drive
                            Norcross, Georgia 30093
                   (Address of principal executive offices)


                                (770) 923-4076
             (Registrant's telephone number, including area code)


Securities Registered pursuant to Section 12(b) of the Act:

  Title of each class                           Name of each exchange on which
  -------------------                           ------------------------------
  to be so registered                           each class is to be registered
  -------------------                           ------------------------------

     Not applicable                                      Not applicable

Securities Registered pursuant to Section 12(g) of the Act:

                                 Title of Class
                                 --------------
                Units of Limited Partnership Interest ("Units")

--------------------------------------------------------------------------------

Item 1.  Business

Weeks Realty, L.P. (the "Operating Partnership") is one of the largest developers, owners and operators of institutional-quality industrial and suburban office properties in metropolitan Atlanta, Georgia and the Southeastern United States. As of June 30, 1997, the Operating Partnership's portfolio was comprised of 264 properties totaling approximately 19.8 million square feet (the "Properties"), including 48 Properties (41 Properties excluding 7 Properties acquired effective July 1, 1997) and one Property expansion (totaling approximately 4.3 million square feet) under development and/or under agreement to acquire. The Operating Partnership's In-Service Properties (as hereinafter defined) portfolio was comprised of 216 Properties totalling approximately 14.8 million square feet at June 30, 1997. The Operating Partnership also owns or controls approximately 1,768 net usable acres of undeveloped land that the Operating Partnership believes may ultimately support the development of up to
19.0 million square feet of industrial and suburban office properties. The Operating Partnership recently completed acquisitions of Properties and the related operations of industrial and suburban office real estate companies in Nashville, Tennessee and the Raleigh-Durham-Chapel Hill area of North Carolina (the "Research Triangle"), and opened and staffed its office in Orlando, Florida. The Operating Partnership currently manages, or expects to manage upon completion or acquisition, all of the Properties. Industrial Properties represent approximately 90% of the square footage of all of the Properties, and suburban office Properties represent approximately 10%. The average Occupancy Rate of the Operating Partnership's In-Service Properties was 96.2% at December 31, 1996, and was 96.5% at June 30, 1997. As used in this Form 10, "In-Service Properties" excludes those Properties under development which are not yet stabilized and Properties under agreement to acquire. "Occupancy Rate" means the rate of occupancy calculated based on leases under which tenants are paying rent. The Operating Partnership is a fully integrated organization with industrial and suburban office real estate development, acquisition, operation and asset management expertise and has approximately 417 employees, none of whom is a party to a collective bargaining agreement.

                 INVESTMENT OBJECTIVES AND OPERATING STRATEGIES

The Operating Partnership's primary investment objectives are to increase Unitholder value and to increase per share cash available for distribution by
(1) developing institutional-quality, functional multi-tenant and build-to-suit industrial and suburban office properties, (2) acquiring industrial and suburban office properties in strategic locations where the Operating Partnership can establish or enhance its market presence, (3) maximizing cash flow through active leasing and management of its properties, and (4) expanding strategically into new geographic markets. The Operating Partnership has structured its operations, as discussed in more detail below, to meet these investment objectives.

Fully Integrated Real Estate Company

The Operating Partnership is a fully integrated real estate company with resources dedicated to:

        .    marketing                     .    landscaping
        .    development                   .    property management
        .    construction                  .    civil engineering
        .    investment analysis           .    legal
        .    asset management              .    design
        .    financing                     .    information systems

The Operating Partnership believes that by providing a full range of services it can control quality and provide greater client service, improve timely delivery of its industrial and suburban office developments and promote cost savings.

Development of Business Park Environments

The Operating Partnership develops and owns its properties primarily in business park environments (see discussion under "Properties"). Alone or with its joint venture partners, the Operating Partnership controls all aspects of the development process in a majority of the business parks in which it operates, including site selection and project concept, master planning and zoning, design and construction, leasing and property management. Each business park is in proximity to an interstate highway interchange and retail and residential amenities.

The Operating Partnership's business parks emphasize flexible land plans, extensive landscaping and protective covenants which restrict the uses and control the architecture and signage. In addition to its properties, the Operating Partnership provides landscaping services for other corporate users in its controlled business parks. The Operating Partnership will continue to emphasize business park development in future years.

Product Focus

The Operating Partnership develops or acquires industrial and suburban office properties, primarily in suburban locations (see related discussion of product types under "Properties"). The Operating Partnership's properties can include both single-tenant (build-to-suit) buildings and multi-tenant buildings. The Operating Partnership designs properties that can be modified economically to meet the needs of various clients and that can often function as either multi-tenant or single-tenant buildings.

The Operating Partnership develops institutional-quality, general purpose properties that are designed to be architecturally attractive and to serve the needs of a variety of tenants in a particular submarket. The Operating Partnership attempts to limit tenant improvement expenditures to those which are in demand by, and adaptable with moderate modification to, a high number of users in a market. The Operating Partnership controls tenant improvement expenditures by utilizing its in-house interior finish department to supervise the construction process and by compensating its marketing representatives based on a formula which takes into account the cost of tenant finish requirements. The Operating Partnership uses standard finish materials for most of its tenants. The Operating Partnership's annual purchase programs allow it to procure these materials on a volume discount basis.

Southeast Market Focus

The Operating Partnership focuses its activities in what it believes are some of the fastest growing markets in the Southeast. As detailed below, since 1990, the Operating Partnership's markets within the Southeast have experienced greater percentage growth in employment and population than the United States as a whole.

                        Employment and Population Growth
                              (percentage change)

--------------------------------------------------------------------------------------------------------------
                                      Cumulative          Cumulative
                                  Employment Growth   Population Growth          No. of          Property
                                    1990-1996/(a)/      1990-1995/(b)/      Properties/(c)/  Square Ft./(c)/
--------------------------------------------------------------------------------------------------------------
Atlanta, GA                            26.4%               15.3%                  191            13,585,608
Nashville, TN                          23.0%               10.6%                   25             2,522,916
Research Triangle, NC                  21.2%               15.2%                   32             2,428,156
Orlando, FL                            22.4%               12.2%                   13               850,830
Spartanburg, SC                        12.2%                6.1%                    3               385,600
                                                                                  ---            ----------
   U.S. Total                          10.7%                5.4%                  264            19,773,110
                                                                                  ---            ----------

(a)  Source: Bureau of Labor Statistics.
(b)  Source: U.S. Census Bureau.

(c) Includes properties under agreement to acquire in Nashville, Tennessee and the Research Triangle area of North Carolina as well as properties under development or in lease-up.

Metropolitan Atlanta, Georgia. The Operating Partnership was founded and is currently headquartered in metropolitan Atlanta, and is one of metropolitan Atlanta's two largest industrial property owners. Metropolitan Atlanta's rapid growth in both employment and population is due in part to its role as a business and distribution center for the entire Southeast. The Operating Partnership believes that metropolitan Atlanta has been successful attracting business relocations and expansions because of its educated workforce and well-developed transportation infrastructure. The area attracts many of its employees from nearby universities, including the Georgia Institute of Technology, the University of Georgia, Emory University and Georgia State University.

According to Jamison Research, Inc. ("Jamison"), which publishes data on metropolitan Atlanta's industrial and office real estate markets, the metropolitan area in 1996 recorded its third straight year of industrial net absorption in excess of 10 million square feet. Over the past five years, metropolitan Atlanta's industrial net absorption has totaled more than 50 million square feet. Increased new supply of multi-tenant industrial buildings, however, has recently resulted in a decrease in industrial occupancy in metropolitan Atlanta from 94.5% at December 31, 1995, to 93.7% at December 31, 1996.

Also according to Jamison, metropolitan Atlanta's office market, exclusive of the downtown submarket, recorded net absorption of approximately 2.8 million square feet during 1996, with occupancy increasing from 90.9% at December 31, 1995, to 92.9% at December 31, 1996. Development of new suburban office buildings has also increased recently. The Operating Partnership believes that this new development activity has occurred in response to strong levels of demand.

The Operating Partnership's completed and In-Service Properties located in metropolitan Atlanta were comprised of approximately 94% industrial properties and approximately 6% suburban office properties at December 31, 1996 and 92% industrial Properties and 8% suburban office Properties at June 30, 1997, and had an average occupancy rate of 96.5% at December 31, 1996 and 96.3% at June 30, 1997. The Operating Partnership believes that one of the reasons that the occupancy rate of its metropolitan Atlanta properties is higher than the overall market is that it generally focuses its activities on the submarkets that are among the metropolitan area's strongest. According to Jamison, the major submarkets where the Operating Partnership generally focuses its activities accounted for less than 50% of metropolitan Atlanta's approximately 400 million square feet of industrial and office space at December 31, 1996, but recorded more than 70% of the metropolitan area's net absorption in 1996. The Operating Partnership allocates its development activity in metropolitan Atlanta among all four of its primary industrial and suburban office property types and among a number of distinct submarkets, based on its determination of supply and demand conditions.


Nashville, Tennessee. The Operating Partnership entered the Nashville market in November 1996, with its acquisition of NWI (as defined herein) (see Note 8 to the consolidated and combined financial statements of the Operating Partnership included elsewhere herein). The Operating Partnership's decision to expand into Nashville was based in part on Nashville's economic diversity, with major industries including publishing, health care, automobile production and tourism and rapid growth in both employment and population. In addition, like Atlanta, Nashville is the state capitol and has a well-developed transportation infrastructure. Nashville is also well located as a point of distribution. According to the Nashville Area Chamber of Commerce, Nashville lies within a 600 mile radius of 50% of the United States population.

According to CB Commercial/Torto Wheaton, which publishes data on several industrial and office real estate markets, Nashville's industrial real estate market totals approximately 112 million square feet; net absorption was approximately 1.6 million square feet in 1996; and the market occupancy rate was 93.3% as of December 31, 1996.

Also according to CB Commercial/Torto Wheaton, Nashville's office market totals approximately 17 million square feet; net absorption was approximately 552,000 square feet in 1996; and the market occupancy rate was approximately 92.0% as of December 31, 1996.

Because of NWI's established presence in the Nashville industrial real estate market, the Operating Partnership is initially operating in Nashville under the name "Weeks/NWI."

Research Triangle, North Carolina. The Operating Partnership entered the Research Triangle area of North Carolina in December 1996, with its acquisition of Lichtin (as defined herein) (see Note 8 to the consolidated and combined financial statements). The Operating Partnership's decision to expand into the Research Triangle was based in part on the area's success as a center for high technology, communications, research and development and health care, as well as its rapid employment and population growth and educated workforce. The area attracts many of its employees from its three universities: Duke University, The University of North Carolina and North Carolina State University.

Research Triangle Park, which is located adjacent to most of the Operating Partnership's portfolio, is one of the nation's largest planned research parks, with more than 70 national and international research organizations employing over 35,000 people. Research Triangle Park generally consists of corporate-owned facilities devoted to research and development. Many of the Operating Partnership's properties house administrative, technology and service functions which complement the activities of businesses with facilities located within Research Triangle Park.

Because the Research Triangle's economy is based more on services, government and trade than on manufacturing, the industrial real estate market is smaller than it is in comparable other southeastern cities. According to Karnes Research Company, which publishes data on the Research Triangle industrial and office real estate markets, the Research Triangle's combined industrial and office real estate markets total approximately 37 million square feet; net absorption was approximately 1.1 million square feet in the last half of 1996; and the occupancy rate of the Research Triangle's combined industrial and office market was approximately 92.7% as of December 31, 1996.

Because of Lichtin's established presence in the Research Triangle industrial and suburban office real estate markets, the Operating Partnership is initially conducting its operations there under the name "Weeks/Lichtin."

Orlando, Florida. The Operating Partnership entered the Orlando market in April, 1995 with the purchase of an approximately 190,000 square foot portfolio of industrial properties. The Operating Partnership's decision to expand into Orlando was based in part on the city's geographic location as a point of distribution for the state of Florida, the most highly populated state in the Southeast, as well as Orlando's well-developed transportation infrastructure and its rapid employment and population growth. The Operating Partnership decided to pursue its own expansion into Orlando, without acquiring an established local industrial or suburban office real estate company, because it perceived a relative lack of competition and an opportunity to build a presence in the market. Since entering Orlando in 1995, the Operating Partnership has increased its portfolio of properties to approximately 407,000 square feet as of December 31, 1996, and has opened a local office, staffed by a recently hired Vice President of the Operating Partnership who has approximately ten years experience in the market.

According to CB Commercial/Torto Wheaton, Orlando's industrial real estate market totals approximately 74 million square feet; net absorption was approximately 1.1 million square feet in 1996; and the market occupancy rate was approximately 94.3% as of December 31, 1996.

Also according to CB Commercial/Torto Wheaton, Orlando's office real estate market totals approximately 19 million square feet; net absorption was approximately 354,000 square feet in 1996; and the market occupancy rate was approximately 90.7% as of December 31, 1996.

Spartanburg, South Carolina. Spartanburg is the Operating Partnership's smallest market and is served out of the Operating Partnership's Atlanta headquarters. The Operating Partnership's activities in Spartanburg consist of properties owned and developed at Hillside business park. Hillside is located one exit north on I-85 from BMW's automobile production facility that opened in 1995. The occupancy rate of the Operating Partnership's approximately 386,000 square feet of completed and In-Service Properties in Spartanburg was 100% as of December 31, 1996 and June 30, 1997.

The Operating Partnership did not pay to have the foregoing market data prepared by Jamison, CB Commercial/Torto Wheaton and Karnes Research Company. However, the Operating Partnership pays to subscribe for certain market data prepared by those entities.

                            BUSINESS GROWTH STRATEGY

Development

As one of the largest industrial real estate companies in metropolitan Atlanta and the Southeastern United States based on square footage owned and managed, the Operating Partnership has substantial experience in all phases of the development process, including market analysis, site selection, zoning, design, civil engineering, construction and landscaping. The Operating Partnership currently has adequate sources for raw materials needed to construct its new Properties, including access to qualified labor and subcontractors. The Operating Partnership has completed and stabilized 28 development Properties and 3 Property expansions totaling approximately 3.5 million square feet since the Initial Offering (as hereinafter defined). All of these Properties are currently 100% leased.

Acquisitions

The Operating Partnership balances its development activity by making opportunistic acquisitions in strategic locations that establish or enhance the Operating Partnership's market position, or where the Operating Partnership's skills and market knowledge can enhance value through additional development, property management or physical upgrades. Since the Initial Offering, the Operating Partnership has acquired 118 Properties totaling approximately 6.9 million square feet.

Land Control

An important part of the Operating Partnership's development strategy is to own or control land sufficient to allow it to develop exclusive business park environments and to accommodate the expansion and relocation needs of its tenants. The Operating Partnership employs a number of ownership and control arrangements in its land strategy, including outright purchases, joint ventures, staged acquisitions, options and exclusive marketing and development agreements. By doing so, the Operating Partnership believes that it can control sufficient land acreage, while mitigating the negative impact of land carrying costs.

The Operating Partnership owns or controls (through agreements to purchase, options and marketing and development agreements) approximately 1,768 net usable acres of undeveloped land, located primarily in existing business parks with zoning and infrastructure in place. The Operating Partnership believes the development potential of this land may ultimately total approximately 19.0 million square feet.

Internal Growth

The Operating Partnership maximizes its available cash flow by increasing the occupancy rate of those Properties that are not fully leased, maintaining high occupancy rates, raising effective rental rates and controlling operating expenses and capital expenditures. The occupancy rate of the Operating Partnership's stabilized Properties (i.e., those having reached substantial lease-up) was 96.5% as of June 30, 1997. The Operating Partnership believes that its emphasis on providing quality facilities and client service has resulted in a high retention of its tenants and low turnover. Of the leases that expired in 1996 (representing approximately 1.7 million square feet), tenants occupying approximately 67% of such space renewed their leases with the Operating Partnership. The Operating Partnership believes that this high retention of its tenants results in lower re-leasing costs and decreased potential loss due to vacancy. In addition, in 1996, 40 tenant expansions were completed for existing tenants, totaling approximately 490,000 square feet.

The leases for the Operating Partnership's Properties have terms ranging from one to fifteen years, with terms for multi-tenant Properties typically between three and five years and for build-to-suit Properties typically between seven and ten years. Typically, the tenant in a multi-tenant Property pays for increases in taxes, operating costs and insurance above a base year level. For build-to-suit Properties, the tenant typically pays for all taxes, insurance and operating costs. Approximately 65% of the Operating

Partnership's leases (based on leased square footage as of June 30, 1997) contain contractual rent escalations.

The high average occupancy of the Operating Partnership's Properties reflects the generally strong supply and demand conditions in its markets. As a result, the Operating Partnership continues to be able to increase average rents and generally to avoid offering tenant concessions. During 1996, the Operating Partnership renewed or re-leased approximately 2.0 million square feet of second-generation space in its Properties. Cash-basis rental rates on this space increased by an average of 4.2%, calculated by comparing the initial cash-basis rent to be paid by the tenant under the new or renewed lease with the ending cash-basis rent paid by the tenant under the previous lease on the same space.

As shown in the table provided under "Properties -- Tenants" of this Form 10, excluding Scientific Atlanta, which accounted for approximately 3.1% of annualized base rent (as hereinafter defined), no single tenant accounted for more than 1.6% of annualized base rent from leases under which tenants were paying rent as of June 30, 1997.

Geographic Expansion

While metropolitan Atlanta, Georgia will remain the Operating Partnership's primary focus, the Operating Partnership intends to continue expanding carefully into new Southeastern markets. The Operating Partnership intends to expand into other markets only when it believes it can achieve over time a significant market presence. The Operating Partnership's activities to date have included the 1990 expansion into Spartanburg, South Carolina, the 1995 expansion into Orlando, Florida, and the 1996 expansions into Nashville, Tennessee and the Research Triangle area of North Carolina. As a result of its geographic expansion, the Operating Partnership has reduced its concentration of Properties in metropolitan Atlanta, Georgia, to 74% at June 30, 1997 (based on square footage and excluding Properties under development and/or under agreement to acquire), from 95% at December 31, 1995 (calculated on the same basis).

Organization Structure

The Operating Partnership's general partner, Weeks GP Holdings, Inc. ("Weeks GP" or the "General Partner"), is a wholly owned subsidiary of Weeks Corporation ("Weeks" or the "Company"), a self-administered, self-managed, geographically focused real estate investment trust ("REIT"). On August 24, 1994, Weeks completed an initial public offering of its common stock (the "Initial Offering") and a business combination involving entities under varying common ownership (the "Formation"). The entities included in the Formation are collectively referred to as Weeks Group. On each of November 10, 1995, November 13, 1996, and May 13, 1997, Weeks completed additional public offerings of its common stock (the "Additional Offerings"). Proceeds from the Initial Offering were (i) used by Weeks to acquire a controlling interest in the Operating Partnership, Weeks' principal operating subsidiary, which was formed to succeed to substantially all of the ownership interests in certain land and industrial, suburban office and retail buildings held under common ownership prior to its formation and to the development, construction, acquisition, and landscape and management businesses of Weeks' predecessors and certain other affiliates; (ii) contributed to the Operating Partnership to pay down indebtedness and to purchase certain Properties and interests in certain property partnerships and joint ventures; and (iii) contributed to the Operating Partnership for certain construction and development expenditures made subsequent to the Initial Offering. Proceeds from the Additional Offerings were used to reduce the Operating Partnership's outstanding revolving line of credit (the "Credit Facility") borrowings, which had been incurred primarily to fund the Operating Partnership's acquisition and development activity. Weeks conducts all its business through the Operating Partnership and its subsidiaries.

The Operating Partnership's principal executive offices are located at 4497 Park Drive, Norcross, Georgia 30093 and its telephone number is (770) 923-4076. Weeks was incorporated in Georgia as A. R. Weeks & Associates, Inc. in 1983, and changed its name to Weeks Corporation in June, 1994. Weeks GP, a Georgia corporation, was incorporated in October, 1996. Weeks LP Holdings, Inc., a Georgia corporation and a wholly owned subsidiary of Weeks ("Weeks LP"), was incorporated in October, 1996. The Operating Partnership is a Georgia limited partnership that was formed in June, 1994 for the purpose of consolidating the operating and development businesses of Weeks and a portfolio of certain of the Properties described herein.

The Operating Partnership, including the operating subsidiaries described below, is the entity through which all of Weeks' operations are conducted. At June 30, 1997, Weeks controlled the Operating Partnership as the holder of a 77.8% ownership interest in the Operating Partnership. At June 30, 1997, Weeks owned the sole 1.1% general partnership interest in the Operating Partnership through Weeks GP and a 76.7% limited partnership interest through Weeks LP. The other limited partners of the Operating Partnership are those individuals and entities (including certain officers and directors of Weeks) (i) who, at the time of the Initial Offering, elected to hold all or a portion of their respective interests in Weeks in the form of Units rather than receiving shares of Weeks' common stock and (ii) who have contributed, directly or indirectly, certain assets, Properties and businesses to the capital of the Operating Partnership (collectively, the "Limited Partners"). Each Unit may be redeemed by the holder thereof for either one share of Weeks' common stock or cash equal to the fair market value thereof at the time of such redemption, at the option of Weeks. As of June 30, 1997, Weeks had issued common stock in connection with all redemptions. With each redemption of outstanding Units for Weeks' common stock, Weeks' percentage ownership in the Operating Partnership will increase. In addition, whenever Weeks issues shares of its equity securities, Weeks will contribute any net proceeds therefrom to the Operating Partnership and the Operating Partnership will issue an equivalent number of Units to either the General Partner or Weeks LP, as appropriate.

As sole general partner, Weeks (through Weeks GP), has the exclusive power under the agreement of limited partnership of the Operating Partnership to manage and conduct the business of the Operating Partnership, subject to the consent of a majority in interest of the Limited Partners (other than Weeks LP) in connection with (i) the sale of all or substantially all of the assets of the Operating Partnership, (ii) the merger of the Operating Partnership into another entity if the Operating Partnership is not the surviving entity, (iii) the dissolution of the Operating Partnership or (iv) the acquisition of any personal or real property other than in the name of the Operating Partnership or of certain other entities in which the Operating Partnership has an interest. The board of directors of Weeks manages the affairs of Weeks, which directs the affairs of the Operating Partnership through Weeks GP. The Operating Partnership cannot be terminated, except in connection with a sale of all or substantially all of the assets of the General Partner or a decree of judicial dissolution of the Operating Partnership pursuant to the provisions of Georgia law, prior to December 31, 2093, without a vote of the Limited Partners. Weeks' limited and general partnership interests in the Operating Partnership entitle it to share in cash distributions from, and in profits and losses of, the Operating Partnership in proportion to Weeks' percentage interest therein (through Weeks GP and Weeks LP) and entitle Weeks to vote (through Weeks LP) on all matters requiring a vote of the Limited Partners (other than the matters set forth in subsections (i) through (iv) of this paragraph).

As part of the formation of the Operating Partnership, two new companies, Weeks Realty Services, Inc. ("Weeks Realty Services") and Weeks Construction Services, Inc. ("Weeks Construction Services"), were organized as separate operating subsidiaries of the Operating Partnership. Certain officers and directors of Weeks received 99%, collectively, of the voting common stock of each of Weeks Realty Services and Weeks Construction Services, and the Operating Partnership received 1% of the voting common stock and 100% of the nonvoting common stock of each of Weeks Realty Services and Weeks Construction Services. The voting and nonvoting common stock of each of Weeks Realty Services and Weeks Construction Services held by the Operating Partnership represents approximately 99% of the equity interests therein. As of June 30, 1997, the board of directors of each of Weeks Realty Services and Weeks Construction Services was comprised of A. Ray Weeks, Jr., Thomas D. Senkbeil and Forrest W. Robinson.

Operating Subsidiaries

The operating subsidiaries of the Operating Partnership include:

Weeks Realty Services

Weeks Realty Services generally provides property management, leasing and landscaping services to third parties. Its agreements are generally cancelable by either party upon 30 days' written notice. Weeks Realty Services' management contracts generally provide for it to receive a management fee in the range of 3.0% to 3.5% of qualifying revenue, as defined in such agreements. For leasing services, Weeks Realty Services generally receives leasing commissions in the range of 2.5% to 4.0% of rental revenue. Weeks Realty Services also provides fee development services for clients on land owned by third parties.

Weeks Construction Services

Weeks Construction Services generally provides general contracting services to third parties.

Weeks Development Partnership

Weeks Development Partnership ("Weeks Development") is a Georgia general partnership owned 25% by Weeks Realty Services and 75% by Weeks Construction Services. Weeks Development holds certain development land that is or may be used for build-to-suit for sale projects, and interests in certain joint ventures that own interests in certain development land. The Operating Partnership may purchase sites for development from Weeks Development.

Weeks Financing Limited Partnership

The Operating Partnership owns five of its Industrial Properties through its 99% ownership of Weeks Financing Limited Partnership (the "Financing Partnership"). The Financing Partnership Properties are encumbered by mortgage indebtedness assumed in connection with the Initial Offering. The remaining 1% ownership interest in the Financing Partnership is held by Weeks Realty Services.

Current Acquisition Activity

As of July 31, 1997, the Operating Partnership had agreed to acquire, subject to the completion of due diligence procedures and other closing considerations, 9 industrial and suburban office Properties totaling approximately 939,000 square feet and with a total cost, including acquisition-related costs and expenses, of approximately $57.7 million. The following table contains information regarding the Operating Partnership's Properties under agreement to acquire as of July 31, 1997.

                  Acquisitions -- Under Agreement to Acquire

------------------------------------------------------------------------------------------------------------------------------------

                                             Number     Total     Estimated                      Estimated
Market/                         Property       of      Square    Acquisition   Percent Leased      Cost
Property or Business Park        Type(1)    Buildings   Feet       Date(2)    or Pre-Leased(3)   (000s)(4)    Major Lessees(5)
-------------------------        -------    ---------  ------    -----------  -----------------  ---------    ----------------

Nashville--NWI Acquisition
    Airpark Business Center
      Bldg. XII(6)(7)               B           1      156,830       3Q97           66%          $ 7,610     Molecular Systems Labs,
                                                                                                             Harman Int'l Industries
      Bldg. X(6)(7)                 D           1      106,122       1Q98            5             6,439     N/A
    Aspen Grove Business Center
      Bldg. II(6)(7)                D           1      106,358       3Q97           22             5,366     BellSouth Mobility
      Bldg. V(6)(7)                 D           1      160,848       1Q98           34             6,829     N/A
Research Triangle --
 Lichtin Acquisition
    1100 Perimeter Park
      West(8)                       S           1       84,950       Aug-97(9)     100             5,200     Coram Healthcare
    2000 Perimeter Park
      West(7)(8)                    O           1       55,636       4Q97           85             6,000     BE&K Engineering
    2600 Perimeter Park
      Dr.(7)(8)                     S           1       70,848       4Q97          100             5,560     Apria Healthcare
    101 Innovation Ave.(7)(8)       D           1       97,200       4Q97          100             3,540     Time Warner
                                                                                                             Entertainment
    Regency
      Forest(7)(8)                  O           1      100,000       2Q98           66            11,120     Sprint
                                                -      -------                      --           -------
                                                9      938,792                      59%          $57,664
                                                =      =======                      ==           =======

_____________

(1) B=bulk warehouse; D=business distribution; S=business service; and O=suburban office.

(2) Estimated acquisition date represents the estimated closing date of the acquisition of such Property under the terms of the applicable agreements.

(3)  As of July 31, 1997.

(4) Estimated cost is based upon a number of factors. There can be no assurance that the total cost of any of these Properties will not exceed the relevant estimate.

(5) Each of the major lessees is a party to a lease agreement with the the respective current owner and, except as otherwise provided therein, each lessee is obligated to continue its lease with the Operating Partnership following the acquisition until the expiration of such lease in accordance with its respective terms.

(6) Cost includes a portion of total estimated transaction costs of the NWI acquisition of approximately $1.6 million.

(7)  Property under development or in lease-up.

(8) Cost includes a portion of total estimated transaction costs of the Lichtin acquisition of approximately $1.2 million.

(9)  Effective August 1, 1997, the Operating Partnership acquired this Property.



NWI Acquisition. On November 1, 1996, the Operating Partnership acquired 17 Properties totaling approximately 1.4 million square feet located in Nashville, Tennessee for aggregate acquisition consideration of approximately $71.1 million, comprised of the issuance of 1,100,752 Units, the assumption of approximately $42.0 million of mortgage indebtedness, and cash transaction costs of approximately $1.6 million. The acquisition was consummated pursuant to certain acquisition agreements by and among the Operating Partnership and NWI Warehouse Group, L.P., a Tennessee limited partnership, and its affiliates ("NWI"). Since the initial closing, the Operating Partnership has also acquired approximately 45 net usable acres of undeveloped land for aggregate acquisition consideration of approximately $6.3 million, including reimbursement of certain infrastructure improvements, comprised of 251,509 Units. The Operating Partnership also has acquired two recently completed and leased industrial Properties totaling approximately 293,000 square feet, for aggregate acquisition consideration of approximately $12.5 million, comprised primarily of 501,488 Units.

As part of the NWI acquisition, the Operating Partnership also has agreed to acquire 4 additional industrial Properties totaling approximately 530,000 square feet currently under development. The acquisition of each of these 4 Properties is expected to be completed upon the earlier of (i) the substantial lease-up of the Property or (ii) March 31, 1998, for a combination of Units and the assumption of construction indebtedness. In addition, the Operating Partnership has agreed to acquire, in staged acquisitions through the year 2003, approximately 105 net usable acres of undeveloped land for Units, the assumption of indebtedness or cash, or a combination thereof.

Based upon currently available information, the Operating Partnership estimates the aggregate acquisition consideration for the 4 Properties under development will total approximately $26.2 million and for the undeveloped land will total approximately $8.6 million. The aggregate acquisition consideration for the 4 Properties under development and the undeveloped land will be based upon a number of factors, including the outstanding balance of assumed indebtedness and the projected property operating income (as defined in the applicable acquisition agreements) of the applicable Property under development or, in certain instances, the buildings that are developed in the future on certain portions of the undeveloped land. One or more of these factors may vary from the Operating Partnership's current expectations prior to consummation of these acquisitions. The Operating Partnership has assumed development management responsibilities for tenant finish improvements for each of the 4 Properties under development. Closing of the acquisitions of the 4 Properties under development and the undeveloped land is subject to certain closing conditions, including updating the Operating Partnership's due diligence procedures, and there is no assurance that these acquisitions will be consummated.

Lichtin Acquisition. On December 31, 1996, the Operating Partnership acquired 14 Properties totaling approximately 1.1 million square feet located in the Research Triangle area of North Carolina for aggregate acquisition consideration of approximately $90.5 million and also acquired approximately 37 net usable acres of undeveloped land and options to acquire an additional 177 acres for aggregate acquisition consideration of approximately $3.3 million. The aggregate acquisition consideration of approximately $93.8 million consisted of 282,178 shares of Weeks common stock, 565,459 Units, approximately $47.6 million of assumed mortgage indebtedness, the assumption and immediate repayment through borrowings under the Credit Facility of approximately $15.0 million of indebtedness, approximately $8.6 million of cash, and cash transaction costs of approximately $1.2 million. The acquisition was consummated pursuant to certain acquisition agreements by and among the Operating Partnership, Lichtin Properties, Inc., a North Carolina corporation, and certain partnerships and other entities owned or controlled by Lichtin ("Lichtin"). Effective January 31, 1997, the Operating Partnership acquired 3 additional Properties from Lichtin totaling approximately 154,000 square feet for aggregate acquisition consideration of approximately $5.2 million, consisting of 55,778 Units and approximately $3.8 million of assumed mortgage indebtedness. The Operating Partnership also acquired an additional approximately 5 net usable acres of undeveloped land for aggregate acquisition consideration of approximately $1.0 million, consisting of 15,380 Units and the assumption and immediate repayment through borrowings under the Credit Facility of approximately $610,000.

Effective July 1, 1997, the Operating Partnership acquired 7 industrial buildings totaling approximately 427,000 square feet from Lichtin for aggregate acquisition consideration of approximately $26.3 million, comprised of the issuance of Units valued at approximately $2.2 million, the assumption of mortgage indebtedness of approximately $20.3 million and the assumption and immediate repayment of certain indebtedness of approximately $3.8 million.

In addition, the Operating Partnership has agreed to acquire from Lichtin one completed property totaling approximately 85,000 square feet and four properties totaling approximately 324,000 square feet currently under development. The Operating Partnership expects to complete the acquisition of the properties under development upon the earlier of (i) the substantial lease-up of the Property or (ii) June 30, 1998, for a combination of cash, Units and the assumption of construction indebtedness. The acquisition of the completed property occurred in August 1997. The Operating Partnership has also agreed to acquire from Lichtin approximately 59 net usable acres of undeveloped land in a staged acquisition over a period of approximately four years. Consideration for this undeveloped land is expected to consist of Units.

Based upon currently available information, the Operating Partnership estimates that the aggregate acquisition consideration for the remaining completed property and the remaining properties under development to be acquired in future phases of the Lichtin acquisition is expected to be approximately $31.4 million. Consideration for the 59 net usable acres of undeveloped land will be approximately $7.4 million. The actual amount of the acquisition consideration relating to the remaining property under development will be based upon a number of factors, including the outstanding balance of assumed indebtedness at the time of acquisition and the projected net operating income (as defined in the applicable acquisition agreements) of the remaining property. The Operating Partnership has assumed development management responsibilities for the remaining property under development and management and leasing responsibilities for the completed property. Closing of the acquisitions of the remaining completed and development properties and the undeveloped land is subject to certain closing conditions, including updating the Operating Partnership's due diligence procedures, and there is no assurance that these acquisitions will be consummated.

Northwest Business Center/Franklin Forest Acquisition. On May 30, 1997, the Operating Partnership acquired for cash 8 business distribution Properties totaling approximately 350,000 square feet and 9 business service Properties totaling approximately 196,000 square feet in two business parks--Northwest Business Center and Franklin Forest--located in the northwest submarket of metropolitan Atlanta. These Properties, which were constructed in 1982 and 1983, had an average Occupancy Rate at June 30, 1997 of 93%. The Properties are leased to 73 tenants, among the largest of which are Tridom Corporation (a subsidiary of AT&T), Riverwood International Corporation and

American Home Care. The total cost of the Properties was approximately $29.3 million. This acquisition increased the Operating Partnership's portfolio of Properties in the northwest submarket of metropolitan Atlanta from approximately 830,000 square feet to approximately 1.4 million square feet. This submarket was one of the four most active, in terms of net absorption, in metropolitan Atlanta in 1996. In August 1996, the Operating Partnership purchased 2 Properties in Northwest Business Center as part of a separate transaction.


Current Development Activity

The Operating Partnership currently has 32 industrial and suburban office Properties and one industrial Property expansion under development totaling approximately 3.6 million square feet, with a total estimated cost of approximately $188.1 million. As of July 31, 1997, these Properties under development are leased or pre-leased an average of approximately 48%. The following table contains information regarding the Operating Partnership's Properties currently under development or in lease-up.

                Properties Under Development or in Lease-up (1)

                                                                                           Percent     Estimated
Market/Property or Business Park                Estimated   Estimated      Estimated      Leased or      Total
--------------------------------     Property     Square    Completion   Stabilization      Pre-         Cost       Major
                                      Type(2)    Feet(3)      Date(4)       Date(5)       Leased(6)    (000s)(7)   Lessees
                                      -------    -------      -------    -------------    ---------    ---------   -------
Multi-Tenant
Atlanta
  5195 Southridge Pkwy.(8)(9)            D        60,000      Sep-95         Nov-97          0%         $2,758     N/A
     Southridge
  5149 Southridge Pkwy.(8)(9)            D        46,800      Feb-96         Nov-97          64          2,497     Burlington Air
     Southridge                                                                                                    Express
                                                                                                                   (expansion)
  5025 Derrick Jones Rd.(9)(10)          D        89,600      Apr-96         Aug-97         100          4,458     Professional
     Southridge                                                                                                    Sales Group,
                                                                                                                   Dedicated
                                                                                                                   Transportation,
                                                                                                                   AIT Freight
                                                                                                                   Systems
  3240 Town Point Dr.(9)                 D       140,400      Sep-96         Sep-97          77          5,585     The Barco Group,
     Town Point                                                                                                    Commodore
                                                                                                                   Separation Tech.
  1335 Northmeadow                       D        88,783      Nov-96         Sep-97         100          6,950     Evans
   Pkwy.(9)(10)                                                                                                    Technology,
     Northmeadow                                                                                                   UPS, Visiting
                                                                                                                   Nurse Health
                                                                                                                   Systems,
                                                                                                                   Pioneer,
                                                                                                                   Checkmate
                                                                                                                   Electronics,
                                                                                                                   American Honda
  250 Hembree Park Dr.(9)(10)            D        94,500      Nov-96         Nov-97          72          4,942     Paul Davis
     Northmeadow                                                                                                   Systems,
                                                                                                                   Roadtrac, Sprint,
                                                                                                                   National Energy
  3280 Summit Ridge Pkwy.(9)             B       173,360      Feb-97         Feb-98          83          4,999     Professional
     Berkeley Lake                                                                                                 Book Dist.,
                                                                                                                   Public Storage
  120 Declaration Dr.(9)                 B       301,200      Mar-97         Oct-97          70          7,841     Appleton Papers
     Liberty Distribution Center
  3805 Crestwood Pkwy.(9)                O       105,295      Mar-97         Mar-98          88         10,646     Del Norske
     Crestwood Pointe                                                                                              Veritas Optres,
                                                                                                                   Summit Group,
                                                                                                                   Paccar
                                                                                                                   Financial,
                                                                                                                   Astronet
  1750 Beaver Ruin Rd.(9)                S        67,600      Apr-97         Feb-98          86          4,860     Liberty Mutual
     Gwinnett Park                                                                                                 Insurance, Saab
  11390 Old Roswell Rd.(10)              S        47,600      Oct-97         Jun-98          31          3,527     N/A
     Northmeadow
  250 Horizon Drive                      B       267,619      Aug-97         Aug-98          23          7,661     Crate & Barrel
     Horizon
  2775 Eastside Parkway                  D        79,588      Oct-97         Oct-98          46          3,500     Innovative
     The Business Park at                                                                                          Products
        Sugarloaf
  3885 Crestwood Pkwy.                   O       105,295      Mar-98       Mar-99             0         11,109     N/A
     Crestwood Point
  2550 Northwinds Parkway                O       149,797      Feb-98       Feb-99             0         16,169     N/A
     Northwinds
  2885 Breckenridge Blvd.                S        82,349      Oct-97       Oct-98            84          5,866     Equifax,
     Park Creek                                                                                                    General
                                                                                                                   Instruments

          Properties Under Development or in Lease-up (continued)(1)


                                                                                             Percent     Estimated
                                                  Estimated   Estimated      Estimated      Leased or      Total
Market/Property or Business Park       Property     Square    Completion   Stabilization      Pre-         Cost      Major
--------------------------------        Type(2)    Feet(3)      Date(4)       Date(5)       Leased(6)    (000s)(7)   Lessees
                                        -------    -------      -------    -------------    ---------    ---------   -------
Multi-Tenant (continued)
  660 Hembree Parkway                       D       94,500       Jan-98        Jan-99          53%       $  4,226    BellSouth
    Northmeadow
  130 Declaration Drive                     B      210,000       Dec-97        Dec-98          0            5,373    N/A
    Liberty Distribution Center
  3270 Summit Ridge Parkway                 B      152,000       Oct-97        Oct-98          0            4,198    N/A
    Berkeley Lake
Orlando
  1629 Prime Ct.                            D       43,200       Jan-97        Jan-98          89           2,416    JD Group,
    Airport Commerce Center                                                                                          Rocap
  2490 Principal Row                        B      101,800       Apr-97        Nov-97         100           3,491    Greenmount
    Orlando Central Park                                                                                             Storage,
                                                                                                                     Universal
                                                                                                                     Studios
  Celebration Blvd.                         S       58,702       Feb-98        Feb-99          0            4,879    N/A
    Celebration
  Technology Parkway                        S       52,777       Feb-98        Feb-99          0            3,257    N/A
    Technology Park
Nashville
  736 Melrose Avenue                        D      103,400       Dec-97        Dec-98          0            5,454    N/A
    Four-Forty Business Center
  3300 Briley Park Blvd. South              B      194,750       Dec-97        Dec-98          0            6,374    N/A
    Nashville Business Center
Research Triangle
  Enterprise IV                             S      146,250       Jan-98        Jan-99          0            9,166    N/A
    Enterprise Center
  1700 Perimeter Park Drive                 O       81,000       Jan-98        Jan-99          0            7,947    N/A
    Perimeter Park West
                                               -----------                                    -------------------
    Subtotal Multi-Tenant                        3,138,165                                     40         160,149
                                               -----------                                    -------------------

Build-To-Suit
Atlanta
  5755 Peachtree Ind. Blvd.                 O       50,000       Sep-97        Sep-97          100          4,615    IKON Office
    IKON Campus                                                                                                      Solutions
  5765 Peachtree Ind. Blvd.                 D       60,000       Sep-97        Sep-97          100          3,913    IKON Office
    IKON Campus                                                                                                      Solutions
  5775 Peachtree Ind. Blvd.                 D       60,000       Sep-97        Sep-97          100          3,194    IKON Office
    IKON Campus                                                                                                      Solutions
  2850 Eastside Parkway (11)                D       86,000       Dec-97        Dec-97          100          2,938    Data General
    The Business Park at
    Sugarloaf
Orlando
  2435 Principal Row                        B      126,818       Sep-97        Sep-97          100          4,464    U.S. Office
    Orlando Central Park                                                                                             Products
Research Triangle
  Paramount Parkway                         O       99,684       Apr-98        Jan-99          100          9,164    PPD Pharmaco
    Perimeter Park West
                                               -----------                                    -------------------
    Subtotal Build-to-Suit                         482,502                                     100         28,288
                                               -----------                                    -------------------
                                                 3,620,667                                     48%       $188,437
                                               ===========                                    ===================


--------------------
Footnotes to Development Table:

(1) Does not include development Properties under agreement to be acquired from NWI or Lichtin.

(2) B=bulk warehouse; D=business distribution; S=business service; and O=suburban office.

(3)  Actual leasable square feet may vary upon completion.

(4) Represents actual or estimated shell completion of the Property. There can be no assurance that the Property will be completed by the estimated completion date.

(5) Represents the actual or estimated stabilization date of the Property. Properties are considered stabilized for financial reporting purposes upon the earlier of substantial lease-up or one year after shell completion. There can be no assurance that the Property will reach stabilization by the estimated stabilization date.

(6)  As of July 31, 1997.

(7) The total actual or estimated cost information presented includes the Operating Partnership's estimate of the fair market value of any development land used in the development and capitalized costs through the development stabilization date. There can be no assurance that the actual cost of a building will not exceed the estimate.

(8) The Operating Partnership is the developer for the joint ventures that own these Properties and in which the Operating Partnership currently has interests ranging from 2.5% to 5.0%. The Operating Partnership has options to purchase these Properties upon stabilization, as defined in the joint venture agreements.

(9)  Shell completed; interior finish to be completed.

(10) The Operating Partnership is the developer of this Property, has an option to purchase the Property upon stabilization and can be required by the owner to purchase the Property after completion.

(11) Sugarloaf Properties Inc., an unrelated third party, has exercised its option to participate in 50% of the development and operations of this Property. Figures are based on 50% of the estimated cost. Upon stabilization, the Operating Partnership will account for this Property under the equity method.


Competition

Numerous properties compete with the Operating Partnership's Properties in attracting tenants and corporate users. Some of these competing properties may be newer or better located than the Operating Partnership's Properties. The number of competitive industrial or suburban office properties and the availability of land suitable for industrial or suburban office development in a particular area could have a material effect on the Operating Partnership's ability to lease or develop space. The Operating Partnership may be competing with other developers that have greater resources than the Operating Partnership. In addition, in order for Weeks to maintain its qualification as a REIT, the Operating Partnership is required under the Internal Revenue Code of 1986, as amended (the "Code"), to distribute annually significant amounts of cash from operations to its partners (including Weeks GP and Weeks LP), while some of its competitors may be able to retain more of their working capital to finance projects.

The Operating Partnership competes for tenants based on its high level of client service, the quality of its Properties and business parks, and its ability to successfully develop a wide range of industrial and suburban office Properties. Leases at the Operating Partnership's Properties are priced competitively based on market conditions, supply and demand characteristics, and the quality of the Operating Partnership's Properties and services. The Operating Partnership does not seek to compete solely on the basis of providing the low-cost solution for all tenants.

Americans with Disabilities Act

The Properties and any newly acquired Properties must comply with Title III of the Americans with Disabilities Act (the "ADA") to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA requirements could require removal of structural barriers to handicapped access in certain public areas of the Operating Partnership's Properties where such removal is readily achievable. The Operating Partnership believes that the Properties comply with all present requirements under the ADA and applicable state laws. Noncompliance could result in imposition of fines or an award of damages to private litigants. If required to make material additional changes, the Operating Partnership's results of operations could be adversely affected.

Environmental Regulations

Under various federal, state and local laws and regulations, an owner or operator of real estate may be held liable for the costs of removal or remediation of hazardous or toxic substances located on or in the property. These laws often impose such liability without regard to whether the owner knows of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation or removal of such substances may be substantial. In addition, the owner's liability as to any property is generally not limited under such laws and regulations and could exceed the value of the property and/or the aggregate assets of the owner. The presence of such substances, or the failure to remediate such substances properly, may also adversely affect the owner's ability to sell or lease the property or to borrow using the property as collateral. Under such laws and regulations, an owner or entity who arranges for the disposal or treatment of hazardous or toxic substances at a disposal or treatment facility may also be liable for the costs of removal or remediation of all such substances at such facility, whether or not such facility is owned or operated by such person. Certain tenants of the Operating Partnership handle and store hazardous substances at the Operating Partnership's Properties. As a result, in connection with the ownership of the Operating Partnership's Properties or land held for development and a tenant's improper handling, storage, disposal or treatment of such hazardous or toxic substances, the Operating Partnership may be liable for such costs, including the removal or remediation of all such substances from such Properties. Some laws and regulations impose liability for the release of certain materials into the air or water from a property, including asbestos, and such release can form the basis for liability to third parties for personal injury or other damages. Other laws and regulations can limit the development of and impose liability for the disturbance of wetlands or the habitats of threatened or endangered species.

The Operating Partnership regularly makes capital expenditures and reviews the conditions of its Properties and its land held for development in order to maintain compliance with applicable environmental laws. Based on facts currently known to it, the Operating Partnership does not believe it will be required under existing environmental laws to expend amounts that would have a material adverse effect on its results of operations, financial condition or liquidity. However, no assurance can be given that material environmental liabilities do not exist, that any prior owner or operator of a Property or land held for development did not create any material environmental condition not known to the Operating Partnership, that a material environmental condition does not otherwise exist as to any one or more of the Properties or land held for development, or that future uses and conditions (including changes in applicable environmental laws and regulations and the uses and conditions of properties in the vicinity, such as leaking underground storage tanks and the activities of the tenants) will not result in the imposition of environmental liability. No material expenditures have been made by the Operating Partnership in 1996 or in 1995 relating to environmental matters.

        Item 2.       Financial Information

Selected Financial Data

The following table sets forth selected financial data on a historical basis for the Operating Partnership and on a combined historical basis for the Operating Partnership's predecessors. The following information should be read in conjunction with all of the financial statements and notes thereto included elsewhere herein. The consolidated Selected Financial Data for the six months ended June 30, 1997 and 1996 has been derived from the unaudited consolidated financial statements of the Operating Partnership. In the opinion of management, the operating information for the six months ended June 30, 1997 and 1996 includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The results of operations for the interim period ended June 30, 1997 are not necessarily indicative of the results to be obtained for the year ended December 31, 1997.


SELECTED FINANCIAL DATA


                                                                           Weeks Realty, L.P.
                                                 --------------------------------------------------------------------

(In thousands, except per unit amounts)          Jun. 30, 1997      Dec. 31,         Dec. 31,        Dec. 31,
                                                                    1996             1995            1994
------------------------------------------------ ------------------ ---------------- --------------- ---------------
                                                 (Unaudited)
Balance Sheet Data,
    at period end
Investment in real estate before
    accumulated depreciation                      $  687,909       $  592,841      $  319,763       $  162,709
Net investment in real estate                        636,878          551,372         289,874          139,750
Total assets                                         688,195          591,849         320,441          176,674
Total indebtedness                                   270,846          296,975         147,305           71,961
Other limited partners' capital interests
    at redemption value                              158,057          149,133          64,508           56,723
Partners' capital (owners' deficit)                  241,509          132,808          99,104           41,630

                                                      Weeks Group (1)
                                              ------------------------------

(In thousands, except per unit amounts)           Dec. 31,        Dec. 31,
                                                  1993            1992
--------------------------------------------  ----------------  ------------
Balance Sheet Data,
    at period end
Investment in real estate before
    accumulated depreciation                    $   95,831       $   94,095
Net investment in real estate                       76,944           77,903
Total assets                                       101,366           98,596
Total indebtedness                                 117,280          118,293
Other limited partners' capital interests
    at redemption value                                 --               --
Partners' capital (owners' deficit)                (24,197)         (25,287)

                                                                     Weeks Realty, L.P.
                                   --------------------------------------------------------------------------------------
                                      Six Months        Six Months
                                        Ended             Ended         Year Ended      Year Ended       Aug. 24 to
                                     Jun. 30, 1997     Jun. 30, 1996    Dec. 31, 1996   Dec. 31, 1995   Dec. 31, 1994
---------------                    ----------------- ----------------- --------------- --------------- ----------------
                                      (Unaudited)       (Unaudited)
Operating Data
Rental and reimbursement
   revenues                            $40,695           $23,950           $52,679          $34,015           $8,877
Total revenues                          41,338            24,508            53,883           35,271            9,312
Operating, maintenance and
  real estate tax expenses               8,089             4,840            10,750            6,896            1,714
Depreciation and amortization           11,044             6,000            13,474            8,177            2,098
Interest expense                         9,554             4,955            11,779            8,106            1,958
Amortization of deferred
  financing costs                          452               421               864              691              252
General and administrative
  expenses                               2,419             1,414             3,039            1,848              472
Income (loss) before
  extraordinary loss                    11,756             7,619            15,809           11,107            3,734
Net income (loss)                       11,756             7,619            15,809           11,107            1,067
Per Unit Data
Income before
  extraordinary loss                  $   0.59         $    0.56         $    1.11        $    1.03        $    0.36
Net income                                0.59              0.56              1.11             1.03             0.10
Distributions                             0.86              0.80           1.63/(2)/       1.525/(3)/       0.525/(4)/
Other Data
Cash flow provided by (used in)
  Operating activities                 $23,416           $13,132           $28,031          $18,678          $ 3,954
  Investing activities                 (84,383)          (34,016)         (120,323)        (117,127)         (38,148)
  Financing activities                  60,831            20,009            91,570           93,097           40,352
  Funds from operations\(5)\            22,525            13,639            29,323           19,307            5,832

                                               Weeks Group (1)
                             --------------------------------------------------

                                 Jan. 1 to        Year ended       Year ended
                               Aug. 23, 1994     Dec. 31, 1993   Dec. 31, 1992

---------------              ----------------  ---------------  ----------------
Operating Data
Rental and reimbursement
   revenues                      $11,914          $18,023           $16,865
Total revenues                    16,538           24,817            20,940
Operating, maintenance and
  real estate tax expenses         2,721            3,928             3,832
Depreciation and amortization      2,920            4,456             4,021
Interest expense                   6,682           10,254            10,635
Amortization of deferred
  financing costs                    322              372               363
General and administrative
  expenses                         1,514            2,191             1,545
Income (loss) before
  extraordinary loss                 516              998            (1,394)
Net income (loss)                    516              998            (1,394)
Per Unit Data
Income before
  extraordinary loss
Net income
Distributions
Other Data
Cash flow provided by (used in)
  Operating activities            $2,769           $3,569           $(1,947)
  Investing activities           (14,953)          (1,974)           (4,509)
  Financing activities            12,229           (1,541)            6,393
  Funds from operations\(5)\          --               --                --

(1) Represents the historical combined operations and combined financial position of Weeks Group, the predecessor entity. On August 24, 1994, Weeks Corporation (the "Company") and Weeks Realty, L.P. (the "Operating Partnership") completed an initial public offering and related formation transactions. (See Note 1 to the consolidated and combined financial statements.)
(2) Includes distributions for the fourth quarter of 1996 ($0.43) which were paid in January 1997.

(3) Includes distributions for the fourth quarter of 1995 ($0.40) which were paid in January 1996.
(4) Includes distributions for a partial third quarter of 1994 ($0.15) after the Operating Partnership's formation and distributions for the fourth quarter of 1994 ($0.375) which were paid in January 1995.
(5) The Operating Partnership believes that funds from operations provides an additional indicator of the financial performance of the Operating Partnership. The Operating Partnership computes funds from operations in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"). Funds from operations is defined by NAREIT to mean net income (loss) determined in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. Funds from operations presented herein is not necessarily comparable to funds from operations presented by other real estate companies due to the fact that not all real estate companies calculate funds from operations in the same manner. However, the Company's funds from operations is comparable to the funds from operations of real estate companies that use the NAREIT definition. Funds from operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company's needs. Funds from operations does not represent cash flow from operating, investing and financing activities as defined by GAAP, which are discussed under "Liquidity and Capital Resources" below. Additionally, funds from operations does not measure whether cash flow is sufficient to fund all cash flow needs, including principal amortization, capital expenditures and distributions to unitholders. The Operating Partnership's computation of funds from operations is detailed under "Liquidity and Capital Resources" below.



           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the Selected Financial Data and the accompanying Consolidated Financial Statements of the Operating Partnership and the Combined Financial Statements of Weeks Group, the predecessor to Weeks, and notes thereto, included elsewhere herein. This Registration Statement on Form 10 and other statements issued or made from time to time by the Operating Partnership or its representatives contain statements which may constitute "Forward-looking Statements" within the meaning of the Securities Act and the Exchange Act, as amended by the Private Securities Litigation Reform Act of 1995. 15 U.S.C.A. Sections 77z-2 And 78u-5 (Supp.
1996). Those statements include statements regarding the intent, belief or current expectations of the Operating Partnership and members of its management team as well as the assumptions on which such statements are based. Any such Forward-looking Statements are not guarantees of future performance and the Operating Partnership's actual results could differ materially from those set forth in such Forward-looking Statements. Factors currently known to management that could cause actual results to differ materially from those set forth in such Forward-looking Statements include general economic conditions, local real estate conditions, timely releasing of occupied square footage upon expiration, interest rates, availability of equity and debt financing and other risks detailed from time to time in the Operating Partnership's and Weeks' filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. The Operating Partnership undertakes no obligation to update or revise Forward-looking Statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

General

The Operating Partnership and its subsidiaries own, operate, develop, construct, acquire and manage industrial and suburban office buildings in the southeastern United States. The Operating Partnership and its subsidiaries conduct substantially all of the on-going operations of Weeks, a publicly-traded company which operates as a self-ministered and self-managed REIT. The Operating Partnership was formed and capitalized with the proceeds from the Company's Initial Offering in August 1994 and succeeded to substantially all of the interests in certain land and industrial and suburban office buildings under common ownership and to the development, landscape and property management businesses of the predecessors to the Operating Partnership and Company. For a further description of the Company, see Note 1 to the consolidated and combined financial statements.

Results of Operations

The results of operations as discussed herein include the historical results of the Operating Partnership for the six months ended June 30, 1997 and 1996, for the years ended December 31, 1996 and 1995, and for the period from August 24, 1994 to December 31, 1994, respectively; and of Weeks Group for the period from January 1, 1994 to August 23, 1994. For the purpose of comparison to 1995 operating results, the results for the periods from January 1, 1994 to August 23, 1994 and August 24, 1994 to December 31, 1994 have been aggregated.

Subsequent to the Initial Offering, all third-party service businesses conducted through the Operating Partnership's subsidiaries (the "Subsidiaries"), Weeks Realty Services (fee landscape and property management services) and Weeks Construction Services (fee construction) have been deconsolidated and accounted for on the equity method of accounting. Therefore, certain of the revenue and expense captions relating to the third-party service business operations in 1994 are discussed after aggregating the portion of these items reported as part of the Weeks Group combined financial statements with those of the Subsidiaries (see Notes 2 and 7 to the consolidated and combined financial statements).

On November 1, 1996 and December 31, 1996, the Operating Partnership completed the initial closings of the acquisitions of properties and the related operations of two privately-owned real estate companies -- NWI, whose properties and operations are located in Nashville, Tennessee, and Lichtin, whose properties and operations are located in the Research Triangle (see Note 8 to the consolidated and combined financial statements). While these transactions did not have a material impact on 1996 reported results of operations, they were significant transactions as they provided for the Operating Partnership's continued expansion in the southeastern United States. The impact of these acquisitions on reported operating results for the three months ended March 31, 1997 is discussed herein. As discussed below, the operations of the NWI and Lichtin acquisition properties are included with all of the Operating Partnership's acquisition properties in the following comparisons of operating results.

Comparison of Operating Results for the six months ended June 30, 1997 to the six months ended June 30, 1996

Operating information relating to the Operating Partnership's properties for the six months ended June 30, 1997 and 1996, respectively, is summarized below
(in thousands):


----------------------------------------------------------------------------------------------------
                                                 Six Months            Six Months
                                                    Ended                Ended               %
                                                June 30, 1997         June 30, 1996        Change
----------------------------------------------------------------------------------------------------
Rental revenues                                    $36,279                $21,943           65.3%

Tenant reimbursements                                4,416                  2,007          120.0%
----------------------------------------------------------------------------------------------------
Property operating revenues                         40,695                 23,950           69.9%
----------------------------------------------------------------------------------------------------
Operating and maintenance expenses                   4,622                  2,687           72.0%

Real estate taxes                                    3,467                  2,153           61.0%

Depreciation and amortization                       11,044                  6,000           84.1%
----------------------------------------------------------------------------------------------------
Property operating expenses                         19,133                 10,840           76.5%
----------------------------------------------------------------------------------------------------
Property operating revenues less
   property operating expenses                     $21,562                $13,110           64.5%
----------------------------------------------------------------------------------------------------

Period to period comparisons of property operating revenues and expenses for the six months ended June 30, 1997 and 1996 are discussed herein using the categories "core properties," "development properties" and "acquisition properties." Core properties are defined as properties which were stabilized and operating as of January 1, 1996. The Operating Partnership defines a property as stabilized upon the earlier of substantial lease-up or one year from building shell completion. Development properties reflect properties completed and stabilized, and acquisition properties are properties acquired, subsequent to January 1, 1996.

Property operating revenues (rental revenue plus tenant reimbursements) increased $16,745,000 or 69.9% between periods. Of this increase, $13,424,000, $2,734,000 and $587,000 were attributable to acquisition, development and core properties, respectively. The increases relating to acquisition and development properties were due to the acquisition of 69 properties (46 in 1996 and 23 in 1997) totaling approximately 4,328,000 square feet and the stabilization of 14 development properties (8 in 1996 and 6 in 1997) and two property expansions (one each year) totaling approximately 1,693,000 square feet. Property operating expenses increased $8,293,000 or 76.5% between periods due primarily to the growth in the property portfolio resulting from the acquisition and development properties discussed above. For the comparable six month periods ended June 30, 1997 and 1996, operating results of the core properties, representing 134 properties totaling approximately 8,861,000 square feet, are summarized below (in thousands):


                                             Six Months               Six Months
                                               Ended                    Ended                 %
                                           June 30, 1997            June 30, 1996          Change
---------------------------------------------------------------------------------------------------
Rental revenues                                $21,496                   $21,153            1.6%
Tenant reimbursements                            2,226                     1,982           12.3%
---------------------------------------------------------------------------------------------------
Property operating revenues                     23,722                    23,135            2.5%
---------------------------------------------------------------------------------------------------
Operating and maintenance
  expenses                                       2,776                     2,654            4.6%
Real estate taxes                                2,211                     2,090            5.8%
Depreciation and amortization                    6,122                     5,842            4.8%
---------------------------------------------------------------------------------------------------
Property operating expenses                     11,109                    10,586            4.9%
---------------------------------------------------------------------------------------------------
Property operating revenues
   less property operating
   expenses                                    $12,613                   $12,549            0.5%
---------------------------------------------------------------------------------------------------
Average occupancy                                95.4%                     96.1%
---------------------------------------------------------------------------------------------------


Property operating revenues from core properties increased 2.5% despite the impact of lost property operating revenues of approximately $166,000 resulting from the sale of a 96,000 square foot building in April 1997 and a slight decrease in overall average occupancy. Adjusted for these factors between periods, property operating revenues from core properties increased approximately 3.6%. This increase was due primarily to rental rate increases between periods. Property operating expenses increased 4.9% due primarily to increased utilities, repairs and maintenance and real estate tax expenses in 1997. Property operating revenues less property operating expenses from core properties increased 2.3%, exclusive of depreciation and amortization expense, and increased approximately 3.2% after adjusting for the building sale discussed herein and the decrease in weighted average occupancy between periods.

Interest expense increased by $4,599,000 or 92.8% from $4,955,000 for the six months ended June 30, 1996, to $9,554,000 for the six months ended June 30, 1997, as a result of increased mortgage interest of $3,522,000 due to mortgage debt assumed in conjunction with certain of the Operating Partnership's 1996 and 1997 property acquisitions, and increased Credit Facility interest of $1,077,000 in the first half of 1997. Interest expense of $9,554,000 in the first half of 1997 consisted of mortgage interest of $7,707,000 and Credit Facility interest of $1,847,000.

Amortization of deferred financing costs increased $31,000 or 7.4% from $421,000 for the six months ended June 30, 1996, to $452,000 for the six months ended June 30, 1997, due primarily to the amortization of deferred financing costs associated with increasing the availability under and restructuring the Credit Facility in 1996.

Operating Partnership general and administrative expenses increased by $1,005,000 or 71.1% from $1,414,000 for the six months ended June 30, 1996, to
$2,419,000 for the six months ended June 30, 1997, due primarily to increased personnel and related costs associated with the Operating Partnership's Southeast expansion. The majority of the increase relates to the additional general and administrative expenses associated with the Operating Partnership's Nashville, Tennessee and Raleigh, North Carolina operations, both of which were acquired in the fourth quarter of 1996, and to a lesser extent expenses related to the establishment of an office in Orlando, Florida, which also occurred in the fourth quarter of 1996. As a percentage of total revenue, general and administrative expenses increased from 5.8 % in the first half of 1996 to 5.9% in the first half of 1997. General and administrative expenses of the Operating Partnership when combined with the general and administrative expenses of the Subsidiaries increased $1,283,000 or 59.0% from $2,175,000 in 1996 to $3,458,000 in 1997 for the same reasons discussed above having to do with the Operating Partnership's Southeast expansion. As a percentage of the combined revenues of the Operating Partnership and the Subsidiaries, the combined general and administrative expenses of the Operating Partnership and the Subsidiaries decreased from 7.8 % in the first half of 1996 to 7.5% in the first half of 1997.

Interest income increased $345,000 or 174.2% from $198,000 for the six months ended June 30, 1996 to $543,000 for the six months ended June 30, 1997, due primarily to increased real estate loan balances between periods. Real estate loans consist primarily of loans to affiliated entities and other parties for the development of industrial buildings. The Operating Partnership generally has options to acquire the developed buildings upon their completion.

Equity in earnings of the Subsidiaries represents the Operating Partnership's 99% economic interest in the earnings of the Subsidiaries after the elimination of interest expense and gains on property sales to the Operating Partnership. Equity in earnings of the Subsidiaries increased by $681,000 or 125.4% from $543,000 for the six months ended June 30, 1996 to $1,224,000 for the six months ended June 30, 1997 due primarily to the increased activity and profitability of the Subsidiaries' third-party construction and landscape business and due to increased earnings from land sales and land brokerage transactions in 1997.

Comparison of Year Ended December 31, 1996 to Year Ended December 31, 1995

Operating information relating to the Operating Partnership's properties for the years ended December 31, 1996 and 1995 and for the periods from August 24, 1994 to December 31, 1994 and January 1, 1994 to August 23, 1994 is summarized below (in thousands):


                                                                                                                         %
                                     Year ended       Year ended       Aug. 24 to      Jan. 1 to       % Change        Change
                                      Dec. 31,         Dec. 31,         Dec. 31,        Aug. 23,       1996 vs.       1995 vs.
                                        1996             1995             1994            1994           1995           1994
--------------------------------------------------------------------------------------------------------------------------------
Rental revenues                            $48,162          $31,217         $ 8,144          $10,937         54.3%         63.6%

Tenant reimbursements                        4,517            2,798             733              977         61.4%         63.6%
--------------------------------------------------------------------------------------------------------------------------------
Property operating revenues                $52,679          $34,015         $ 8,877          $11,914         54.9%         63.6%
--------------------------------------------------------------------------------------------------------------------------------
Operating and maintenance
  expenses                                $  6,025         $  3,899        $    979         $  1,747         54.5%         43.0%

Real estate taxes                            4,725            2,997             735              974         57.7%         75.4%

Depreciation and amortization               13,474            8,177           2,098            2,920         64.8%         63.0%
--------------------------------------------------------------------------------------------------------------------------------
Property operating expenses                $24,224          $15,073        $  3,812         $  5,641         60.7%         59.5%
--------------------------------------------------------------------------------------------------------------------------------
Property operating revenues
  less property operating
  expenses                                 $28,455          $18,942        $  5,065         $  6,273         50.2%         67.1%
--------------------------------------------------------------------------------------------------------------------------------


Year to year comparisons of property operating revenues and expenses for the years ended December 31, 1996 and 1995 are discussed herein using the categories "core properties," "development properties" and "acquisition properties." Core properties are defined as properties which were stabilized and operating for comparable full year periods. The Company defines a property as stabilized upon the earlier of substantial lease-up or one year from building shell completion. Development properties reflect properties completed and stabilized, and acquisition properties are properties acquired, subsequent to January 1, 1995.

Property operating revenues (rental revenues plus tenant reimbursements) increased $18,664,000 or 54.9% in 1996. Of this increase, $13,733,000,
$3,750,000 and $1,181,000 was attributable to acquisition, development and core properties, respectively. The increases from acquisition and development properties were due to the acquisition of 81 properties (49 in 1995 and 32 in 1996) totaling 4,727,000 square feet, excluding 14 properties totaling 1,109,000 square feet acquired on December 31, 1996, and the stabilization of 15 development properties (seven in 1995 and eight in 1996) and two property expansions (one each year) totaling 1,799,000 square feet. Property operating expenses increased $9,151,000 or 60.7% between years, due primarily to the growth in the property portfolio resulting from the acquisition and development properties discussed above. For the comparable years of 1996 and 1995, operating results of the core properties, representing 78 properties totaling 5,331,000 square feet, are summarized below (in thousands):


                                                 Year ended         Year ended
                                                  Dec. 31,           Dec. 31,
                                                    1996               1995                % Change
-------------------------------------------------------------------------------------------------------
Rental revenues                                    $25,157           $24,045                  4.6%
Tenant reimbursements                                2,000             1,931                  3.6%
-------------------------------------------------------------------------------------------------------
Property operating revenues                         27,157            25,976                  4.5%
-------------------------------------------------------------------------------------------------------
Operating and maintenance expenses                   3,685             3,210                 14.8%
Real estate taxes                                    2,299             2,300                   ---
Depreciation and amortization                        7,178             6,310                 13.8%
-------------------------------------------------------------------------------------------------------
Property operating expenses                        $13,162           $11,820                 11.4%
-------------------------------------------------------------------------------------------------------
Property operating revenues less
   property operating expenses                     $13,995           $14,156                (1.1)%
-------------------------------------------------------------------------------------------------------
Average occupancy                                    95.1%             95.9%
-------------------------------------------------------------------------------------------------------


Property operating revenues from core properties increased 4.5% despite a slight decrease in overall average occupancy, due in part to the re-leasing in 1995 of two buildings totaling 344,000 square feet vacated in early 1995 by Matsushita Electric Corporation (Panasonic). Re-leasing these two buildings produced an operating revenue increase of $912,000 in 1996. The positive impact of re-leasing these buildings was offset by decreased average occupancy in six other buildings totaling 336,000 square feet which resulted in decreased operating revenues of $691,000. Exclusive of these occupancy related impacts, core properties operating revenues increased 4.2% between years due primarily to rental rate increases.

Property operating expenses increased 11.4% due to both increased operating and maintenance expenses and depreciation and amortization in 1996. Net of the impact of the eight buildings affected by occupancy changes, property operating expenses increased by 8.6% (6.1% excluding depreciation and amortization expense). The 6.1% increase in property operating expenses, excluding depreciation and amortization, reflects increased property maintenance and security expenses between years. Also excluding the impact of the eight buildings affected by occupancy changes, property operating revenues less property operating expenses from core properties, increased 0.4% (3.7% exclusive of depreciation and amortization) between years.

Interest expense increased $3,673,000 or 45.3% from $8,106,000 in 1995 to $11,779,000 in 1996, due to higher interest on the Operating Partnership's credit facility and higher mortgage interest in 1996. Higher weighted average Credit Facility borrowings in 1996 compared to 1995, due to the Operating Partnership's acquisitions and increased development activity, resulted in higher Credit Facility interest costs in 1996 of $1,410,000. Mortgage interest increased $2,263,000 due to interest costs associated with mortgage debt assumed in connection with the Operating Partnership's 1995 and 1996 acquisitions.

Amortization of deferred financing costs increased by $173,000 or 25.0% from $691,000 in 1995 to $864,000 in 1996, due primarily to the amortization of the deferred financing costs associated with a $5.1 million industrial revenue bond refinancing in the first quarter of 1996 and costs associated with increasing the availability under and restructuring the Credit Facility.

Operating Partnership general and administrative expenses increased by $1,191,000 or 64.4% from $1,848,000 in 1995 to $3,039,000 in 1996, due primarily to increased personnel and related administrative costs attributable to the Operating Partnership's growth and to a lesser extent by a shift in certain expenses relating to properties which were fee-managed by the Subsidiaries in 1995, but which were subsequently acquired and were owned by the Operating Partnership in 1996. A portion of the increased expenses in 1996 also relates to the establishment of an office in Orlando, Florida and the general and administrative expenses associated with the Operating Partnership's acquired Nashville, Tennessee operations, both of which occurred in the fourth quarter of 1996. As a percentage of total revenue, general and administrative expenses increased from 5.2% in 1995 to 5.6% in 1996. General and administrative expenses of the Operating Partnership, when combined with the general and administrative expenses of the Subsidiaries increased by $1,367,000 or 40.6% from $3,366,000 in 1995 to $4,733,000 in 1996 for the reasons discussed above. As a percentage of the combined revenues of the Operating Partnership and the Subsidiaries, the combined general and administrative expenses of the Operating Partnership and the Subsidiaries decreased from 8.0% in 1995 to 7.6% in 1996.

Interest income for the year ended December 31, 1996, consists primarily of interest earned under the development loan arrangements discussed more fully in
Note 6 to the consolidated and combined financial statements. For the year ended December 31, 1995, interest income represented $213,000 earned under a short-term note arrangement, made in conjunction with a 1995 property acquisition, $60,000 earned under the development loan arrangements discussed above with the remainder earned on short-term cash investments.

Equity in earnings of the Subsidiaries of $1,340,000 in 1996 and $1,220,000 in 1995 represents the Operating Partnership's 99% economic interest in the earnings of the Subsidiaries after the elimination of interest expense to the Operating Partnership (see Note 7 to the consolidated and combined financial statements). As discussed below, in 1995 the Operating Partnership acquired 37 properties which the Subsidiaries previously managed. Additionally, the Subsidiaries provided other third-party services, such as landscape maintenance, leasing and tenant interior work for these managed properties. Due to the acquisition of these properties by the Operating Partnership, the Operating Partnership's third-party service revenues associated with these properties ceased at their acquisition dates (generally in the second half of 1995). The impact, if any, on the comparative results for 1996 and 1995 is included in the discussion below.

Construction and development fees increased by $750,000 or 50.6% from $1,483,000 in 1995 to $2,233,000 in 1996. The increase resulted primarily from higher general contracting fees earned from a higher volume of general contracting work in process in 1996 compared to 1995.

Landscape revenue increased $1,181,000 or 30.6% from $3,854,000 in 1995 to $5,035,000 in 1996 due to increases in landscape installation revenue of $847,000 resulting from more installation jobs in process in 1996, with the remaining increase due primarily to net growth in the number of maintenance contracts.

Property management fees decreased $305,000 or 61.2% from $498,000 in 1995 to $193,000 in 1996, due primarily to the reduction in the size of the third-party property management portfolio discussed above.

Commission income decreased $134,000 or 23.0% from $582,000 in 1995 to $448,000 in 1996, due to lower third-party building lease commissions associated with the reduction of the third-party property management portfolio discussed above, offset somewhat by increased land sales commissions in 1996 on land managed and marketed by the Subsidiaries.

Direct costs increased by $823,000 or 23.5% from $3,504,000 in 1995 to $4,327,000 in 1996, due primarily to costs associated with a higher volume of landscape installation and maintenance contracts in 1996.

Equity in earnings of partnerships and joint ventures decreased from earnings of $101,000 in 1995 to a loss of $1,000 in 1996, due primarily to lower profits from underlying partnership and joint venture land sales activities between years.

Comparison of Year Ended December 31, 1995 to the Combined Results for Year Ended December 31, 1994

For the 1995 and 1994 comparison of property operating results, core properties were defined as properties which were stabilized and operating for comparable full-year periods. Development properties reflected properties completed and stabilized subsequent to the Initial Offering and acquisition properties were properties acquired in conjunction with the Initial Offering and acquired from third parties subsequent to the Initial Offering.

Property operating revenues (rental revenues plus tenant reimbursements) increased $13,224,000 or 63.6% in 1995. Of this increase, $7,781,000 and
$5,612,000 related to acquisition and development properties, respectively, offset by a $169,000 decrease from core properties. The increases from acquisition and development properties were due to the acquisition of 66 properties (17 in August 1994 and 49 in 1995) totaling 3,351,000 square feet and the stabilization of 14 development properties (seven in 1994 and seven in 1995) totaling 1,821,000 square feet. Operating revenues from core properties, which totaled 3,690,000 square feet, decreased due to reduced average occupancies during 1995 at the Operating Partnership's core office properties, primarily caused by the February 1995 lease termination of Matsushita Electric Corporation (Panasonic) in the Operating Partnership's 94,677 square foot office building in Gwinnett Park (representing net lost property operating revenues of $372,000). This decrease was offset by property operating revenue increases due to rental rate growth for all other core properties. The office property discussed above was re-leased during 1995 and was 92.8% occupied at December 31, 1995. Average occupancy levels for industrial core properties were generally consistent year-to-year.

Property operating expenses increased $5,620,000 or 59.5% between years due primarily to the growth in the property portfolio resulting from the acquisition and development properties discussed above.

Interest expense decreased by $534,000 or 6.2% from $8,640,000 in 1994 to $8,106,000 in 1995 primarily as a result of the refinancing and paydown of debt in August 1994 in conjunction with the capitalization of the Operating Partnership from the proceeds of the Company's Initial Offering, offset by borrowings incurred in 1995 to fund certain of the Operating Partnership's acquisition and development activities. Interest expense of $8,106,000 in 1995 consisted of mortgage interest of $6,670,000 and Credit Facility interest of $1,436,000.

Amortization of deferred financing costs increased by $117,000 or 20.4% from $574,000 in 1994 to $691,000 in 1995 due primarily to the amortization of the deferred financing costs associated with mortgage debt refinanced in August 1994 in conjunction with the formation of the Operating Partnership, and as a result of the amortization of fees associated with the Credit Facility.

Operating Partnership general and administrative expenses decreased by $138,000 or 6.9% from $1,986,000 in 1994 to $1,848,000 in 1995 due primarily to the deconsolidation of $987,000 of net general and administrative expenses between years associated with the Subsidiaries discussed below, offset by approximately $616,000 of increased expenses of being a public entity for all of 1995 compared to four months in 1994, as well as increased personnel costs between years. General and administrative expenses of the Operating Partnership when combined with the general and administrative expenses of the Subsidiaries increased by $825,000 or 32.5% from $2,541,000 in 1994 to $3,366,000 in 1995 for the reasons discussed above. As a percentage of the combined revenues of the Operating Partnership and the Subsidiaries, the combined general and administrative expenses of the Operating Partnership and the Subsidiaries decreased from 9.1% in 1994 to 8.0% in 1995.

Interest income increased by $110,000 or 49.1% from $224,000 in 1994 to $334,000 in 1995. The increase was due mainly to interest income totaling $213,000 earned under a short-term note arrangement in 1995 associated with the Operating Partnership's acquisition activity, offset by lower interest earnings from short-term cash investments in 1995. Interest income in 1994 represents short-term interest earned on excess funds resulting from the formation of the Operating Partnership.

Equity in earnings of the Subsidiaries of $1,220,000 in 1995 and $692,000 for the period from August 24, 1994 to December 31, 1994 represents the Operating Partnership's 99% economic interest in the earnings of the Subsidiaries after the elimination of interest expense to the Operating Partnership (see Note 7 to the consolidated and combined financial statements). As discussed below, in 1995 the Operating Partnership acquired 37 properties which the Subsidiaries previously managed. Additionally, the Subsidiaries provided other third-party services, such as landscape maintenance, leasing and tenant interior work for these managed properties. Due to the acquisition of these properties by the Operating Partnership, the Operating Partnership's third-party service revenues associated with these properties ceased. The impact, if any, on 1995 is included in the discussion below.

Construction and development fees decreased by $143,000 or 8.8% from $1,626,000 in 1994 to $1,483,000 in 1995. The decrease resulted primarily from somewhat lower tenant interior work fees due to the reduction in the size of the third-party property management portfolio discussed above.

Landscape revenue increased $631,000 or 19.6% from $3,223,000 in 1994 to $3,854,000 in 1995 due to increased landscape installation revenue of approximately $177,000 resulting from one large job completed in the last half of 1995 and due to net growth in the number of maintenance contracts between periods.

Property management fees decreased $123,000 or 19.8% from $621,000 in 1994 to $498,000 in 1995 due primarily to the reduction in the size of the third-party property management portfolio discussed above.

Commission income decreased $163,000 or 21.9% from $745,000 in 1994 to $582,000 in 1995 due to fewer commissioned land sales transactions and lower third-party lease commissions associated with the reduction of the third-party property management portfolio discussed above.

Direct costs increased by $516,000 or 17.3% from $2,988,000 in 1994 to $3,504,000 in 1995 due primarily to costs associated with a higher volume of landscape installation and maintenance contracts in 1995.

Liquidity and Capital Resources

The Operating Partnership's net cash provided by operating activities increased from $13,132,000 for the six months ended June 30, 1996, to $23,416,000 for the six months ended June 30, 1997, due primarily to the growth in the Operating Partnership's operating income resulting from 14 development properties (8 in 1996 and 6 in 1997) and two property expansions (one each year) stabilized and from 69 buildings acquired (46 in 1996 and 23 in 1997).

Net cash used in investing activities increased from $34,016,000 for the six months ended June 30, 1996, to $84,383,000 for the six months ended June 30, 1997, due primarily to higher property development and land and building acquisition volumes in the first six months of 1997 compared to 1996.

Net cash provided by financing activities increased from $20,009,000 for the six months ended June 30, 1996, to $60,831,000 for the six months ended June 30, 1997. This net increase between periods reflects primarily the net proceeds of approximately $107 million from an equity offering in 1997, net of debt retirements, used to finance the Operating Partnership's property portfolio growth.

Cash provided by operating activities increased 50.1% or $9,353,000 from $18,678,000 in 1995 to $28,031,000 in 1996. The increase results primarily from a full year of operating income in 1996 from 49 buildings acquired and seven development properties and one property expansion stabilized in 1995, and from the partial year operating income from 32 buildings acquired and eight development properties and one property expansion stabilized in 1996.

In 1996, the Operating Partnership invested $121,202,000 in property acquisition, development, construction and development loan activities. This compares to $115,179,000 in 1995. The Operating Partnership's aggregate acquisition, development, construction and development loan activity, including non-cash investing activities, totaled $281,039,000 and $158,230,000 in 1996 and 1995, respectively. This increased activity reflects the impact of the 1996 NWI and Lichtin acquisitions (see Note 8 to the consolidated and combined financial statements).

Financing for the Operating Partnership's property investment activities consisted primarily of $45,042,000 of additional net borrowings and $68,532,000 from a Company equity offering in 1996 compared to $35,833,000 of net borrowings and $72,800,000 from a Company equity offering in 1995. The debt and equity components of the Operating Partnership's on-going financing strategy may differ based upon future market conditions.

The Operating Partnership's net cash flow from operations is currently sufficient to meet the Operating Partnership's current operational needs and to satisfy the Operating Partnership's current quarterly distribution requirements, which are structured to ensure that the Company can satisfy the dividend requirements necessary to maintain its status as a REIT. Operating Partnership management believes that operating cash flows will continue to be adequate to fund these requirements in the short and the long term.

In addition to its operating cash flow, the Operating Partnership has a $175 million unsecured revolving Credit Facility with a syndicated bank group (see
Note 5 to the
consolidated and combined financial statements), which may be used, among other things, to meet its operational obligations and to fund the distributions necessary for the Company to meet its annual REIT dividend requirements. The Operating Partnership currently intends to finance its development, construction and acquisition activities primarily through borrowings under the Credit Facility. As of June 30, 1997, the Company had available capacity under the Credit Facility of approximately $69.3 million.


In May and June 1997, the Company completed a public offering of 3,584,200 shares of common stock, including shares issued to cover over-allotments, and received net proceeds of approximately $107 million. These proceeds were contributed to the Operating Partnership in exchange for Units. The proceeds were used to reduce the Operating Partnership's outstanding Credit Facility borrowings, increasing the Operating Partnership's available capacity under the Credit Facility. In June 1997, the Operating Partnership used the additional Credit Facility borrowing capacity to prepay, without penalty, three mortgage notes, totaling $31,170,000 which were scheduled to mature in 1998 and approximately $32.1 million to acquire additional properties during the second quarter of 1997.

The Operating Partnership believes it currently has adequate liquidity and sources of capital, including available borrowing capacity under its existing Credit Facility and remaining capacity of approximately $187 million under the Company's equity shelf registration, to meet its current operational requirements, to fund annual principal requirements under existing mortgage notes payable and to fund its current development and acquisition activity. It is management's expectation that the Operating Partnership will continue to have access to the additional capital resources necessary to further expand and develop its business and to refinance mortgage notes payable as they begin to mature in 1998. These resources include long-term mortgage debt and other forms of debt and equity financing, in both public and private markets, including the use of the Company's available capacity under its current shelf registration. Future development and acquisition activities will be undertaken by the Operating Partnership only as suitable opportunities arise. Such activities are not expected to be undertaken unless adequate sources of financing are available and a satisfactory budget with targeted returns on investment has been internally approved. The Operating Partnership maintains staffing levels sufficient to meet its existing construction and leasing activities. If market conditions warrant, the Operating Partnership may adjust staffing levels to avoid a negative impact on the Operating Partnership's results of operations.

Total consolidated debt amounted to $270.9 million at June 30, 1997, including borrowings under the Credit Facility of $101.8 million and mortgage notes payable of $169.1 million. Of the $169.1 million of mortgage indebtedness, $163.3 million is fixed rate and $5.8 million is variable rate. The weighted average interest rate on the Operating Partnership's fixed rate mortgage debt was 8.05% and on its variable rate mortgage debt was 4.49% at June 30, 1997. The weighted average interest rate under the Credit Facility at June 30, 1997, (excluding the effect of the interest rate swap agreements described below) was 7.15%. The Operating Partnership has in place interest rate swap agreements to fix the Operating Partnership's interest costs on $50.0 million of the Operating Partnership's Credit Facility borrowings. The weighted average effective interest rate under the fixed swap arrangements is approximately 8.0%. If interest rates under the Credit Facility, in excess of the $50.0 million discussed herein, and under the Operating Partnership's variable rate mortgage debt, fluctuated by 1%, interest costs to the Operating Partnership, before capitalization of interest, if any, based on outstanding borrowings at June 30, 1997, would increase or decrease by approximately $600,000 on an annualized basis.

Based on the outstanding balance of mortgage notes payable at June 30, 1997, the weighted average interest rate on the mortgage notes with a final maturity in each of the next five years were 8.8% in 1998, 7.40% in 1999, 8.5% in 2000 and 7.0% in 2001. None of the mortgage notes mature in 1997.

At June 30, 1997, the Operating Partnership's mortgage debt on its consolidated properties was $169.1 million. All mortgage debt at the Operating Partnership's unconsolidated subsidiaries was retired or assumed by third parties during the second quarter. Including Credit Facility borrowings of $101.8 million for the Operating Partnership and $3.9 million for the Subsidiaries, the total debt obligations of the Operating Partnership and the Subsidiaries were $274.8 million or 28% of total market capitalization (defined as total debt plus the market equity value of the Units as calculated herein). At June 30, 1997 (based on the closing price of the common stock of the Company of $31.25 on June 30, 1997, the last trading day of the quarter) the 22,740,624 Units outstanding would have a total market value of $710.6 million.

Current Development Activity

The Operating Partnership's current development activity as of August 1, 1997, is summarized below. All of the properties are located in metropolitan Atlanta, Georgia, unless otherwise indicated.

-------------------------------------------------------------------------------------------------------------------
                                                                                     Estimated         Estimated
                                                       Square          Estimated    Completion       Stabilization
                                                       Feet/(1)/        Cost/(2)/     Date/(3)/         Date:/(4)/
-------------------------------------------------------------------------------------------------------------------
Multi-Tenant
5195 Southridge Pkwy.                                  60,000     $    2,758,000        3Q95/(5)/       4Q97/(6)/
5149 Southridge Pkwy. (expansion)                      46,800          2,497,000        1Q96/(5)/       4Q97/(6)/
5025 Derrick Jones Rd.                                 89,600          4,458,000        2Q96/(5)/       3Q97/(6)/
3240 Town Point Dr.                                   140,400          5,585,000        3Q96/(5)/        3Q97
1335 Northmeadow Pkwy.                                 88,783          6,950,000        4Q96/(5)/       3Q97/(6)/
250 Hembree Park Dr.                                   94,500          4,942,000        4Q96/(5)/       4Q97/(6)/
120 Declaration Dr.                                   301,200          7,841,000        1Q97/(5)/        4Q97
3805 Crestwood Pkwy.                                  105,295         10,646,000        1Q97/(5)/        1Q98
3280 Summit Ridge Pkwy.                               173,360          4,999,000        1Q97/(5)/        1Q98
1629 Prime Ct. (Orlando, FL)                           43,200          2,416,000        1Q97/(5)/        1Q98
1750 Beaver Ruin Rd.                                   67,600          4,860,000        2Q97/(5)/        1Q98
2490 Principal Row (Orlando, FL)                      101,800          3,491,000        2Q97/(5)/        4Q97
11390 Old Roswell Rd.                                  47,600          3,527,000         4Q97            2Q98/(6)/
736 Melrose Ave. (Nashville, TN)                      103,400          5,454,000         4Q97            4Q98
250 Horizon Dr.                                       267,619          7,661,000         3Q97            3Q98
2755 Eastside Pkwy.                                    79,588          3,500,000         4Q97            4Q98
Celebration Blvd. (Orlando, FL)                        58,702          4,879,000         1Q98            1Q99
3300 Briley Park Blvd. (Nashville, TN)                194,750          6,374,000         4Q97            4Q98
2550 Northwinds Pkwy.                                 149,797         16,169,000         1Q98            1Q99
Crestwood Pkwy.                                       105,295         11,109,000         1Q98            1Q99
1700 Perimeter Park Dr. (Raleigh, NC)                  81,000          7,947,000         1Q98            1Q99
5400 McCrimmon Pkwy. (Raleigh, NC)                    146,250          9,166,000         1Q98            1Q99
2885 Breckenridge Blvd.                                82,349          5,866,000         4Q97            4Q98
660 Hembree Pkwy.                                      94,500          4,226,000         1Q98            1Q99
130 Declaration Dr.                                   210,000          5,373,000         4Q97            4Q98
3270 Summit Ridge Pkwy.                               152,000          4,198,000         4Q97            4Q98
Technology Pkwy. (Orlando, FL)                         52,777          3,257,000         1Q98            1Q99
-------------------------------------------------------------------------------------------------------------------
                                                    3,138,165     $  160,149,000
-------------------------------------------------------------------------------------------------------------------
Build-to-Suit
5755 Peachtree Industrial Blvd.                        50,000          4,615,000        3Q97            3Q97
5765 Peachtree Industrial Blvd.                        60,000          3,913,000        3Q97            3Q97
5775 Peachtree Industrial Blvd.                        60,000          3,194,000        3Q97            3Q97
2435 Principal Row (Orlando, FL)                      126,818          4,464,000        3Q97            3Q97
2850 Eastside Pkwy.                                    86,000          2,938,000        4Q97            4Q97
Paramount Pkwy.                                        99,684          9,164,000        2Q98            2Q99
-------------------------------------------------------------------------------------------------------------------
                                                      482,502         28,288,000
-------------------------------------------------------------------------------------------------------------------
                                                    3,620,667     $  188,437,000
-------------------------------------------------------------------------------------------------------------------

(1)  Actual leasable square feet may vary upon completion.
(2) Estimated cost information includes the Company's estimated future capitalized costs through the development stabilization date (defined as the earlier of 95% occupancy or one year from shell completion), including costs incurred to acquire certain properties after completion. There can be no assurance that the actual capitalized cost of a building will not exceed the estimated capitalized costs.
(3) For multi-tenant buildings, represents building shell completion. There can be no assurance that a property will be completed by the estimated completion date.
(4) Represents the Company's current estimate of the date the property will reach stabilization for financial reporting purposes. Properties are considered stabilized for financial reporting purposes upon the earlier of substantial lease-up or one year from building shell completion. There can be no assurance that the property will reach stabilization for financial reporting purposes by the estimated stabilization date.

(5)  Shell completed; interior tenant finish to be completed.
(6) The Company is the developer of and has an option to acquire and can be required to purchase these properties from affiliated joint ventures and third parties upon stabilization, as defined in the applicable joint venture and development agreements. The date above reflects the estimated stabilization and resulting acquisition date by the Company.

Current Acquisition Activity

Subsequent to July 1, 1997 and in conjunction with the NWI and Lichtin acquisition transactions (see Note 8 to the consolidated and combined financial statements), the Operating Partnership has agreed, subject to certain closing conditions, including updating its due diligence procedures, to the future acquisition of approximately 164 net usable acres of undeveloped land, one completed building and eight buildings under development from NWI and Lichtin. The estimated aggregate acquisition consideration is estimated to total approximately $73.6 million, subject to adjustment for the actual operating results of certain properties to be acquired as more fully discussed in the acquisition agreements. It is expected that these future acquisitions will be consummated primarily through a combination of the issuance of Operating Partnership Units and the assumption of indebtedness, some of which will be repaid through borrowings under the Credit Facility.

On May 30, 1997, the Operating Partnership acquired 17 industrial buildings in Atlanta, Georgia for approximately $29.3 million. The acquisition was funded through borrowings under the Credit Facility.

The information provided above relating to the Operating Partnership's current development and acquisition activities includes forward-looking data based on current construction schedules, the status of lease negotiations with potential tenants, the satisfactory completion of due diligence procedures and other relevant factors currently available to the Operating Partnership. There can be no assurance that any of these factors will not change or that any change will not affect the accuracy of such forward- looking information.

Supplemental Disclosure of Funds from Operation

The Operating Partnership believes that funds from operations provides an additional indicator of the financial performance of the Operating Partnership. Funds from operations is defined by NAREIT to mean net income (loss) determined in accordance with GAAP excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization of real property, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Funds from operations on the same basis. Funds from operations is influenced not only by the operations of the properties, but also by the capital structure of the Operating Partnership. Accordingly, management expects that funds from operations will be one of the factors considered by the Board of Directors in determining the amount of cash dividends the Company will pay to its shareholders. Funds from operations does not represent cash flow from operating, investing and financing activities as defined by GAAP, which are discussed under "Liquidity and Capital Resources" in this section. Additionally, funds from operations does not measure whether cash flow is sufficient to fund all cash flow needs, including principal amortization, capital expenditures and dividends to shareholders, and should not be considered as an alternative to net income for purposes of evaluating the Operating Partnership's operating performance or as an alternative to cash flow, as defined by GAAP, as a measure of liquidity.

The Operating Partnership's calculation of funds from operations follows the guidelines issued by NAREIT, including the recognition of rental income on the "straight-line" basis consistent with its treatment in the Operating Partnership's statement of operations under GAAP. The "straight-line" rental adjustment increased rental revenues by $324,000 and $191,000 for the six months ended June 30, 1997 and 1996, respectively, increased rental revenue by $475,000 for the year ended December 31, 1996 and decreased rental revenue by $19,000 for the year ended December 31, 1995.

Funds from operations presented herein under NAREIT guidelines is not necessarily comparable to funds from operations presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Operating Partnership's funds from operations is comparable to the funds from operations of real estate companies that use the current NAREIT definition.

For the six months ended June 30, 1997, funds from operations increased by $8,886,000 or 65.2% to $22,525,000 as compared to funds from operations of $13,639,000 for the six months ended June 30, 1996.

For the year ended December 31, 1996, funds from operations increased $10,016,000 or 51.9% to $29,323,000 compared to funds from operations of $19,307,000 for the year ended December 31, 1995. The Operating Partnership's calculation of funds from operations for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996 and 1995, is detailed below (in thousands):

                                                   Six Months        Six Months        Year             Year
                                                     Ended             Ended           Ended            Ended
                                                 Jun. 30, 1997     Jun. 30, 1996   Dec. 31, 1996  Dec. 31, 1995
-------------------------------------------------------------------------------------------------------------------
Net income                                      $    11,756      $     7,619       $    15,809     $    11,107
Depreciation and amortization                        11,044            6,000            13,474           8,177
Depreciation and amortization-Subsidiaries               10               20                40              23
Gain on sale of operating real estate asset            (209)              --                --              --
Gain on sale of operating real estate asset-
 Subsidiaries                                           (76)              --                --              --
-------------------------------------------------------------------------------------------------------------------
Funds from operations                           $    22,525      $    13,639       $    29,323     $    19,307
-------------------------------------------------------------------------------------------------------------------
Weighted average Units outstanding                   19,791           13,723            14,280          10,760
-------------------------------------------------------------------------------------------------------------------

Supplemental Information on Capital Expenditures and Leasing Costs

The following table details the Operating Partnership's capital expenditures for the six months ended June 30, 1997 and for the years ended December 31, 1996 and 1995 (in thousands):

                                                             Six months           Year             Year
                                                                Ended             Ended            Ended
                                                            Jun. 30, 1997     Dec. 31, 1996    Dec. 31, 1995
------------------------------------------------------------------------------------------------------------------
Building acquisitions/(1)/                                   $     49,758     $   201,660       $    110,141
Development and land acquisition activity/(2)(3)/                  47,827          70,476             42,290
Non-revenue-producing building improvements                           362             543                331
Revenue-producing building improvements/(4)/                            -               -              3,520
Tenant improvement and leasing costs on
   second-generation leases/(5)(6)/                                 2,094           2,995              2,597
Tenant improvement expenditures to be
   reimbursed by tenants                                                -               -                545

------------------------------------------------------------------------------------------------------------------
                                                             $    100,041     $   275,674       $    159,424
------------------------------------------------------------------------------------------------------------------

(1) Reflects aggregate acquisition costs including the assumption of indebtedness of $4,360,000, the issuance of $14,334,000 of Units and other changes in acquisition related payables, net of receivables, of $382,000 in the six months ended June 30, 1997, acquisition costs including the assumption of mortgage notes payable of $104,628,000, the issuance of $55,209,000 of Units and other acquisition related payables, net of receivables, of $906,000 in 1996, and aggregate acquisition costs including the assumption of mortgage notes payable of $39,511,000 and the application of notes receivable and deposits of $3,540,000 in 1995 (see Note 14 to the consolidated and combined financial statements).
(2) Includes first-generation leasing costs on development properties totaling $1,346,000, $1,287,000 and $1,292,000 in the six months ended June 30, 1997 and in 1996 and 1995, respectively.
(3) Reflects aggregate development and leasing costs, exclusive of the decrease in construction payables of $743,000 in 1996 and the increase in construction payables of $1,332,000 in the six months ended June 30, 1997 and $52,000 in 1995.
(4) In 1995, revenue-producing building improvements included $520,000 in building improvements to convert a 94,677 square foot single-tenant office building to a multi-tenant facility. By dividing the space for lease to a number of tenants, rather than leasing the entire building to a single tenant, the Company believes it has achieved higher rents and has substantially reduced its rollover risk and potential loss due to vacancy. Also in 1995, the Company invested approximately $3.0 million in building improvements to convert a 249,200 square foot bulk warehouse building to a manufacturing facility. The new tenant also invested a similar amount in improvements to the building. Management believes that this combined investment has enhanced the value of the building and that the Company has achieved higher rent as a result of the renovation and conversion of this building.
(5) The 1995 amount includes $1,377,000 of tenant improvement and leasing costs to re-tenant the Company's 94,677 square foot office building discussed in footnote (4) above which was vacated in February 1995 by Matsushita Electric Corporation (Panasonic).
(6) Includes second-generation leasing costs totaling $1,067,000, $1,331,000 and $1,159,000 in the six months ended June 30, 1997 and in 1996 and 1995, respectively.

Recent Accounting Pronouncements

In 1995, Statement of Financial Accounting Standards ("SFAS") 123, "Accounting for Stock-Based Compensation" was issued prescribing new fair value-based accounting for stock-based compensation. SFAS 123 required the Operating Partnership, in 1996, to elect to utilize the fair value method under SFAS 123 or continue its current generally accepted accounting under the intrinsic value method prescribed by Accounting Principles Board Opinion ("APB") No. 25. The Operating Partnership elected to continue to account for stock-based compensation under APB No. 25 and implemented the additional disclosure requirements of SFAS 123, including pro forma net income and earnings per share amounts, in its 1996 financial statements (see Note 11 to the consolidated and combined financial statements).

In February 1997, SFAS 128, "Earnings per Share" was issued prescribing a new method of computing earnings per share. When implemented, SFAS 128 will supersede APB No. 15, "Earnings per Share," the current accounting literature utilized in computing earnings per share under generally accepted accounting principles. Under SFAS 128, the Operating Partnership will be required to present both basic and diluted earnings per Unit in its interim and annual financial statements for periods beginning with its financial statements for the quarter and year ended December 31, 1997. The impact of SFAS 128 on the Operating Partnership's earnings per Unit data for the three months ended March 31, 1997 and 1996 for the years ended December 31, 1996 and 1995 and for the period from August 24, 1994 to December 31, 1994, is not material (see Note 2 to the consolidated and combined financial statements).

In June 1997, SFAS 131, "Disclosures About Segments on an Enterprise and Related Information" was issued prescribing new guidelines for the reporting of segment data. SFAS 131 will apply to all public, for-profit entities and will be effective for calendar year end companies in the year ended December 31, 1998. The Operating Partnership was not subject to segment reporting under prior accounting standards, but will be required to provide certain segment disclosures under SFAS 131. The Operating Partnership is evaluating SFAS 131, but has not determined the specific nature and magnitude of the disclosures required by SFAS 131.

Impact of Inflation

In the last three years, inflation has not had a significant impact on the Operating Partnership because of the relatively low inflation rate. Substantially all tenant leases do, however, contain provisions designed to protect the Operating Partnership from the impact of inflation. Most of the Operating Partnership's leases require the tenants to pay a share of operating expenses, including common area maintenance, real estate taxes and insurance, thereby reducing the Operating Partnership's exposure to increases in costs and operating expenses resulting from inflation. In addition, many of the leases are for terms of less than seven years which may enable the Operating Partnership to replace existing leases with new leases at higher base rentals if rents under the existing leases are below the then-existing market rate. However, there can be no assurance that the Operating Partnership would be able to replace existing leases with new leases at higher base rentals.

Item 3.    Properties

As of June 30, 1997, the Operating Partnership owned or had agreements to acquire 264 properties, including 32 properties and one property expansion which were under development or in lease-up and 16 properties which were under agreements to be acquired. Of the 264 properties 235 were industrial buildings, 26 were office buildings and three were retail buildings. The Operating Partnership's 216 completed and In-Service Properties (i.e. excluding properties under development or in lease-up or under agreement to acquire) were 96.5% occupied at June 30, 1997.

The Operating Partnership also owns or holds joint venture interest in approximately 822 acres of land held for development, has agreements to acquire an additional 227 acres, has the potential to acquire 167 acres under option arrangements and has exclusive marketing or development rights on an additional 553 acres of land. The majority of the properties and land held for development, which are under agreements to acquire, are located in Nashville, Tennessee and the Research Triangle area of North Carolina and are part of the NWI and Lichtin acquisition transactions in 1996. The information appearing on pages 43 to 53 reflects information regarding the Operating Partnership's Properties as of June 30, 1997, including properties under development or in lease-up, or under agreement to acquire.

Industrial Properties
The Operating Partnership owned or had agreements to acquire 235 industrial buildings as of June 30, 1997, of which 173 are located in Atlanta, Georgia, 25 are located in Nashville, Tennessee, 21 are located in the Research Triangle area of North Carolina, 13 are located in Orlando, Florida and three are located in Spartanburg, South Carolina. These buildings can be characterized by their use: business distribution, bulk warehouse or business service. The Operating Partnership owned or had agreements to acquire 147 business distribution buildings, 37 bulk warehouse buildings, and 52 business service buildings at year-end.

Business distribution buildings are generally 20,000 to 100,000 square feet in size, have warehouse clear ceilings heights of 18' to 24', depths of 120' to 200', office finish of 10% to 50%, dock-high truck doors (which are designed to accommodate tractor-trailers) and typically cost $35 to $45 per square foot to construct. These buildings may function as national headquarters, sales and administration, research and development and light manufacturing facilities in addition to distribution facilities.

Bulk warehouse buildings are generally 75,000 to 250,000 square feet in size, have clear ceiling heights of 24' to 30', building depths of 200' to 300', office finish of 2% to 15%, dock-high truck doors and typically cost $22 to $30 per square foot to construct. These buildings generally function as regional or local storage and distribution facilities.

Business service buildings are generally 20,000 to 80,000 square feet in size, have clear ceiling heights of 14' to 16', building depths of 80' to 130', office finish of 60% to 100%, drive-in truck doors (which are designed to accommodate delivery vans) and typically cost $65 to $75 per square foot to construct. These buildings are used by tenants primarily for clerical administrative and executive offices.

Office Properties
At June 30, 1997 the Operating Partnership owned or had agreements to acquire 26 suburban office buildings, of which 15 are located in Atlanta, Georgia and 11 are located in the Research Triangle area of North Carolina. The Operating Partnership's typical suburban office building ranges in size from approximately 30,000 to 150,000 square feet, with an average of 4.5 parking spaces per 1,000 square feet of leaseable space and a typical replacement cost of $85 to $110 per square foot.

Business Parks
A key to the Operating Partnership's success has been the development of properties within business parks where the Operating Partnership controls all aspects of the development process, including site selection and project concept, master planning and zoning, design and construction, leasing and property management. For developments of the land held in joint ventures, the Operating Partnership must obtain certain approvals from its joint venture partners.

Each of the Operating Partnership's business parks is in proximity to an interstate highway interchange and is close to retail and residential amenities. The business parks are generally master planned to accommodate a variety of uses. The business parks are generally well landscaped with protective covenants which restrict the uses and control the architecture and signage.

The majority of the Operating Partnership's Properties and land held for development are located in business parks. The Operating Partnership's ability to develop both multi-tenant buildings for lease and build-to-suit buildings for lease or sale results in more rapid development of the business parks, as well as generating revenues from various sources including land sales, building construction, landscape installation and maintenance, lease commissions and property management fees.

The buildings within business parks typically have a mix of uses ranging from distribution and service to office and light manufacturing. The Operating Partnership facilitates the coexistence of these diverse functions within business parks through controlled signage and architecture, landscaping and placement of buildings relative to natural terrain and raised earthen berms.

Development Land
The following schedule details the Operating Partnership's undeveloped land interests at June 30, 1997. The land detailed below is located primarily in existing business parks with zoning and infrastructure in place. The Operating Partnership estimates that the total development potential of the development land could ultimately total approximately 19.0 million square feet.

                               Development Land
                             (in net usable acres)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Estimated
                                                                                                                    Development
                                                        Research                                                     Potential
                      Atlanta, GA    Nashville, TN    Triangle, NC    Orlando, FL    Spartanburg, SC      Total    (square feet)
------------------------------------------------------------------------------------------------------------------------------------
Operating
 Partnership owned       138.3            40.8           34.3             22.3               --            235.7      3,284,000
Owned in joint
 ventures/(1)/           213.2              --             --               --           372.7            585.9      5,396,500 /(7)/
Under agreement
 to acquire               14.2 /(2)/     125.9 /(3)/     53.0 /(4)/       34.3 /(5)/        --            227.4      3,140,000
Optioned                    --              --          166.9               --              --            166.9      1,550,000
Marketing/
 development
 agreements              552.5 /(6)/        --             --               --              --            552.5      5,587,500
------------------------------------------------------------------------------------------------------------------------------------
Total                    918.2           166.7          254.2             56.6           372.7          1,768.4
====================================================================================================================================
Estimated
 development
 potential
 (square feet)      10,612,500       2,064,000      2,790,000          874,000       2,617,500 /(7)/                18,958,000
====================================================================================================================================


(1) The Operating Partnership's interests in its undeveloped land held in joint ventures range from 0% to 30%.

(2) The Operating Partnership has agreed to acquire this land in three stages to occur prior to April 1998. The second stage was closed in December 1996.

(3) The Operating Partnership has agreed to purchase this land from NWI over a period of up to six years (see Note 8 to the consolidated and combined financial statements).

(4) The Operating Partnership has agreed to purchase this land from Lichtin over a period of up to four years (see Note 8 to the consolidated and combined financial statements).

(5) The Operating Partnership has agreed to acquire 24.6 acres at Orlando Central Park in two stages to occur by December 1998.

(6) Under the terms of the Operating Partnership's development agreements, the Operating Partnership will generally either develop properties for a fee, or have certain rights to acquire land for development or to acquire developed properties upon their completion. The Operating Partnership's marketing agreements generally provide for the Operating Partnership to be paid marketing or management fees in conjunction with services it provides. Both the development and marketing agreements generally contain non-competition provisions.

(7) The Operating Partnership estimates it will eventually develop approximately one-half the acreage in Spartanburg it owns in joint ventures and that the remainder will be sold to third parties. Estimated development potential reflects only that land which is not currently expected to be sold.

Tenants
The Operating Partnership believes that its emphasis on developing quality properties and providing a high level of client service has resulted in increased tenant retention. As of June 30, 1997, the Operating Partnership's properties were leased to 695 tenants including local, regional, national and international companies. The Operating Partnership's 30 largest tenants (measured by annualized base rent for leases in place in stabilized properties and in properties under development or in lease-up where tenants were paying rent at June 30, 1997) occupy a total of approximately 4.4 million square feet and represent 28.1% of the annualized base rent as shown in the table below.


30 Largest Tenants Measured By Annualized Base Rent
------------------------------------------------------------------------------------------------------------------------------
                                                                                                     % or Total
                                                 Square       Number           Annualized            Annualized
Rank Tenant                                       Feet       of Leases       Base Rent/(1)/        Base Rent/(1)/       State
------------------------------------------------------------------------------------------------------------------------------
 1   Scientific Atlanta/(2)/                     600,413         11          $   2,668,779             3.1%              GA
 2   GTE Mobilnet Service Corporation            126,124         3               1,320.976             1.6%             GA,NC
 3   Radian International LLC                     90,159         2               1,170,275             1.4%              NC
 4   DeVry Inc.                                   64,981         1                 959,120             1.1%              GA
 5   Honeywell, Inc.                              70,016         3                 947,995             1.1%              GA
 6   The Athlete's Foot Group, Inc.              162,651         1                 897,155             1.1%              GA
 7   Fisher Scientific Company                   223,219         1                 875,019             1.0%              GA
 8   Tridom Corporation                          120,989         5                 820,952             1.0%              GA
 9   National Data Corporation                    50,283         4                 786,777             0.9%              GA
 10  AT&T Corp.                                   67,551         5                 752,082             0.9%           GA,NC,TN
 11  PPD Pharmaco, Inc.                           72,416         4                 747,368             0.9%              NC
 12  Best Buy Stores, L.P.                       222,643         1                 703,552             0.8%              GA
 13  United Healthcare                            72,991         2                 699,856             0.8%             GA,SC
 14  Intelligent Systems Corporation             137,100         1                 685,500             0.8%              GA
 15  Sally Foster, Inc.                          197,200         2                 673,237             0.8%              GA
 16  Vanstar Corporation                          86,880         4                 666,746             0.8%              GA
 17  Yokohama Tire Corporation                   252,092         1                 665,383             0.8%              GA
 18  Auto-Lok, Inc.                              222,900         2                 658,879             0.8%              GA
 19  360 Degree Communications                    42,557         6                 652,556             0.8%              NC
 20  Ahlstrom Recovery, Inc.                      62,893         2                 649,493             0.8%              GA
 21  Astronet Corporation                         34,138         1                 648,622             0.8%              GA
 22  Siemens Energy & Automation, Inc.           240,000         3                 637,200             0.7%              GA
 23  The Bombay Company, Inc.                    253,890         2                 631,344             0.7%              GA
 24  United Parcel Service, Inc.                 128,275         3                 594,201             0.7%           GA,FL,TN
 25  Appleton Papers, Inc.                       210,600         1                 593,892             0.7%              GA
 26  Southern Multimedia
     Communications, Inc.                        117,647         3                 581,172             0.7%              GA
 27  Tekelec, Inc.                                68,236         2                 579,322             0.7%              NC
 28  Intersolv, Inc.                              39,280         1                 571,701             0.6%              NC
 29  Deutz Corporation                           137,061         1                 561,950             0.6%              GA
 30  Reckitt & Colman, Inc.                      256,000         1                 547,840             0.6%              GA
------------------------------------------------------------------------------------------------------------------------------
                                               4,431,185        79           $  23,948,944            28.1%
------------------------------------------------------------------------------------------------------------------------------

(1) Annualized cash base rent net of rental concessions, if any, based on leases in place for stabilized properties and in properties under development or in lease-up where tenants were paying rent as of June 30, 1997.
(2) Scientific Atlanta announced plans during the second quarter of 1996 to relocate over a period of several years certain facilities to a new, owned corporate campus. Based on scheduled lease termination dates and assuming the spaces were not re-leased, there would be less than a $0.01 per share impact on the Company's funds from operations and net income in 1997.


The following table sets forth certain information regarding the Operating Partnership's Properties as of June 30,1997.

Weeks Corporation Properties

--------------------------------------------------------------------------------------------------------------------
                                                   Total
                                      Property    Square                 Number of                       Office
Market/Business Park/Property         Type/(1)/    Feet       Acreage     Tenants       Occup./(2)/   Finish/(3)/
--------------------------------------------------------------------------------------------------------------------
METROPOLITAN ATLANTA, GEORGIA

NORTHEAST/I-85 SUBMARKET

Gwinnett Park
   1 4258 Communications Dr.              D        57,000       3.0          0               0.0%         14%
   2 4261 Communications Dr.              D        56,600       3.3          1             100.0%         33%
   3 4291 Communications Dr.              D        31,500       1.8          1             100.0%         29%
   4 1826 Doan Way                        D        57,200       3.9          2             100.0%         36%
   5 1857 Doan Way                        D        16,000       5.0          1             100.0%         13%
   6 1650 International Blvd.             D        52,461       3.8          1             100.0%         33%
   7 4245 International Blvd.             D       249,200      10.6          1             100.0%         10%
   8 4250 International Blvd.             D        47,030       5.0          2             100.0%         80%
   9 4295 International Blvd.             D        49,896       3.2          5             100.0%         31%
  10 4320 International Blvd.             D        32,000       2.4          1             100.0%         20%
  11 4350 International Blvd.             D        64,152       4.3          5             100.0%         38%
  12 4355 International Blvd.             D        60,760       4.5          4             100.0%         59%
  13 4405-A International Blvd.           S        50,000       4.3          1             100.0%         94%
  14 4405-B International Blvd.           S        61,176       4.3          9              94.9%         88%
  15 4405-C International Blvd.           S        10,644       4.3          5             100.0%         98%
  16 1828 Meca Way                        D        63,000       3.9          1             100.0%         32%
  17 1858 Meca Way                        D        58,600       3.4          1             100.0%         49%
  18 4317 Park Dr.                        D        47,243       4.5          2             100.0%         56%
  19 4357 Park Dr.                        D        65,800       4.9          6             100.0%         31%
  20 4366 Park Dr.                        O         9,471       1.0          2              51.1%        100%
  21 4386 Park Dr.                        D        67,118       3.7          1             100.0%         30%
  22 4436 Park Dr.                        D        66,232       3.9          1             100.0%         12%
  23 4437 Park Dr.                        D        73,456       4.4          4              43.1%         16%
  24 4467 Park Dr.                        D        66,203       4.7          4             100.0%         16%
  25 4476 Park Dr.                        D        42,200       2.9          1             100.0%         17%
  26 4487 Park Dr.                        D        89,204       4.7          7             100.0%         49%
  27 1835 Shackleford Ct.                 O        56,576       3.3          7              41.8%        100%
  28 1854 Shackleford Ct.                 O        94,677       6.3          3              98.4%        100%
  29 4274 Shackleford Rd.                 D        80,822       6.2          3              80.2%         27%
  30 4275 Shackleford Rd.                 O        32,280       2.9          5              74.2%        100%
  31 4344 Shackleford Rd.                 D        52,924       3.9          1             100.0%         11%
  32 4355 Shackleford Rd.                 D       137,100       8.1          1             100.0%         60%
  33 4364 Shackleford Rd.                 D        31,040       2.1          1             100.0%         16%
  34 4366 Shackleford Rd.                 D        56,709       3.3          2             100.0%         23%
  35 4388 Shackleford Rd.                 D        89,612       5.4          1             100.0%         17%
  36 4400 Shackleford Rd.                 D        39,004       2.3          0               0.0%         15%
  37 4444 Shackleford Rd.                 D        85,200       5.2          1             100.0%         18%
                                    --------------------------------------------------------------------------------
                                                2,300,090     154.6         94              91.1%         39%
                                    --------------------------------------------------------------------------------

                                                 Ceiling
                                                  Height     Year       Year    Company
                                                  (Feet)   Dev./(4)/    Acq.   Ownership        Major Tenants
                                                -----------------------------------------------------------------------
METROPOLITAN ATLANTA, GEORGIA

NORTHEAST/I-85 SUBMARKET

Gwinnett Park
   1 4258 Communications Dr.                       22       1981               100.0%
   2 4261 Communications Dr.                       22       1981       1994    100.0%       Scientific Atlanta, Inc.
   3 4291 Communications Dr.                       20       1981               100.0%       Scientific Atlanta
   4 1826 Doan Way                                 20       1984               100.0%       Komatsu Dresser Company
   5 1857 Doan Way                                 18       1970               100.0%       Aerial Platform
   6 1650 International Blvd.                      22       1984               100.0%       Scientific Atlanta
   7 4245 International Blvd.                      24       1985               100.0%       Scientific Atlanta
   8 4250 International Blvd.                      20       1986               100.0%       Bailey Controls Corp.
   9 4295 International Blvd.                      20       1984               100.0%       Tomen America, Inc.
  10 4320 International Blvd.                      20       1984               100.0%       Isolyser Company, Inc.
  11 4350 International Blvd.                      20       1982               100.0%       Novoste Corporation
  12 4355 International Blvd.                      14       1983       1994    100.0%       Classic Computer System
  13 4405-A International Blvd.                    14       1984               100.0%       SAAB Cars USA, Inc.
  14 4405-B International Blvd.                    14       1984               100.0%       Bluebird Moving & Storage
  15 4405-C International Blvd.                    14       1984               100.0%       Fleur de Lys Int'l Corporation
  16 1828 Meca Way                                 22       1975               100.0%       Innotrac Corporation
  17 1858 Meca Way                                 22       1975               100.0%       Silgan Plastics Corporation
  18 4317 Park Dr.                                 20       1985               100.0%       Scientific Atlanta, Inc.
  19 4357 Park Dr.                                 20       1979               100.0%       Scientific Atlanta, Inc.
  20 4366 Park Dr.                                  9       1981               100.0%       Dhabliwata Enterprises, Inc.
  21 4386 Park Dr.                                 22       1973               100.0%       Scientific Atlanta, Inc.
  22 4436 Park Dr.                                 18       1968               100.0%       Atlanta Cap Mfg. Inc.
  23 4437 Park Dr.                                 20       1978               100.0%       Euromarket Designs, Inc.
  24 4467 Park Dr.                                 20       1978               100.0%       Your Extra Attic.
  25 4476 Park Dr.                                 22       1977               100.0%       American Combustion, Inc.
  26 4487 Park Dr.                                 20       1978               100.0%       Weeks Corporation
  27 1835 Shackleford Ct.                           9       1990               100.0%       Medic Computer System, Inc.
  28 1854 Shackleford Ct.                           9       1985               100.0%       National Data Corporation
  29 4274 Shackleford Rd.                          24       1974               100.0%       McBurney Corporation
  30 4275 Shackleford Rd.                           9       1985               100.0%       Trust Joist MacMillan
  31 4344 Shackleford Rd.                          20       1975       1994    100.0%       Scientific Atlanta, Inc.
  32 4355 Shackleford Rd.                          20       1972               100.0%       Intelligent Systems Corp.
  33 4364 Shackleford Rd.                          22       1973               100.0%       Letts Industries, Inc.
  34 4366 Shackleford Rd.                          22       1981               100.0%       The Software Factory, Inc.
  35 4388 Shackleford Rd.                          22       1981               100.0%       First Image Mgmt. Company
  36 4400 Shackleford Rd.                          20       1981               100.0%
  37 4444 Shackleford Rd.                          22       1979               100.0%       Hussman Corporation
                                                ------------------------------------------

                                                ------------------------------------------

Weeks Corporation Properties


-----------------------------------------------------------------------------------------------------------------------------------
                                                   Total
                                      Property    Square                        Number of                               Office
Market/Business Park/Property         Type/(1)/    Feet        Acreage            Tenants               Occup./(2)/   Finish/(3)/
-----------------------------------------------------------------------------------------------------------------------------------
Horizon
  38 90 Horizon Dr.                       D        13,400        2.0                   1                  100.0%         42%
  39 225 Horizon Dr.                      B        96,000        5.1                   3                  100.0%         15%
  40 300 Horizon Dr.                      B       256,000       16.0                   1                  100.0%          4%
  41 2775 Horizon Ridge Ct.               B       223,219        3.2                   1                  100.0%          5%
  42 2780 Horizon Ridge Ct.               B       222,643       12.7                   1                  100.0%          7%
  43 2800 Vista Ridge Dr.                 B       252,092       17.3                   1                  100.0%          7%
                                    -----------------------------------------------------------------------------------------------
                                                1,063,354       56.3                   8                  100.0%          7%
                                    -----------------------------------------------------------------------------------------------

Northwoods
      44 2915 Courtyards Circle           D       40,058         3.8                   4                 97.8%           45%
      45 2925 Courtyards Dr.              D       71,763         4.8                   1                100.0%           25%
      46 2975 Courtyards Circle           D       27,342         2.1                   1                100.0%           75%
      47 2995 Courtyards Circle           D       18,542         1.6                   1                100.0%           65%
      48 2725 Northwoods Pkwy.            D       76,686         4.4                   1                100.0%           14%
      49 2755 Northwoods Pkwy.            D       48,270         2.6                   1                100.0%           21%
      50 2775 Northwoods Pkwy.            D       32,192         3.2                   1                100.0%           72%
      51 2850 Northwoods Pkwy.            D      102,128         8.0                   1                100.0%           19%
      52 3040 Northwoods Pkwy.            D       50,480         3.0                   1                100.0%           22%
      53 3044 Northwoods Circle           D       24,367         2.4                   1                100.0%           32%
      54 3055 Northwoods Pkwy.            D       31,946         2.1                   1                100.0%           33%
      55 3075 Northwoods Pkwy.            S       41,420         3.7                   1                100.0%           69%
      56 3080 Northwoods Circle           O       30,768         2.3                   2                100.0%          100%
      57 3100 Northwoods Pkwy.            S       39,728         3.9                   3                100.0%           73%
      58 3155 Northwoods Pkwy.            S       40,530         3.3                   1                100.0%           35%
      59 3175 Northwoods Pkwy.            S       33,405         2.5                   2                100.0%          100%
                                       --------------------------------------------------------------------------------------------
                                                 709,625        63.6                  23                 99.9%           42%
                                       --------------------------------------------------------------------------------------------

Gwinnett Pavilion
      60 1480 Beaver Ruin Rd.             R       14,992         2.1                   6                100.0%            0%
      61 1505 Pavilion Place              D       78,400         5.1                   2                100.0%           93%
      62 3883 Steve Reynolds Blvd.        D      137,061         7.0                   1                100.0%           26%
      63 3890 Steve Reynolds Blvd.        D       48,800         4.7                   1                100.0%           80%
      64 3905 Steve Reynolds Blvd.        D       64,800         4.6                   3                100.0%           17%
      65 3950 Steve Reynolds Blvd.        B       80,000         5.7                   1                100.0%           11%
      66 4020 Steve Reynolds Blvd.        D       44,260         3.1                   1                100.0%           36%
      67 4025 Steve Reynolds Blvd.        D       70,400         4.5                   5                100.0%           38%
                                       --------------------------------------------------------------------------------------------
                                                 538,713        36.9                  20                100.0%           39%
                                       --------------------------------------------------------------------------------------------

Berkeley Lake Distribution Center
      68 3290 Summit Ridge Pkwy.          B      100,800         5.7                   1                100.0%            4%
      69 3130 North Berkeley Lake Rd.     B      240,000        16.4                   1                100.0%            3%
                                       --------------------------------------------------------------------------------------------
                                                 340,800        22.1                   2                100.0%            3%
                                       --------------------------------------------------------------------------------------------

Peachtree Corners Distribution
      70 5401 Buford Hwy.                 B       74,360         4.2                   3                100.0%           12%
      71 5403 Buford Hwy.                 B      108,140         6.0                   5                100.0%           12%
      72 5405 Buford Hwy.                 B       61,982         3.1                   6                100.0%           10%
      73 5409 Buford Hwy.                 B      111,873         5.2                   4                100.0%            7%
                                       --------------------------------------------------------------------------------------------
                                                 356,355        18.5                  18                100.0%           10%
                                       --------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                           Ceiling
                                            Height     Year       Year    Company
Market/Business Park/Property               (Feet)   Dev./(4)/    Acq.   Ownership         Major Tenants
-------------------------------------------------------------------------------------------------------------------
Horizon
  38 90 Horizon Dr.                          20       1992               100.0%       ITT Flygt Corporation
  39 225 Horizon Dr.                         24       1990               100.0%       Publix Super Market, Inc.
  40 300 Horizon Dr.                         30       1994               100.0%       Reckitt & Colman, Inc.
  41 2775 Horizon Ridge Ct.                  26       1996               100.0%       Fisher Scientific Company
  42 2780 Horizon Ridge Ct.                  30       1997               100.0%       Best Buy Stores, LP
  43 2800 Vista Ridge Dr.                    26       1995               100.0%       Yokohama Tile Corporation
                                    ------------------------------------------------

                                    ------------------------------------------------

Northwoods
      44 2915 Courtyards Circle              18      1986          1995    100.0%     Picker International, Inc.
      45 2925 Courtyards Dr.                 22      1986          1995    100.0%     Southern Multimedia Comm.
      46 2975 Courtyards Circle              20      1986          1995    100.0%     Southern Multimedia Comm.
      47 2995 Courtyards Circle              18      1986          1995    100.0%     Southern Multimedia Comm.
      48 2725 Northwoods Pkwy.               22      1984          1996    100.0%     The Rugby Group, Inc.
      49 2755 Northwoods Pkwy.               20      1986          1996    100.0%     Advance Control Systems, Inc.
      50 2775 Northwoods Pkwy.               20      1986          1996    100.0%     Mediaone, Inc.
      51 2850 Northwoods Pkwy.               22      1988          1995    100.0%     BOC Health Care, Inc.
      52 3040 Northwoods Pkwy.               22      1984          1996    100.0%     Alcoa Brite Products, Inc.
      53 3044 Northwoods Circle              22      1984          1995    100.0%     Giben, Inc.
      54 3055 Northwoods Pkwy.               18      1985          1996    100.0%     Brightstar Services, Inc.
      55 3075 Northwoods Pkwy.               14      1985          1996    100.0%     Murex/Atherogenics
      56 3080 Northwoods Circle               9      1952          1996    100.0%     ISI Systems, Inc.
      57 3100 Northwoods Pkwy.               14      1985          1996    100.0%     Kraft General Foods, Inc.
      58 3155 Northwoods Pkwy.               14      1985          1996    100.0%     Schumberger Industries, Inc.
      59 3175 Northwoods Pkwy.               14      1985          1996    100.0%     Sony Electronics, Inc.
                                      ----------------------------------------------

                                      ----------------------------------------------

Gwinnett Pavilion
      60 1480 Beaver Ruin Rd.                 9      1989                  100.0%     EDS Nanston, Inc.
      61 1505 Pavilion Place                 20      1988                  100.0%     ADP, Inc.
      62 3883 Steve Reynolds Blvd.           22      1990                  100.0%     Deutz Corporation
      63 3890 Steve Reynolds Blvd.           20      1991                  100.0%     Hitachi Sales Corporation
      64 3905 Steve Reynolds Blvd.           25      1995                  100.0%     Backstreet, Inc.
      65 3950 Steve Reynolds Blvd.           20      1992                  100.0%     Hitachi Power Tools USA, Ltd.
      66 4020 Steve Reynolds Blvd.           22      1997                  100.0%     Pike Nurseries, Inc.
      67 4025 Steve Reynolds Blvd.           22      1994                  100.0%     Trans-Dyn Control, Inc.
                                      ----------------------------------------------

                                      ----------------------------------------------

Berkeley Lake Distribution Center
      68 3290 Summit Ridge Pkwy.             28      1997                  100.0%     Central Garden & Pet
      69 3130 North Berkeley Lake Rd.        26      1996                  100.0%     Slemens Energy & Automation
                                      ----------------------------------------------

                                      ----------------------------------------------

Peachtree Corners Distribution
      70 5401 Buford Hwy.                    24      1987          1995    100.0%     Wayne Dalton Corporation
      71 5403 Buford Hwy.                    24      1987          1995    100.0%     Access TCA, Inc.
      72 5405 Buford Hwy.                    24      1989          1995    100.0%     Del City Wire Company, Inc.
      73 5409 Buford Hwy.                    24      1989          1995    100.0%     Access TCA, Inc.
                                      ----------------------------------------------

                                      ----------------------------------------------

Weeks Corporation Properties

-----------------------------------------------------------------------------------------------------------------------------------
                                                   Total
                                      Property    Square                            Number of                           Office
Market/Business Park/Property         Type/(1)/    Feet            Acreage           Tenants            Occup./(2)/   Finish/(3)/
-----------------------------------------------------------------------------------------------------------------------------------
Pinebrook
      74 2625 Pinemeadow Ct.              B      139,540             9.6                 3              100.0%           21%
      75 2660 Pinemeadow Ct.              B      104,000             6.0                 2              100.0%            1%
      76 2450 Satellite Blvd.             B      102,862             6.2                 1              100.0%           17%
                                       --------------------------------------------------------------------------------------------
                                                 346,402            21.8                 6              100.0%           14%
                                       --------------------------------------------------------------------------------------------

Northbrook
      77 1000 Northbrook Pkwy.            B      131,660             6.4                 1              100.0%            9%
      78 675 Old Peachtree Rd.            B      176,820            10.1                 1              100.0%            3%
                                       --------------------------------------------------------------------------------------------
                                                 308,480            18.5                 2              100.0%            6%
                                       --------------------------------------------------------------------------------------------

Druid Chase
      79 2801 Buford Hwy.                 O      115,712             5.8                33               96.5%          100%
      80 1190 West Druid Hills Dr.        O       79,868             5.6                 2               93.9%          100%
      81 2071 North Druid Hills Rd.       R        4,115             0.6                 1              100.0%            0%
      82 6 West Druid Hills Dr.           O       81,503             2.8                 7               96.7%          100%
                                      ---------------------------------------------------------------------------------------------
                                                 281,198            14.8                43               95.9%           99%
                                      ---------------------------------------------------------------------------------------------

Meadowbrook
      83 2450 Meadowbrook Pkwy.           D       68,400             4.3                 1              100.0%           17%
      84 2475 Meadowbrook Pkwy.           D       59,086             6.1                 5              100.0%           80%
      85 2500 Meadowbrook Pkwy.           D       68,800             4.5                 3              100.0%           13%
      86 2505 Meadowbrook Pkwy.           D       53,481             3.4                 1              100.0%           14%
                                      ---------------------------------------------------------------------------------------------
                                                 249,767            18.2                10              100.0%           30%
                                      ---------------------------------------------------------------------------------------------

Park Creek
      87 2825 Breckinridge Blvd.          S       45,559             6.8                 7              100.0%          100%
      88 2875 Breckinridge Blvd.          S       57,918             6.8                 1              100.0%           11%
                                      ---------------------------------------------------------------------------------------------
                                                 103,477            15.6                 8              100.0%           50%
                                      ---------------------------------------------------------------------------------------------

River Green
      89 3450 River Green Ct.             D       33,600             4.2                 1              100.0%           80%
      90 4800 River Green Pkwy.           D       25,538             2.4                 1              100.0%           80%
                                      ---------------------------------------------------------------------------------------------
                                                  59,138             6.5                 2              100.0%           80%
                                      ---------------------------------------------------------------------------------------------

Other Northeast/I-85
      91 1705 Belle Meade Ct.              D        31,624           4.3                 3              100.0%           43%
      92 4125 Buford Hwy.                  B       210,000          10.9                 3              100.0%            3%
      93 6525-27 Jimmy Carter Blvd.        D        92,735           5.6                 4              100.0%           54%
      94 3171 McCall Dr.                   D        16,075           1.4                 1              100.0%           13%
      95 7250 McGinnis Ferry Rd.           D        70,600           6.2                 1              100.0%           19%
      96 5300 Peachtree Industrial Blvd.   R        29,870           2.2                 1              100.0%            0%
      97 4280 Northeast Expressway         B        56,530           4.1                 1              100.0%           10%
                                      ---------------------------------------------------------------------------------------------
                                                   507,434          34.7                14              100.0%           18%
                                      ---------------------------------------------------------------------------------------------

                                      ---------------------------------------------------------------------------------------------
TOTAL NORTHEAST/I-85                             7,164,833        472.0                250               97.0%           30%
                                      ---------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                          Ceiling
                                           Height         Year       Year        Company
Market/Business Park/Property              (Feet)       Dev./(4)/    Acq.       Ownership                Major Tenants
-------------------------------------------------------------------------------------------------------------------------------
Pinebrook
      74 2625 Pinemeadow Ct.                24          1994                      100.0%         Borden, Inc.
      75 2660 Pinemeadow Ct.                24          1996                      100.0%         Atlanta Precision Molding
      76 2450 Satellite Blvd.               30          1994          1994        100.0%         Fuji Photo Film, USA, Inc.
                                       ----------------------------------------------------------------------------------------

                                       ----------------------------------------------------------------------------------------

Northbrook
      77 1000 Northbrook Pkwy.              25          1986                      100.0%         PPG Industries, Inc.
      78 675 Old Peachtree Rd.              25          1988                      100.0%         Komatsu America Corporation
                                       ----------------------------------------------------------------------------------------

                                       ----------------------------------------------------------------------------------------

Druid Chase
      79 2801 Buford Hwy.                    9          1977          1989        100.0%         Erdas, Inc.
      80 1190 West Druid Hills Dr.           9          1980          1989        100.0%         Honeywell, Inc.
      81 2071 North Druid Hills Rd.         12          1968                      100.0%         George Tselios
      82 6 West Druid Hills Dr.              9          1968          1989        100.0%         World Travel Partners, LP
                                       ----------------------------------------------------------------------------------------

                                       ----------------------------------------------------------------------------------------

Meadowbrook
      83 2450 Meadowbrook Pkwy.             20          1989          1994        100.0%         Rusch, Inc.
      84 2475 Meadowbrook Pkwy.             20          1986                      100.0%         ConAgra, Inc.
      85 2500 Meadowbrook Pkwy.             20          1987                      100.0%         Atlantic Coast Fire Protection
      86 2505 Meadowbrook Pkwy.             20          1990                      100.0%         Innotrac Corporation
                                       ----------------------------------------------------------------------------------------

                                       ----------------------------------------------------------------------------------------

Park Creek
      87 2825 Breckinridge Blvd.            14          1986          1996        100.0%         Whirpool Corporation
      88 2875 Breckinridge Blvd.            14          1986          1996        100.0%         GTE Mobilnet Service Corp.
                                       ----------------------------------------------------------------------------------------

                                       ----------------------------------------------------------------------------------------

River Green
      89 3450 River Green Ct.               18          1989          1995        100.0%         ABB Industrial System, Inc.
      90 4800 River Green Pkwy.             18          1989          1995        100.0%         Xpoint Corporation
                                       ----------------------------------------------------------------------------------------

                                       ----------------------------------------------------------------------------------------

Other Northeast/I-85
      91 1705 Belle Meade Ct.               18            1988      1994         100.0%          Abatement Technologies, Inc.
      92 4125 Buford Hwy.                   28            1995                   100.0%          Southland Bonded
      93 6525-27 Jimmy Carter Blvd.         22            1983      1996         100.0%          Computer Communications
      94 3171 McCall Dr.                    22            1967      1994         100.0%          Atlanta Newspapers/Cox Ent.
      95 7250 McGinnis Ferry Rd.            48            1996                   100.0%          GE Hitachi-HVB Inc.
      96 5300 Peachtree Industrial Blvd.    25            1966      1994         100.0%          Office Depot
      97 4280 Northeast Expressway          30            1962      1994         100.0%          Gimborn US, Inc.
                                       ----------------------------------------------------------------------------------------

                                       ----------------------------------------------------------------------------------------

                                       ----------------------------------------------------------------------------------------
TOTAL NORTHEAST/I-85
                                       ----------------------------------------------------------------------------------------

Weeks Corporation Properties

-----------------------------------------------------------------------------------------------------------------------------
                                                   Total                                                           Ceiling
                                      Property    Square                Number of                      Office       Height
Market/Business Park/Property         Type/(1)/    Feet      Acreage     Tenants       Occup./(2)/   Finish/(3)/    (Feet)
-----------------------------------------------------------------------------------------------------------------------------
NORTH CENTRAL SUBMARKET

Northmeadow
      98 11835 Alpharetta Hwy.             O        15,000     2.3           1         100.0%          100%           9
      99 1100 Northmeadow Pkwy.            S        50,891     6.9           4         100.0%           80%          16
     100 1125 Northmeadow Pkwy.            D        67,104     5.8           5         100.0%           49%          22
     101 1150 Northmeadow Pkwy.            D        52,050     4.0           3         100.0%           65%          22
     102 1175 Northmeadow Pkwy.            D        71,264     4.1           3         100.0%           58%          22
     103 1225 Northmeadow Pkwy.            S        37,520     3.9           3         100.0%           79%          14
     104 1250 Northmeadow Pkwy.            D        52,224     4.2           3         100.0%           90%          18
     105 1325 Northmeadow Pkwy.            S        70,700     5.9           9         100.0%           77%          14
     106 1350 Northmeadow Pkwy.            D        64,500     6.4           3         100.0%           89%          22
                                      ---------------------------------------------------------------------------------------
                                                   481,253    43.4          34         100.0%           73%
                                      ---------------------------------------------------------------------------------------

Hembree Crest
     107 11415 Old Roswell Rd.             B        80,000     8.1           1         100.0%            6%          24
     108 11800 Wills Rd.                   D        42,691     3.8           3         100.0%           32%          22
     109 11810 Wills Rd.                   D        59,334     3.7           1         100.0%           23%          22
     110 11820 Wills Rd.                   D       103,222     6.1           1         100.0%           14%          24
                                      ---------------------------------------------------------------------------------------
                                                   285,247    21.6           6         100.0%           16%
                                      ---------------------------------------------------------------------------------------

Mansell Commons
     111 993 Mansell Rd.                   D        21,600     1.7           2         100.0%           64%          20
     112 995 Mansell Rd.                   D        16,800     1.0           4         100.0%           42%          20
     113 997 Mansell Rd.                   D        14,400     0.9           2         100.0%           27%          20
     114 999 Mansell Rd.                   D        19,200     1.3           3         100.0%           12%          20
     115 1003 Mansell Rd.                  D        20,800     1.7           3         100.0%           80%          20
     116 1005 Mansell Rd.                  D        16,800     0.9           4         100.0%           55%          20
     117 1007 Mansell Rd.                  D        37,450     2.1           1         100.0%           41%          20
     118 1009 Mansell Rd.                  S        38,082     3.3           4         100.0%           59%          14
     119 1011 Mansell Rd.                  S        38,630     3.2           3         100.0%           89%          14
                                      --------------------------------------------------------------------------------------
                                                   223,762    16.0          26         100.0%           56%
                                      --------------------------------------------------------------------------------------

Hembree Park
     120 105 Hembree Park Dr.              D        45,490     3.6           6          77.8%           39%          20
     121 150 Hembree Park Dr.              D        44,343     5.0           1         100.0%          100%          24
     122 200 Hembree Park Dr.              D        43,559     2.0           3         100.0%           38%          24
     123 645 Hembree Pkwy.                 D        43,956     3.1           7         100.0%           76%          24
     124 655 Hembree Pkwy.                 D        43,956     3.1           2         100.0%           73%          24
                                      --------------------------------------------------------------------------------------
                                                   221,304    16.8          19          95.4%           65%
                                      --------------------------------------------------------------------------------------

Other North Central Properties
     125 10745 Westside Pkwy.              O        58,093     5.0           1         100.0%          100%           9
                                      --------------------------------------------------------------------------------------
                                                    58,093     5.0           1         100.0%          100%
                                      --------------------------------------------------------------------------------------

Northwinds Business Park
     126 2555 Northwinds Pkwy.             O        64,981    14.5           1         100.0%          100%           9
                                      --------------------------------------------------------------------------------------
                                                    64,981    14.5           1         100.0%          100%
                                      --------------------------------------------------------------------------------------

                                      --------------------------------------------------------------------------------------
TOTAL NORTH CENTRAL                              1,334,640   117.2          87          99.2%           59%
                                      --------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------

                                          Year          Year        Company
Market/Business Park/Property           Dev./(4)/       Acq.       Ownership             Major Tenants
-------------------------------------------------------------------------------------------------------------------
NORTH CENTRAL SUBMARKET

Northmeadow
      98 11835 Alpharetta Hwy.            1994                      100.0%        Eggleston Children's Hospital
      99 1100 Northmeadow Pkwy.           1989         1995         100.0%        Computone Corporation
     100 1125 Northmeadow Pkwy.           1987         1995         100.0%        Skyline South, Inc.
     101 1150 Northmeadow Pkwy.           1988         1995         100.0%        Benchmark Data Corporation
     102 1175 Northmeadow Pkwy.           1987         1995         100.0%        Dickens Data Systems, Inc.
     103 1225 Northmeadow Pkwy.           1989         1995         100.0%        Dow Corning Corporation
     104 1250 Northmeadow Pkwy.           1989         1995         100.0%        Sunguard Recovery Services
     105 1325 Northmeadow Pkwy.           1990         1995         100.0%        Campbell Sales Company
     106 1350 Northmeadow Pkwy.           1994                      100.0%        GTE Mobile Communications
                                      -----------------------------------------

                                      -----------------------------------------

Hembree Crest
     107 11415 Old Roswell Rd.            1991         1995         100.0%        AIG Designs Holding, Inc.
     108 11800 Wills Rd.                  1987         1995         100.0%        Northside Church of Atlanta
     109 11810 Wills Rd.                  1987         1995         100.0%        Intersound, Inc.
     110 11820 Wills Rd.                  1987         1995         100.0%        Coca-Cola USA
                                      -----------------------------------------

                                      -----------------------------------------

Mansell Commons
     111 993 Mansell Rd.                  1987         1995         100.0%        Majure Data, Inc.
     112 995 Mansell Rd.                  1987         1995         100.0%        Roswell Police Department
     113 997 Mansell Rd.                  1987         1995         100.0%        DCM Enterprises, Inc.
     114 999 Mansell Rd.                  1987         1995         100.0%        Apex Supply, Inc.
     115 1003 Mansell Rd.                 1990         1995         100.0%        Checkmate Electronics, Inc.
     116 1005 Mansell Rd.                 1990         1995         100.0%        Miller & Associates
     117 1007 Mansell Rd.                 1990         1995         100.0%        Siemens Power Corporation
     118 1009 Mansell Rd.                 1986         1995         100.0%        Checkmate Electronics, Inc.
     119 1011 Mansell Rd.                 1984         1995         100.0%        Kimberly-Clark Corporation
                                      ---------------------------------------

                                      ---------------------------------------

Hembree Park
     120 105 Hembree Park Dr.             1988         1995         100.0%        Vanstar Corporation
     121 150 Hembree Park Dr.             1985         1995         100.0%        Vanstar Corporation
     122 200 Hembree Park Dr.             1985         1995         100.0%        Accu-Tech Corporation
     123 645 Hembree Pkwy.                1986         1995         100.0%        T.I.C. Enterprises, Inc.
     124 655 Hembree Pkwy.                1986         1995         100.0%        Vanstar Corporation
                                      ---------------------------------------

                                      ---------------------------------------

Other North Central Properties
     125 10745 Westside Pkwy.             1995                      100.0%        Ahistrom Recovery, Inc.
                                      ---------------------------------------

                                      ---------------------------------------

Northwinds Business Park
     126 2555 Northwinds Pkwy.            1997                      100.0%        Devry, Inc.
                                      ---------------------------------------

                                      ---------------------------------------

                                      ---------------------------------------
TOTAL NORTH CENTRAL
                                      ---------------------------------------

Weeks Corporation Properties

------------------------------------------------------------------------------------------------------------------------------
                                                   Total                                                             Ceiling
                                      Property    Square                  Number of                      Office       Height
Market/Business Park/Property         Type/(1)/    Feet       Acreage      Tenants       Occup./(2)/   Finish/(3)/    (Feet)
------------------------------------------------------------------------------------------------------------------------------
AIRPORT/SOUTH ATLANTA SUBMARKET

Southridge
     127 5099 Southridge Pkwy. (5)         D        32,449       5.2           2          60.3%           38%          18
     128 5136 Southridge Pkwy. (5)         D        47,125       6.8           4         100.0%           27%          22
     129 5139 Southridge Pkwy. (5)         D        48,767       5.1           1         100.0%           40%          18
     130 5149 Southridge Pkwy. (5)         D        41,400       3.6           1         100.0%           29%          20
     131 5156 Southridge Pkwy. (5)         D        76,500       6.0           1          29.4%            8%          22
     132 5169 Southridge Pkwy.             D        69,600       5.6           3         100.0%           20%          24
                                      ----------------------------------------------------------------------------------------
                                                   315,841      31.2          12          78.8%           24%
                                      ----------------------------------------------------------------------------------------

Sullivan International
     133 703 Sullivan Rd.                  D        19,936       2.0           1           0.0%           32%          18
     134 721 Sullivan Rd.                  D        18,232       3.6           1         100.0%          100%          18
     135 727 Sullivan Rd.                  D        20,000       1.6           3         100.0%           41%          18
     136 739 Sullivan Rd.                  D        20,000       1.8           2         100.0%           38%          18
                                      ----------------------------------------------------------------------------------------
                                                    78,168       8.9           7          74.5%           52%
                                      ----------------------------------------------------------------------------------------

Other Airport/South Atlanta Properties
     137 105 Kings Mill Rd.                B       153,000      10.0           1         100.0%            2%          24
         105 Kings Mill Rd. Expansion #1   B       100,890       4.5           0         100.0%            0%          28
                                        --------------------------------------------------------------------------------------
                                                   253,890      14.5           1         100.0%            1%
                                        --------------------------------------------------------------------------------------

                                        --------------------------------------------------------------------------------------
TOTAL AIRPORT/SOUTH ATLANTA                        647,899      54.6          20          86.6%           19%
                                        --------------------------------------------------------------------------------------


NORTHWEST/I-75 SUBMARKET

Townpoint
     138 3330 West Town Point Dr.          D        88,000       6.8           2         100.0%           10%          24
     139 3350 West Town Point Dr.          D        76,800       5.2           1         100.0%           19%          24
                                        --------------------------------------------------------------------------------------
                                                   164,800      12.0           3         100.0%           14%
                                        --------------------------------------------------------------------------------------

Northwest Business Center
     140 1331-37-41-51 Capital Circle      S        79,661       7.4           9         100.0%           81%          15
     141 1335 Capital Circle               S        59,468       4.0           5         100.0%           32%          17
     142 2250 Northwest Pkwy               D        50,220       0.000         6         100.0%           54%          18
     143 2252 Northwest Pkwy               S        14,435       0.000         4         100.0%           71%          16
     144 2254 Northwest Pkwy               S        27,437       0.000         5          73.7%           61%          16
     145 2256 Northwest Pkwy               S        13,265       0.000         5          86.4%           64%          16
     146 2258 Northwest Pkwy               S         7,384       0.000         4         100.0%           69%          16
     147 2260 Northwest Pkwy               S        46,214       0.000        13         100.0%           76%          16
     148 2262 Northwest Pkwy               S        25,317       0.000         9         100.0%           65%          16
     149 2264 Northwest Pkwy               D        55,400       0.000         6         100.0%           59%          18
                                        --------------------------------------------------------------------------------------
                                                   378,801      11.3          66          97.6%           62%
                                        --------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------

                                          Year          Year       Company
Market/Business Park/Property           Dev./(4)/       Acq.      Ownership              Major Tenants
----------------------------------------------------------------------------------------------------------------
AIRPORT/SOUTH ATLANTA SUBMARKET

Southridge
     127 5099 Southridge Pkwy. (5)        1990         1994        100.0%        Sky Courier
     128 5136 Southridge Pkwy. (5)        1990         1994        100.0%        Computer Maintenance Corp.
     129 5139 Southridge Pkwy. (5)        1991         1994        100.0%        Fritz Companies, Inc.
     130 5149 Southridge Pkwy. (5)        1990         1994        100.0%        Burlington Air Express, Inc.
     131 5156 Southridge Pkwy. (5)        1992         1994        100.0%        Kuehne & Nagel, Inc.
     132 5169 Southridge Pkwy.            1994                     100.0%        Fokker Aircraft, USA, Inc.
                                     ---------------------------------------

                                     ---------------------------------------

Sullivan International
     133 703 Sullivan Rd.                 1990         1994        100.0%        Southern World Int'l, Inc.
     134 721 Sullivan Rd.                 1991         1994        100.0%        Never Late Air Freight, Inc.
     135 727 Sullivan Rd.                 1988         1994        100.0%        Satair Corp, USA
     136 739 Sullivan Rd.                 1989         1994        100.0%        Cargo Brokers International, Inc.
                                     ---------------------------------------

                                     ---------------------------------------

Other Airport/South Atlanta Properties
     137 105 Kings Mill Rd.               1994                     100.0%        The Bombay Company
         105 Kings Mill Rd. Expansion     1995                     100.0%        The Bombay Company
                                     ----------------------------------------

                                     ----------------------------------------

                                     ----------------------------------------
TOTAL AIRPORT/SOUTH ATLANTA
                                     ----------------------------------------


NORTHWEST/I-75 SUBMARKET

Townpoint
     138 3330 West Town Point Dr.         1994                     100.0%        Ballard Designs
     139 3350 West Town Point Dr.         1995                     100.0%        Brakepro, Inc.
                                     ----------------------------------------

                                     ----------------------------------------

Northwest Business Center
     140 1331-37-41-51 Capital Circle     1985         1996        100.0%        Blockbuster Music Retail, Inc.
     141 1335 Capital Circle              1985         1996        100.0%        DRMF
     142 2250 Northwest Pkwy              1982         1997        100.0%        Dover Elavator Company
     143 2252 Northwest Pkwy              1982         1997        100.0%        Interior Audio Design, Inc.
     144 2254 Northwest Pkwy              1982         1997        100.0%        American Home Craftman, Inc.
     145 2256 Northwest Pkwy              1982         1997        100.0%        Walton Construction, Inc.
     146 2258 Northwest Pkwy              1982         1997        100.0%        Prism, Inc.
     147 2260 Northwest Pkwy              1982         1997        100.0%        Computer Business Solutions
     148 2262 Northwest Pkwy              1982         1997        100.0%        Measurement Systems, Inc.
     149 2264 Northwest Pkwy              1982         1997        100.0%        Trosby of Georgia
                                     ----------------------------------------

                                     ----------------------------------------

Weeks Corporation Properties

-------------------------------------------------------------------------------------------------------------------------------
                                                   Total                                                               Ceiling
                                      Property    Square                     Number of                     Office       Height
Market/Business Park/Property         Type/(1)/    Feet       Acreage         Tenants      Occup./(2)/   Finish/(3)/    (Feet)
-------------------------------------------------------------------------------------------------------------------------------
Franklin Forest Business Center
     150 805 Franklin Court                D        40,410        3.1             4         74.6%           46%          18
     151 810 Franklin Court                S        27,386        2.3             6         84.3%           74%          14
     154 825 Franklin Court                D        55,259        3.6             4         82.2%           36%          18
     155 830 Franklin Court                S        14,340        1.2             1        100.0%           83%          14
     156 835 Franklin Court                D        60,772        3.9             3        100.0%           85%          18
     157 840 Franklin Court                D        35,908        2.4             1        100.0%          100%          18
     152 811 Livingston Court              S        20,780        1.8             2         88.9%           94%          14
     153 821 Livingston Court              S        15,558        1.3             3        100.0%           89%          14
     158 841 Livingston Court              D        35,908        2.7             1        100.0%           78%          18
                                        ---------------------------------------------------------------------------------------
                                                   306,321       27.4            25         91.3%           72%
                                        ---------------------------------------------------------------------------------------

Other Northwest/ I-75 Properties
     159 240 Northpoint Pkwy.              B       127,800        7.9             1        100.0%            7%          24
         240 Northpoint Pkwy. - Exp. #1    B        95,100        4.9             0        100.0%            2%          24
     160 1950 Vaughn Rd.                   D       162,651       15.5             1        100.0%           29%          30
                                        ---------------------------------------------------------------------------------------
                                                   385,551       28.2             2        100.0%           15%
                                        ---------------------------------------------------------------------------------------

                                        ---------------------------------------------------------------------------------------
TOTAL NORTHWEST                                  1,235,473       74.0            96         97.1%           43%
                                        ---------------------------------------------------------------------------------------

STONE MOUNTAIN SUBMARKET

Parknorth
     161 675 Parknorth Blvd.               D        96,500        7.5             3         83.1%           49%          24
     162 696 Parknorth Blvd.               D        97,800        6.1             2        100.0%           12%          22
     163 715 Parknorth Blvd.               D        75,600        4.7             2         80.3%           36%          22
     164 735 Parknorth Blvd.               D       112,320        8.1             8         86.3%           38%          22
     165 736 Parknorth Blvd.               S        36,450        4.1             1        100.0%           74%          14
     166 780 Parknorth Blvd.               D        67,200        3.8             2        100.0%           92%          18
     167 808 Parknorth Blvd.               S        21,600        1.8             2         40.0%          100%          14
     168 815 Parknorth Blvd.               S        35,000        2.9             1        100.0%           77%          16
                                        ---------------------------------------------------------------------------------------
                                                   542,470       39.0            21         89.0%           49%
                                        ---------------------------------------------------------------------------------------

                                        ---------------------------------------------------------------------------------------
TOTAL STONE MOUNTAIN                               542,470       39.0            21         89.0%           49%
                                        ---------------------------------------------------------------------------------------

CHATTAHOOCHEE SUBMARKET

  Chattahoochee
     169 1670 DeFoors Ave.                 D        48,007        2.3             3        100.0%           26%          14
                                      -----------------------------------------------------------------------------------------
                                                    48,007        2.3             3        100.0%           26%
                                      -----------------------------------------------------------------------------------------

                                      -----------------------------------------------------------------------------------------
TOTAL CHATTAHOOCHEE                                 48,007        2.3             3        100.0%           26%
                                      -----------------------------------------------------------------------------------------

                                      -----------------------------------------------------------------------------------------
TOTAL ATLANTA, GEORGIA                          10,973,322      752.2           478         96.3%           35%
                                      -----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------

                                          Year          Year       Company
Market/Business Park/Property           Dev./(4)/       Acq.      Ownership              Major Tenants
-----------------------------------------------------------------------------------------------------------------
Franklin Forest Business Center
     150 805 Franklin Court               1983         1997        100.0%          Americable
     151 810 Franklin Court               1983         1997        100.0%          Active Parenting, Inc.
     154 825 Franklin Court               1983         1997        100.0%          Medaphis Physician Service
     155 830 Franklin Court               1983         1997        100.0%          American Homepatient
     156 835 Franklin Court               1983         1997        100.0%          Value Music Concepts, Inc.
     157 840 Franklin Court               1983         1997        100.0%          Emprise Corporation
     152 811 Livingston Court             1983         1997        100.0%          Tridom Corporation
     153 821 Livingston Court             1983         1997        100.0%          Tridom Corporation
     158 841 Livingston Court             1983         1997        100.0%          Tridom Corporation
                                      ---------------------------------------

                                      ---------------------------------------

Other Northwest/ I-75 Properties
     159 240 Northpoint Pkwy.             1995                     100.0%          Auto-Lok, Inc.
         240 Northpoint Pkwy. - Exp. #    1997                     100.0%          Auto-Lok, inc.
     160 1950 Vaughn Rd.                  1992                     100.0%          Athlete's Foot Group, Inc.
                                      ---------------------------------------

                                      ---------------------------------------

                                      ---------------------------------------
TOTAL NORTHWEST
                                      ---------------------------------------

STONE MOUNTAIN SUBMARKET

Parknorth
     161 675 Parknorth Blvd.              1990         1995        100.0%          Westinghouse Electric Corp.
     162 696 Parknorth Blvd.              1986         1995        100.0%          Ingram-Micro, Inc.
     163 715 Parknorth Blvd.              1989         1995        100.0%          Ingram-Micro, Inc.
     164 735 Parknorth Blvd.              1989         1995        100.0%          Action Expediting, Inc.
     165 736 Parknorth Blvd.              1992         1995        100.0%          Electronic Data Systems Corp.
     166 780 Parknorth Blvd.              1988         1995        100.0%          Serologicals, Inc.
     167 808 Parknorth Blvd.              1986         1995        100.0%          Dekalb Home Care
     168 815 Parknorth Blvd.              1989         1995        100.0%          American District Telegraph
                                      ---------------------------------------

                                      ---------------------------------------

                                      ---------------------------------------
TOTAL STONE MOUNTAIN
                                      ---------------------------------------

CHATTAHOOCHEE SUBMARKET

  Chattahoochee
     169 1670 DeFoors Ave.                1960         1989        100.0%          Ballard Designs
                                      ---------------------------------------

                                      ---------------------------------------

                                      ---------------------------------------
TOTAL CHATTAHOOCHEE
                                      ---------------------------------------

                                      ---------------------------------------
TOTAL ATLANTA, GEORGIA
                                      ---------------------------------------

Weeks Corporation Properties

------------------------------------------------------------------------------------------------------------------------------------
                                                   Total                                                                Ceiling
                                      Property    Square                   Number of                        Office       Height
Market/Business Park/Property         Type/(1)/    Feet       Acreage       Tenants        Occup./(2)/   Finish/(3)/     (Feet)
------------------------------------------------------------------------------------------------------------------------------------
NASHVILLE, TENNESSEE

Airpark Business Center
     170 400 Airpark Center Dr.            S        52,748      3.2               2         62.1%            7%           16
     171 500 Airpark Center Dr.            D        90,150      5.4               7        100.0%           23%           18
     172 600 Airpark Center Dr.            D        78,800      4.7               8         99.8%           15%           18
     173 700 Airpark Center Dr.            D        77,500      4.5              11        100.0%           32%           17
     174 800 Airpark Center Dr.            D        93,928      6.0               7         90.1%           35%           19
     175 900 Airpark Center Dr.            D        84,307      6.0               4         91.9%           12%           26
     176 1400 Donelson Pike                S       102,727      7.7               6        100.0%           84%           16
     177 1410 Donelson Pike                S       108,300      9.3              17        100.0%           55%           16
     178 1413 Donelson Pike                B        66,737      6.2               1        100.0%            9%           26
     179 1420 Donelson Pike                S        90,000      7.2              21         92.9%           52%           16
     180 5270 Harding Place                B        51,960      4.0               1        100.0%           10%           26
                                       ---------------------------------------------------------------------------------------------
                                                   897,157     63.2              85         95.2%           34%
                                       ---------------------------------------------------------------------------------------------

Brentwood South Business Center
     181 7104 Crossroad Blvd.              D       103,200      7.0              12        100.0%           26%           18
     182 7106 Crossroad Blvd.              D       103,200      6.7              11        100.0%           26%           18
     183 7108 Crossroad Blvd.              D        99,000      6.6               9        100.0%            9%           18
     184 119 Seaboard Lane                 D        90,024      5.4               1        100.0%            7%           23
     185 121 Seaboard Lane                 D        45,480      3.1               5        100.0%           33%           24
     186 123 Seaboard Lane                 D        63,360      4.1               2        100.0%            6%           24
                                       ---------------------------------------------------------------------------------------------
                                                   504,264     32.9              40        100.0%           17%
                                       ---------------------------------------------------------------------------------------------

Aspen Grove Business Center
     187 277 Mallory Station Road          D       127,285                                  93.6%           31%           17
                                       ---------------------------------------------------------------------------------------------
                                                   127,285                                  93.6%           31%
                                       ---------------------------------------------------------------------------------------------

Four-Forty Business Center
     188 735 Melrose Ave                   B       165,902                                  90.0%            6%           18
                                       ---------------------------------------------------------------------------------------------
                                                   165,902                                  90.0%            6%
                                       ---------------------------------------------------------------------------------------------


                                       ---------------------------------------------------------------------------------------------
TOTAL NASHVILLE, TENNESSEE                       1,694,608                                  96.0%           26%
                                       ---------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
                                            Year       Year    Company
Market/Business Park/Property             Dev./(4)/    Acq.   Ownership   Major Tenants
-------------------------------------------------------------------------------------------
NASHVILLE, TENNESSEE

Airpark Business Center
     170 400 Airpark Center Dr.             1989      1996     100.0%     TN Boil & Screw
     171 500 Airpark Center Dr.             1988      1996     100.0%     Accelarated Cartage Inc.
     172 600 Airpark Center Dr.             1990      1996     100.0%     American & Efird, Inc.
     173 700 Airpark Center Dr.             1992      1996     100.0%     Piedmont Plastics, Inc.
     174 800 Airpark Center Dr.             1995      1996     100.0%     Jackson Machine Sales, Inc.
     175 900 Airpark Center Dr.             1995      1996     100.0%     Northern Telecom, Inc.
     176 1400 Donelson Pike                 1986      1996     100.0%     National Health Laboratories
     177 1410 Donelson Pike                 1986      1996     100.0%     Square D Company
     178 1413 Donelson Pike                 1996      1996     100.0%     Nippon Express USA Inc.
     179 1420 Donelson Pike                 1985      1996     100.0%     MDL Information Systems
     180 5270 Harding Place                 1996      1996     100.0%     Airborne Freight Corp.
                                       ----------------------------------

                                       ----------------------------------

Brentwood South Business Center
     181 7104 Crossroad Blvd.               1987      1996     100.0%    Cool Springs Antique Mall
     182 7106 Crossroad Blvd.               1987      1996     100.0%    Numatics, Inc.
     183 7108 Crossroad Blvd.               1989      1996     100.0%    Service Merchandise
     184 119 Seaboard Lane                  1990      1996     100.0%    Matrix Exhibits, Inc.
     185 121 Seaboard Lane                  1990      1996     100.0%    Let It Shine Gymnastics
     186 123 Seaboard Lane                  1990      1996     100.0%    Telco, Inc.
                                       ----------------------------------

                                       ----------------------------------

Aspen Grove Business Center
     187 277 Mallory Station Road           1996               100.0%
                                       ----------------------------------

                                       ----------------------------------

Four-Forty Business Center
     188 735 Melrose Ave                    1997               100.0%
                                       ----------------------------------

                                       ----------------------------------


                                       ----------------------------------
TOTAL NASHVILLE, TENNESSEE
                                       ----------------------------------


Weeks Corporation Properties

-----------------------------------------------------------------------------------------------------------------------------------
                                                   Total                                                              Ceiling
                                      Property    Square                   Number of                      Office       Height
Market/Business Park/Property         Type/(1)/    Feet       Acreage       Tenants       Occup./(2)/   Finish/(3)/    (Feet)
-----------------------------------------------------------------------------------------------------------------------------------
RESEARCH TRIANGLE, NORTH CAROLINA

Perimeter Park
     189 900 Perimeter Park                S        47,642      4.0               4       93.5%          100%          16
                                       ---------------------------------------------------------------------------------------------
                                                    47,642      4.0               4       93.5%          100%
                                       ---------------------------------------------------------------------------------------------

Perimeter Park West
     190 1400 Perimeter Park West          O        44,916      3.3               1      100.0%          100%          12
     191 1500 Perimeter Park West          O        79,712      5.5               4      100.0%          100%          12
     192 1600 Perimeter Park West          O        94,897      5.7               2      100.0%          100%          12
     193 1800 Perimeter Park West          O        54,434      3.9               4      100.0%          100%          12
                                       ---------------------------------------------------------------------------------------------
                                                   273,959     18.4              11      100.0%          100%
                                       ---------------------------------------------------------------------------------------------

Metro Center
     194 2800 Perimeter Park Dr.           D       135,492      8.2               4      100.0%           87%          24
     195 2900 Perimeter Park Dr.           D        59,927      4.5               2      100.0%            4%          24
     196 3000 Perimeter Park Dr.           D        74,922      5.8               3      100.0%           43%          24
                                       ---------------------------------------------------------------------------------------------
                                                   270,341     18.5               9      100.0%           57%
                                       ---------------------------------------------------------------------------------------------

Enterprise Center
     197 507 Airport Blvd.                 S       106,583      7.2               5      100.0%          100%          14
     198 5151 McCrimmon Pkwy.              S       104,066      7.7               3      100.0%            8%          14
                                       ---------------------------------------------------------------------------------------------
                                                   210,649     14.8               8      100.0%           54%
                                       ---------------------------------------------------------------------------------------------

Woodlake Center
     199 1000 Innovation Ave.              D       108,000      7.5               1      100.0%          100%          24
                                       ---------------------------------------------------------------------------------------------
                                                   108,000      7.5               1      100.0%          100%
                                       ---------------------------------------------------------------------------------------------

Interchange Plaza
     200 5520 Capital Center Dr.           O        37,630      3.7               1      100.0%          100%          12
     201 801 Jones Franklin Rd.            O        69,151      4.1               8      100.0%           21%          12
                                       ---------------------------------------------------------------------------------------------
                                                   106,781      7.8               9      100.0%           49%
                                       ---------------------------------------------------------------------------------------------

Research Triangle Industrial Center
     202 409 Airport Blvd - 1              D        85,129      3.1               4      100.0%           12%          20
     203 409 Airport Blvd - 2              D        42,712      1.8               2      100.0%           20%          20
     204 409 Airport Blvd - 3              D        26,215      6.1               1      100.0%            5%          20
                                       ---------------------------------------------------------------------------------------------
                                                   154,056     11.1               7      100.0%           13%
                                       ---------------------------------------------------------------------------------------------

Other Raleigh Properties
     205 6501 Weston Pkwy.                 O        93,990                               100.0%           91%          12
                                       ---------------------------------------------------------------------------------------------
                                                    93,990                               100.0%           91%
                                       ---------------------------------------------------------------------------------------------

                                       ---------------------------------------------------------------------------------------------
TOTAL RESEARCH TRIANGLE, NC                      1,265,418                                99.8%           68%
                                       ---------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------

                                         Year       Year    Company
Market/Business Park/Property          Dev./(4)/    Acq.   Ownership            Major Tenants
-----------------------------------------------------------------------------------------------------
RESEARCH TRIANGLE, NORTH CAROLINA

Perimeter Park
     189 900 Perimeter Park              1982      1996     100.0%     Radian International LLC
                                       -------------------------------

                                       -------------------------------

Perimeter Park West
     190 1400 Perimeter Park West        1991      1996     100.0%     PPD Phamaco, Inc.
     191 1500 Perimeter Park West        1996      1996     100.0%     Intersoiv, Inc.
     192 1600 Perimeter Park West        1994      1996     100.0%     Radian International LLC
     193 1800 Perimeter Park West        1994      1996     100.0%     AT&T Corporation
                                       -------------------------------

                                       -------------------------------

Metro Center
     194 2800 Perimeter Park Dr.         1992      1996     100.0%     Allegiance Healthcare Corp
     195 2900 Perimeter Park Dr.         1990      1996     100.0%     Burnham Service Corporation
     196 3000 Perimeter Park Dr.         1989      1996     100.0%     Skyway Freight Systems, Inc.
                                       -------------------------------

                                       -------------------------------

Enterprise Center
     197 507 Airport Blvd.               1993      1996     100.0%     Davinci Systems Corporation
     198 5151 McCrimmon Pkwy.            1995      1996     100.0%     Tekelec
                                       -------------------------------

                                       -------------------------------

Woodlake Center
     199 1000 Innovation Ave.            1994      1996     100.0%     Stream International, Inc.
                                       -------------------------------

                                       -------------------------------

Interchange Plaza
     200 5520 Capital Center Dr.         1993      1996     100.0%     380 Degree Communications
     201 801 Jones Franklin Rd.          1995      1996     100.0%     DSAtlantic
                                       -------------------------------

                                       -------------------------------

Research Triangle Industrial Center
     202 409 Airport Blvd - 1            1982      1997       0.0%     Caliber Logistics, Inc.
     203 409 Airport Blvd - 2            1983      1997       0.0%     Waste Industries
     204 409 Airport Blvd - 3            1986      1997       0.0%     Emco-Wheaton
                                       -------------------------------

                                       -------------------------------

Other Raleigh Properties
     205 6501 Weston Pkwy.               1996      1996     100.0%
                                       -------------------------------

                                       -------------------------------

                                       -------------------------------
TOTAL RESEARCH TRIANGLE, NC
                                       -------------------------------


Weeks Corporation Properties

------------------------------------------------------------------------------------------------------------------------------------
                                                   Total                                                               Ceiling
                                      Property    Square                   Number of                       Office       Height
Market/Business Park/Property         Type/(1)/    Feet       Acreage       Tenants        Occup./(2)/   Finish/(3)/    (Feet)
------------------------------------------------------------------------------------------------------------------------------------
ORLANDO, FLORIDA

ParkSouth Distribution
     206 2500 Principal Row                B       140,015      7.5               1        100.0%           14%          26
                                       ---------------------------------------------------------------------------------------------
                                                   140,015      7.5               1        100.0%           14%
                                       ---------------------------------------------------------------------------------------------

Airport Commerce Center
     207 8249 Parkline Blvd.               D        33,600      2.4               6        100.0%           33%          20
     208 8351 Parkline Blvd.               D        33,600      2.4               4        100.0%           65%          20
     209 8500 Parkline Blvd.               D       102,400      7.9               7        100.0%           31%          23
     210 8501 Parkline Blvd.               D        27,000      1.9               4        100.0%           22%          20
     211 8549 Parkline Blvd.               D        27,007      1.7               2         78.3%           47%          20
     212 1630 Prime Court                  D        43,200      3.7               2        100.0%           10%          22
                                       ---------------------------------------------------------------------------------------------
                                                   266,807     20.1              25         97.8%           33%
                                       ---------------------------------------------------------------------------------------------

Technology Park
     213 100 Technology Park               S        60,711                                  61.3%           82%
                                       ---------------------------------------------------------------------------------------------
                                                    60,711      0.0               0         61.3%           82%
                                       ---------------------------------------------------------------------------------------------

                                       ---------------------------------------------------------------------------------------------
TOTAL ORLANDO, FLORIDA                             467,533     27.6              26         93.7%           33%
                                       ---------------------------------------------------------------------------------------------

SPARTANBURG, SOUTH CAROLINA

Hillside
     214 170 Parkway West                  B        96,000      6.5               3        100.0%           18%          24
     215 190 Parkway West                  D        92,400      8.6               1        100.0%            5%          22
     216 285 Parkway East                  B       139,600     10.2               1        100.0%            7%          24
         285 Parkway East Expansion        B        57,600      4.7               0        100.0%            0%          24
                                       ---------------------------------------------------------------------------------------------
                                                   385,600     30.0               5        100.0%            8%
                                       ---------------------------------------------------------------------------------------------

                                       ---------------------------------------------------------------------------------------------
TOTAL SPARTANBURG, SOUTH CAROLINA                  385,600     30.0               5        100.0%            8%
                                       ---------------------------------------------------------------------------------------------

                                       ---------------------------------------------------------------------------------------------
TOTAL PROPERTIES IN-SERVICE                      14,786,481 1,026.7             708         96.5%          36%
                                       ---------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                         Year       Year    Company
Market/Business Park/Property          Dev./(4)/    Acq.   Ownership             Major Tenants
----------------------------------------------------------------------------------------------------
ORLANDO, FLORIDA

ParkSouth Distribution
     206 2500 Principal Row              1996               100.0%        General Medical Corporation
                                       -------------------------------

                                       -------------------------------

Airport Commerce Center
     207 8249 Parkline Blvd.             1996               100.0%        NMC Homecare, Inc.
     208 8351 Parkline Blvd.             1994      1995     100.0%        Chrysler Corporation
     209 8500 Parkline Blvd.             1986      1995     100.0%        United Parcel Service, Inc.
     210 8501 Parkline Blvd.             1991      1995     100.0%        Wirth Florida, Inc.
     211 8549 Parkline Blvd.             1992      1995     100.0%        American Medical Labs.
     212 1630 Prime Court                1996               100.0%        Bakery Express of Central Fla.
                                       -------------------------------

                                       -------------------------------

Technology Park
     213 100 Technology Park             1986      1997     100.0%        Slemens Stromberg-Carlson
                                       -------------------------------

                                       -------------------------------

                                       -------------------------------
TOTAL ORLANDO, FLORIDA
                                       -------------------------------

SPARTANBURG, SOUTH CAROLINA

Hillside
     214 170 Parkway West                1995               100.0%        W.R. Grace & Co. Com
     215 190 Parkway West                1996               100.0%        BMG Music
     216 285 Parkway East                1994               100.0%        Sally Foster, Inc.
         285 Parkway East Expansion      1996               100.0%        Sally Foster, Inc.
                                       -------------------------------

                                       -------------------------------

                                       -------------------------------
TOTAL SPARTANBURG, SOUTH CAROLINA
                                       -------------------------------

                                       -------------------------------
TOTAL PROPERTIES IN-SERVICE
                                       -------------------------------


Weeks Corporation Properties


----------------------------------------------------------------------------------------------------------------------
                                                   Total
                                      Property    Square                   Number of                      Office
Market/Business Park/Property         Type/(1)/    Feet        Acreage       Tenants      Occup./(2)/   Finish/(3)/
----------------------------------------------------------------------------------------------------------------------
PROPERTIES UNDER DEVELOPMENT

Metropolitan Atlanta, Georgia
     217 1750 Beaver Ruin Rd.              S         67,600      6.4             2          85.9%         100%
     218 250 Horizon Dr.                   B        267,619     18.1             1          23.1%           5%
     219 3280 Summit Ridge Pkwy.           B        173,360     10.2             2          83.4%           4%
     220 3805 Crestwood Pkwy.              O        105,295      7.2             6          87.5%         100%
     221 3885 Crestwood Pkwy               O        105,295      6.3             0           0.0%          43%
     222 2775 Eastside Parkway             D         79,588      6.2             1          45.8%          20%
     223 2850 Eastside Parkway/(8)/        D         86,000      7.5             1         100.0%         100%
     224 5755 Peachtree Industrial Blvd.   O         50,000      8.0             1         100.0%         100%
     225 5765 Peachtree Industrial Blvd.   D         60,000      4.7             1         100.0%         100%
     226 5775 Peachtree Industrial Blvd.   D         60,000      4.7             1         100.0%          37%
     227 250 Hembree Pkwy./(7)/            D         94,500      8.1             5          71.5%          25%
     228 1335 Northmeadow Pkwy./(7)/       S         88,783      8.6             6         100.0%         100%
     229 11390 Old Roswell Road/(7)/       S         47,600      4.4             0          30.8%          50%
     230 2550 Northwinds Pkwy              O        149,797     14.2             0           0.0%         100%
     231 5025 Derrick Jones Rd./(7)/       D         89,600      8.6             3         100.0%          15%
         5149 Southridge Pkwy - Exp #1/(6)/D         46,800      3.7             0          64.1%          19%
     232 5195 Southridge Pkwy.             D         60,000      5.6             0           0.0%          25%
     233 120 Declaration Dr.               B        301,200     14.7             1          69.9%           2%
     234 3240 Town Point Dr.               D        140,400     10.4             3          77.2%          33%
     235 2885 Breckinridge Blvd            S         82,349      8.9             2          83.8%           0%
     236 130 Declaration Drive             B        210,000     10.8             0           0.0%           0%
     237 3270 Summit Ridge Parkway         B        152,000     10.5             0           0.0%           0%
     238 660 Hembree Parkway/(7)/          D         94,500      9.2             1          53.0%           0%
                                        ------------------------------------------------------------------------------
TOTAL ATLANTA, GEORGIA                            2,612,286    195.0            37          52.7%
                                        ------------------------------------------------------------------------------

Nashville, Tennessee
     239 736 Melrose Ave.                  D        103,400      8.7             0           0.0%          25%
     240 3300 Briley Park Blvd. South      B        194,750     18.3             0           0.0%          10%
                                        ------------------------------------------------------------------------------
TOTAL NASHVILLE, TENNESSEE                          298,150     27.0             0           0.0%
                                        ------------------------------------------------------------------------------

Research Triangle, North Carolina
     241 1700 Perimeter Park               O         81,000      6.0             0           0.0%         100%
     242 5400 McCrimmon Pkwy               S        146,250     12.3             0           0.0%          50%
     243 Paramount Parkway                 O         99,684      6.0             1         100.0%           0%
                                        ------------------------------------------------------------------------------
TOTAL  RESERACH TRIANGLE, NC                        326,934     24.3             1          30.5%
                                        ------------------------------------------------------------------------------

Orlando, Florida
     244 2490 Principal Row                B        101,800      5.6             2         100.0%          10%
     245 2435 Principal Row                B        126,818      7.1             1         100.0%          10%
     246 Celebration Blvd                  S         58,702      5.5             0           0.0%          50%
     247 1629 Prime Court                  D         43,200      3.1             4          88.9%          25%
     248 Technology Park                   S         52,777      5.3             0           0.0%           0%
                                        ------------------------------------------------------------------------------
TOTAL ORLANDO, FLORIDA                              383,297     28.6             7          69.7%
                                        ------------------------------------------------------------------------------



                                        ------------------------------------------------------------------------------
TOTAL PROPERTIES UNDER DEVELOPMENT                3,620,667     48.2%
                                        ------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------
                                              Ceiling
                                               Height     Year       Year    Company
Market/Business Park/Property                  (Feet)   Dev./(4)/    Acq.   Ownership         Major Tenants
----------------------------------------------------------------------------------------------------------------------
PROPERTIES UNDER DEVELOPMENT

Metropolitan Atlanta, Georgia
     217 1750 Beaver Ruin Rd.                   16        1996               100.0%      Liberty Mutual Insurance Co.
     218 250 Horizon Dr.                        30        1997               100.0%      Euromarket Designs, Inc.
     219 3280 Summit Ridge Pkwy.                28        1997               100.0%      Public Storage
     220 3805 Crestwood Pkwy.                    9        1997               100.0%      Astronet
     221 3885 Crestwood Pkwy                     9        1997               100.0%      ---
     222 2775 Eastside Parkway                  24        1997               100.0%      Walman Optical Company
     223 2850 Eastside Parkway/(8)/             24        1997                50.0%      Data General Corporation
     224 5755 Peachtree Industrial Blvd.         9        1997               100.0%      Ikon Office Solutions
     225 5765 Peachtree Industrial Blvd.        22        1997               100.0%      Ikon Office Solutions
     226 5775 Peachtree Industrial Blvd.        22        1997               100.0%      Ikon Office Solutions
     227 250 Hembree Pkwy./(7)/                 22        1996                 0.0%      Paul Davis Systems
     228 1335 Northmeadow Pkwy./(7)/            14        1996                 0.0%      United Parcel Service
     229 11390 Old Roswell Road/(7)/            14        1997                 0.0%      ---
     230 2550 Northwinds Pkwy                    9        1997               100.0%      ---
     231 5025 Derrick Jones Rd./(7)/            22        1996                 0.0%      Professional Sales Group, Ltd.
         5149 Southridge Pkwy - Exp #1/(6)/     21        1996                 2.5%      Burlington Air Express, Inc.
     232 5195 Southridge Pkwy.                  24        1995                 2.5%      ---
     233 120 Declaration Dr.                    28        1997                 0.0%      Appleton Papers, Inc.
     234 3240 Town Point Dr.                    24        1996               100.0%      Barco, Inc.
     235 2885 Breckinridge Blvd                 14        1997               100.0%      Equifax Services, Inc.
     236 130 Declaration Drive                  28        1997               100.0%      ---
     237 3270 Summit Ridge Parkway              28        1997               100.0%      ---
     238 660 Hembree Parkway/(7)/               22        1998               100.0%      Bell South Entertainment, Inc.
                                        -----------------------------------------------
TOTAL ATLANTA, GEORGIA
                                        -----------------------------------------------

Nashville, Tennessee
     239 736 Melrose Ave.                       18        1997               100.0%      ---
     240 3300 Briley Park Blvd. South           26        1997               100.0%      ---
                                        -----------------------------------------------
TOTAL NASHVILLE, TENNESSEE
                                        -----------------------------------------------

Research Triangle, North Carolina
     241 1700 Perimeter Park                    12        1997               100.0%      ---
     242 5400 McCrimmon Pkwy                    14        1997               100.0%      ---
     243 Paramount Parkway                      12        1999               100.0%      PPD Pharmaco
                                        -----------------------------------------------
TOTAL  RESERACH TRIANGLE, NC
                                        -----------------------------------------------

Orlando, Florida
     244 2490 Principal Row                     26        1997               100.0%      Greenmount Moving & Storage
     245 2435 Principal Row                     26        1997               100.0%      The Smith Wilson Company
     246 Celebration Blvd                       14        1997               100.0%      ---
     247 1629 Prime Court                       22        1997               100.0%      Sabratek Corporation
     248 Technology Park                        14        1998               100.0%      ---
                                        -----------------------------------------------
TOTAL ORLANDO, FLORIDA
                                        -----------------------------------------------



                                        -----------------------------------------------
TOTAL PROPERTIES UNDER DEVELOPMENT
                                        -----------------------------------------------

Weeks Corporation Properties

------------------------------------------------------------------------------------------------------------------------
                                                   Total
                                      Property    Square                    Number of                       Office
Market/Business Park/Property         Type/(1)/    Feet        Acreage       Tenants        Occup./(2)/   Finish/(3)/
------------------------------------------------------------------------------------------------------------------------
PROPERTIES TO BE ACQUIRED

Nashville, Tennessee
     249 Airpark Center X                  B        106,122      7.9               1           5.0%          75%
     250 Airpark Center XII                D        156,830     12.1               5          66.1%          25%
     251 320 Premier Court                 D        106,358      4.5               2          13.1%          40%
     252 Bldg V                            D        160,848     10.0               2          34.3%          15%
                                        --------------------------------------------------------------------------------
TOTAL NASHVILLE, TENNESSEE                          530,158     34.6              10          33.6%
                                        --------------------------------------------------------------------------------

Research Triangle, North Carolina
     253 100 Perimeter Park (9)            S         55,664      5.3               1         100.0%         100%
     254 200 Perimeter Park (9)            S         55,664      6.3               2         100.0%         100%
     255 300 Perimeter Park (9)            S         55,664      6.3               1         100.0%         100%
     256 400 Perimeter Park (9)            S         74,088      5.4               1         100.0%         100%
     257 500 Perimeter Park (9)            S         74,017      5.8               1         100.0%         100%
     258 800 Perimeter Park (9)            S         55,637      4.5               1         100.0%         100%
     259 1000 Perimeter Park (9)           S         56,436      4.5               8          91.7%           0%
     260 2000 Perimeter Park West          O         55,636      4.3               2          69.3%         100%
     261 1100 Perimeter Park West (10)     S         84,950      9.5               8         100.0%           0%
     262 2600 Perimeter Park Dr            S         70,848      6.1               1          76.4%           0%
     263 101 Innovation Ave                D         97,200      7.9               2         100.0%           0%
     264 Regency Forest                    O        100,000     10.5               1          50.0%         100%
                                        --------------------------------------------------------------------------------
TOTAL RESEARCH TRIANGLE, NC                         835,804     76.4              29          89.4%          63%
                                        --------------------------------------------------------------------------------

                                        --------------------------------------------------------------------------------
TOTAL PROPERTIES TO BE ACQUIRED                   1,365,962    111.0              39          67.8%          52%
                                        --------------------------------------------------------------------------------

                                        --------------------------------------------------------------------------------
TOTAL PORTFOLIO                                  19,773,110  1,410.5             791          85.7%          36%
                                        --------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
                                       Ceiling
                                        Height     Year       Year    Company
Market/Business Park/Property           (Feet)   Dev./(4)/    Acq.   Ownership            Major Tenants
------------------------------------------------------------------------------------------------------------------------
PROPERTIES TO BE ACQUIRED

Nashville, Tennessee
     249 Airpark Center X                17        1996                 0.0%          ---
     250 Airpark Center XII              19        1996                 0.0%          Molecular Systems Labs.
     251 320 Premier Court               19        1996                 0.0%          Bellsouth Comm. Systems, Inc.
     252 Bldg V                          25        1996                 0.0%          Corrigan Moving & Storage
                                      ------------------------------------------
TOTAL NASHVILLE, TENNESSEE
                                      ------------------------------------------

Research Triangle, North Carolina
     253 100 Perimeter Park (9)          14        1987      1997       0.0%          Northern Telecom
     254 200 Perimeter Park (9)          14        1987      1997       0.0%          Northern Telecom
     255 300 Perimeter Park (9)          14        1986      1997       0.0%          Northern Telecom
     256 400 Perimeter Park (9)          14        1983      1997       0.0%          Northern Telecom
     257 500 Perimeter Park (9)          14        1985      1997       0.0%          Northern Telecom
     258 800 Perimeter Park (9)          14        1984      1997       0.0%          Northern Telecom
     259 1000 Perimeter Park (9)         14        1982      1997       0.0%          Tecnomagnele, Inc.
     260 2000 Perimeter Park West        12        1997                 0.0%          BE&K Engineering of NC
     261 1100 Perimeter Park West        14        1990                 0.0%          Gannymede Software
     262 2600 Perimeter Park Dr          14        1997                 0.0%          Apria Healthcare
     263 101 Innovation Ave              24        1997                 0.0%          Time Warner Entertainment
     264 Regency Forest                  12        1997                 0.0%          360 Communications
                                      ------------------------------------------
TOTAL RESEARCH TRIANGLE, NC
                                      ------------------------------------------

                                      ------------------------------------------
TOTAL PROPERTIES TO BE ACQUIRED
                                      ------------------------------------------

                                      ------------------------------------------
TOTAL PORTFOLIO
                                      ------------------------------------------

(1) D = business distribution; B = bulk warehouse; S = business service; O = office; R = retail.

(2) For In-Service Properties represents occupancy as of 6/30/97. For properties under development or to be acquired, represents occupancy as of 7/31/97.

(3) Represents the percentage of rentable square feet that is built out as office space rather than as warehouse or distribution space. For Properties under development represents current pro forma.

(4) The year of development means the year in which shell construction was completed.

(5) Property owned by Weeks Financing Limited Partnership, which is 99% owned by the Operating Partnership and 1% owned by Weeks Realty Services.

(6) The Operating Partnership is developer for a joint venture which owns this Property and in which the Operating Partnership currently has a 2.5% interest. In addition, the Operating Partnership has an option to purchase this Property upon stabilization or 12 months after completion.

(7) The Operating Partnership is developer of this Property and it has a option to purchase the building upon stabilization and can be required by owner to purchase the Property after completion.

(8) The Operating Partnership owns 50% of the Property through a joint venture agreement.

(9) Effective July 1, 1997, the Operating Partnership acquired 100% of this Property.

(10) Effective August 1, 1997, the Operating Partnership acquired 100% of this Property.


The leases for the Operating Partnership's industrial Properties have terms ranging from one to 15 years, with terms for multi-tenant buildings typically between three and five years and for build-to-suit facilities typically between seven and ten years. Typically, the tenant in a multi-tenant building pays for increases in taxes, operating costs and insurance above a base year. In build-to-suit facilities, the tenant typically pays for all taxes, insurance and operating costs. Approximately 57% of the Operating Partnership's leases (representing 65% of the Operating Partnership's aggregate square feet) have rent increases during the term of the lease. The renewal provisions of the industrial Properties' leases typically provide for renewal rents to be at market rates.

The following table sets forth the average Occupancy Rate and annual base rent per leased square foot of the Properties for the periods specified. Information regarding the Properties is included from the earliest date the Operating Partnership (i) developed or acquired the Property, (ii) acquired an interest in the Property through a joint venture or (iii) began to manage the Property.

                   Occupancy Rate and Annual Base Rent



                                                                                                        Average
                                     Average         Average         Average          Average         Annual Base
                                      Total          Leased         Occupancy          Annual           Rent Per
Year/(1)/                            Sq. Ft.         Sq. Ft.           Rate          Base Rent          Sq. Ft./(2)/
---------------------------------------------------------------------------------------------------------------------
                                 (in thousands)  (in thousands)                    (in thousands)
1992..........................        3,816            3,372           88.4%       $    16,476        $     4.89
1993..........................        3,956            3,664           92.6%       $    18,783        $     5.13
1994..........................        4,146            3,993           96.3%       $    20,139        $     5.04
1995..........................        6,752            6,507           96.4%       $    32,072        $     4.93
1996..........................        9,828            9,471           96.4%       $    48,547        $     5.13

-----------------------

/(1)/ Data is an average over the period.
/(2)/ Calculated as average annual base rent divided by the average total leased square feet during the period.

LEASE EXPIRATIONS

The following table shows scheduled lease expirations for the Operating Partnership's total Property portfolio based on leases under which tenants were paying rent in both stabilized and pre-stabilized properties as of June 30, 1997, assuming no exercise of renewal options or termination rights, if any:


--------------------------------------------------------------------------------------------------------------
                              NUMBER OF                         SQUARE                           ANNUALIZED
                               LEASES        YEAR OF             FEET          % OF TOTAL       BASE RENT/(1)/
                              EXPIRING      EXPIRATION     (IN THOUSANDS)     SQUARE FEET      (IN THOUSANDS)
--------------------------------------------------------------------------------------------------------------
TOTAL PORTFOLIO
                                105            1997             1,434             9.5%          $ 8,049
                                170            1998             2,494            16.5%           13,233
                                165            1999             1,896            12.5%           12,049
                                138            2000             2,590            17.1%           15,729
                                 91            2001             1,278             8.5%            7,052
                                 67            2002             1,282             8.5%           10,071
                                 18            2003               592             3.9%            5,242
                                 18            2004             1,283             8.5%            6,170
                                 10            2005               523             3.5%            2,606
                                 17            2006               603             4.0%            3,011
                                  6            2007               514             3.4%            2,442
                                  2            2008               223             1.5%              783
                                  2            2011               294             1.9%            1,704
                                  2            2012               109             0.7%            1,497
--------------------------------------------------------------------------------------------------------------
                                811                            15,115/(2)/      100.0%          $89,638
                                ===                            ===========      ======          =======

/(1)/ Annualized base rent represents the annualized monthly base rental at the time of lease expiration.
/(2)/ The total square footage as of June 30, 1997, is comprised of approximately 14,271,240 square feet of leases in stabilized Properties, and approximately 843,724 square feet of leases in Properties under development or in lease-up where tenants are paying rent as of June 30, 1997.

The following table summarizes by year the Operating Partnership's capitalized tenant improvement and leasing costs incurred in the renewal or re-leasing of previously occupied space.

               Capitalized Tenant Improvements and Leasing Costs


---------------------------------------------------------------------------------------------------------
(In thousands, except per square foot information)                     1996           1995          1994
---------------------------------------------------------------------------------------------------------
Industrial Properties
  Re-leasing
    Square feet leased                                                  678            317           360
    Capitalized tenant improvements and
      leasing commissions                                            $1,395         $  462        $  171
    Capitalized tenant improvements and
      leasing commissions per square foot                            $ 2.06         $ 1.46        $ 0.47

  Renewal
    Square feet renewed                                               1,027            814           472
    Capitalized tenant improvements and
      leasing commissions                                            $1,055         $  469        $  191
    Capitalized tenant improvements and
      leasing commissions per square foot                            $ 1.03         $ 0.58        $ 0.40

  Total
    Square feet                                                       1,705          1,131           832
    Capitalized tenant improvements and
      leasing commissions                                            $2,450         $  931        $  362
    Capitalized tenant improvements and
      leasing commissions per square foot                            $ 1.44         $ 0.82        $ 0.43


Suburban Office Properties
  Re-leasing
    Square feet leased                                                   16            111/(1)/       29
    Capitalized tenant improvements and
      leasing commissions                                            $   45         $1,578/(1)/   $  217
    Capitalized tenant improvements and
      leasing commissions per square foot                            $ 2.80         $14.25/(1)/   $ 7.43

  Renewal
    Square feet renewed                                                 106             47            86
    Capitalized tenant improvements and
      leasing commissions                                            $  290         $   50        $  187
    Capitalized tenant improvements and
      leasing commissions per square foot                            $ 2.74         $ 1.06        $ 2.17

  Total
    Square feet                                                         122            158/(1)/      115
    Capitalized tenant improvements and
      leasing commissions                                            $  335         $1,628/(1)/   $  404
    Capitalized tenant improvements and
      leasing commissions per square foot                            $ 2.75         $10.27/(1,2)/ $ 3.50

---------------------------

/(1)/ Includes $1,377,000 or $15.68 per square foot to re-tenant 87,845 square feet of the Operating Partnership's 94,677 square foot suburban office property which was vacated by Matsushita Electric Corp. and which was converted from a single tenant to a multi-tenant property.
/(2)/ Excluding amounts incurred to re-lease the office property discussed in
      (1) above, capitalized tenant improvements and leasing commissions would have been $3.56 per square foot for released and renewed space during 1995.

Certain Property Tax Information

      The aggregate real estate property tax obligations for the In-Service Properties during 1996 were approximately $4,725,000.

Insurance Coverage

      The Operating Partnership carries property, liability and rental loss insurance covering all of the Properties, with policy specifications and insured limits that the Operating Partnership believes are adequate and appropriate under the circumstances.

Item 4.    Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the beneficial ownership of Units of the Operating Partnership as of June 30, 1997 for (i) directors of Weeks, (ii) the Chief Executive Officer and each of the four most highly compensated executive officers of the Operating Partnership (collectively, the "Named Executive Officers"), (iii) the directors of Weeks and executive officers of the Operating Partnership as a group and (iv) each person known to the Operating Partnership who is, or may be deemed to be, a Unitholder of the Operating Partnership holding more than a 5% interest in the Operating Partnership. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and disposition power.


                                                Number
                                               of Units
     Name and Address                        Beneficially          Percent of
     of Beneficial Owner                         Owned                Class
     -------------------                     ------------          ----------
A. Ray Weeks, Jr.(1)                         1,432,905/(2)/           6.30%
     Chairman, Chief Executive Officer
     and Director

Thomas D. Senkbeil(1)                           96,067/(3)(4)/          *
     Vice Chairman, Chief Investment
     Officer and Director

Forrest W. Robinson(1)                          72,127/(3)(4)/          *
     President, Chief Operating Officer
     and Director

David P. Stockert(1)                              --                    *
     Senior Vice President and
     Chief Financial Officer

Klay W. Simpson(1)                               4,110                  *
     Senior Vice President, Marketing

John W. Nelley, Jr.(1)                       1,833,749/(5)/           8.06%
     Managing Director and Director

Harold S. Lichtin(1)                           379,118/(6)/           1.67%
     Managing Director and Director

Barrington H. Branch(1)                        --                       *
     Director

George D. Busbee(1)                            --                       *
     Director

Charles R. Eitel(1)                            --                       *
     Director

William O. McCoy(1)                            --                       *
Director


                                                  Number
                                                 of Units
     Name and Address                          Beneficially         Percent of
     of Beneficial Owner                           Owned               Class
     -------------------                       ------------         ----------
William Cavanaugh III(1)                           --                    *
     Director

Weeks GP Holdings, Inc.(1)                        237,503              1.04%

Weeks LP Holdings, Inc.(1)                     17,445,285             76.71%

All executive officers and
directors as a group (27 persons)               3,763,882             16.55%
----------------

*      Represents less than 1% of the Company's outstanding Units

(1)    Beneficial owner's address is 4497 Park Drive, Norcross, Georgia 30093.
(2) Includes 400,155 Units held by trusts of which A. Ray Weeks, Jr. is co-trustee and a 20% beneficiary, and 255,623 Units that A. Ray Weeks, Jr. controls, including Units held by those corporations discussed in notes (3) and (4) below, and 163,048 Units beneficially held by Mr. Weeks' spouse.
(3) Includes 42,993 Units held by a corporation which is owned 60%, 30% and 10%, respectively, by Messrs. Weeks, Senkbeil and Robinson.
(4) Includes 257 Units held by a corporation which is owned 75%, 20% and 5%, respectively, by Messrs. Weeks, Senkbeil and Robinson.
(5) Includes 1,833,749 Units held by a partnership of which Mr. Nelley is a general partner. Mr. Nelley disclaims beneficial ownership of 1,438,334 of such Units.
(6) Includes 134,673 Units held by entities which Harold S. Lichtin controls and 1,228 Units held by Mr. Lichtin's spouse.


Item 5.       Directors and Executive Officers

The information under the heading "Item X. Executive Officers of the Registrant" on pages 30 through 33 of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 is hereby incorporated by reference.

The Board of Directors of Weeks currently consists of eleven persons, with one presently unfilled vacancy. Directors of Weeks are divided into three classes serving staggered three year terms, with directors serving until the election and qualification of their successors. Certain information regarding the nominees and the continuing directors is set forth below. This information has been furnished by the respective individuals.

Directors With Terms Expiring In 2000

A. Ray Weeks, Jr. has been the Chairman of the Board of Directors and Chief Executive Officer of Weeks since its incorporation in 1983. He was also the President of Weeks from 1983 through March 1991. Mr. Weeks is 44 years old.

George D. Busbee has served as a director of Weeks since August 1994. He has been of counsel to the law firm of King & Spalding since January 1993 and was a partner of King & Spalding from January 1983 to December 1993. Mr. Busbee is the former Governor of the State of Georgia. He is currently a director of Union Camp Corporation and Delta Air Lines, Inc. Mr. Busbee is 69 years old.

William O. McCoy has served as a director of Weeks since August 1994. Since February 1995, Mr. McCoy has been Vice-President--Finance, The University of North Carolina. Mr. McCoy was President of BellSouth Enterprises and the Vice Chairman of the Board of BellSouth Corporation, a regional telecommunications company, from 1983 until January 1995. He is currently a director of The Liberty Corporation, Carolina Power & Light Company, Fidelity Investments and Kenan Transport Co. Mr. McCoy is 63 years old.

Directors With Terms Expiring In 1999

Barrington H. Branch has served as a director of Weeks since August 1994. From 1991 to February 1997, Mr. Branch was President and Chief Executive Officer of DIHC Management Corporation, the wholly owned U.S. real estate investment subsidiary of Pensionenfonds PGGM, the second largest private pension fund in The Netherlands. Since February 1997, Mr. Branch has been an independent advisor and consultant to institutional investors in U.S. real estate, including DIHC Management Corporation. Mr. Branch is 56 years old.

John W. Nelley, Jr. has served as a director of Weeks since November 1996. In addition, Mr. Nelley has been a Managing Director of Weeks, with responsibilities for Weeks' activities in Nashville, Tennessee, since November 1996. Since 1982, Mr. Nelley has been a General Partner of NWI Warehouse Group, L.P., an industrial warehouse development company in Nashville, Tennessee whose assets and business have been acquired, or are under agreement to be acquired, by Weeks. Mr. Nelley is an attorney and a CPA. Mr. Nelley is 48 years old.

William Cavanaugh III was elected by the shareholders at Weeks' Annual Meeting held on May 21, 1997 to fill one of the current vacancies on the Board of Directors for a term commencing June 1, 1997. Mr. Cavanaugh has been President and Chief Executive Officer of Carolina Power & Light Company ("CP&L") since October 1996. He joined CP&L in September 1992 and served as the Company's President and Chief Operating Officer until October 1996, when he became Chief Executive Officer. Prior to joining CP&L, he was Chairman, Chief Executive Officer and Director of Energy Operations, Incorporated, and Group President--Energy Supply for Energy Corporation. He is currently a director of the Nuclear Energy Institute, the Association of Edison Illuminating Companies, Wachovia Bank of North Carolina, North Carolina Citizens for Business and Industry, and the Southeastern Electric Exchange, and is on the Governing Board of the World Association of Nuclear Operators ("WANO") and is Chairman of the WANO--Atlanta Board of Governors. Mr. Cavanaugh is 58 years old.

Thomas D. Senkbeil has served as a director of Weeks since October 1992. Mr. Senkbeil has been the Vice Chairman of the Board and Chief Investment Officer of Weeks since October 1992. From September 1984 to October 1992, Mr. Senkbeil served as Executive Vice President and Managing Partner of Senkbeil & Associates, Inc. and Anderson & Senkbeil, Inc., each a real estate development firm. Mr. Senkbeil is 47 years old.

Directors With Terms Expiring In 1998

Forrest W. Robinson has served as a director and President of Weeks since April 1991 and as the Chief Operating Officer since May 1988. Mr. Robinson is 46 years old.

Harold S. Lichtin has served as a director of Weeks since December 1996. In addition, Mr. Lichtin has been a Managing Director of Weeks, with responsibilities for Weeks' activities in North Carolina, since December 1996. From 1977 to December 1996, Mr. Lichtin was President of Lichtin Properties, Inc., a commercial development and property management company in the Raleigh-Durham-Chapel Hill area of North Carolina that was acquired by Weeks in December 1996. Mr. Lichtin is 48 years old.

Charles R. Eitel has served as a director of Weeks since August 1994. Since February 1997, Mr. Eitel has been President and Chief Operating Officer of Interface, Inc., a worldwide manufacturer of commercial interior products, with over 75% of its sales in commercial carpet. He was President and Chief Executive Officer, Floorcoverings Group, Interface, Inc. and served as Executive Vice President of Interface, Inc. from October 1994 until February 1997. Mr. Eitel was President and Chief Executive Officer of Interface Flooring Systems from November 1993 to October 1994, and was President of the Floor Coverings Division of Collins & Aikman from July 1987 to November 1993. He is currently a director of Interface, Inc. Mr. Eitel is 47 years old.

Vacancy On Weeks' Board Of Directors

One seat on Weeks' Board of Directors is currently vacant. The term of the director who is elected by the Board of Directors to fill the remaining vacancy will expire in 1998.

Item 6.       Executive Compensation

The Section under the heading "Election of Directors" entitled "Compensation of Directors" of Weeks' Proxy Statement for the 1997 Annual Meeting of Shareholders held May 21, 1997 (the "Proxy Statement") and the sections under the heading entitled "Executive Compensation" of the Proxy Statement are incorporated herein by reference.

Item 7.       Certain Relationships and Related Transactions

The Sections under the heading entitled "Certain Transactions" of the Proxy Statement are incorporated herein by reference.

Item 8.       Legal Proceedings

The Operating Partnership is not currently involved in any material litigation other than litigation which is expected to be covered by liability insurance or which is not expected to have a material adverse effect on the Operating Partnership's results of operations or financial condition.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

There is no established public trading market for the Units. As of June 30, 1997, there were 39 holders of record of Units in the Operating Partnership.

The following table sets forth the quarterly per Unit distributions paid by the Operating Partnership to holders of its Units with respect to each such period.

                  Quarter Ended                 Distributions
                  -------------                 -------------
                  March 31, 1995                $  0.375

                  June 30, 1995                    0.375

                  September 30, 1995               0.375

                  December 31, 1995                0.40

                  March 31, 1996                   0.40

                  June 30, 1996                    0.40

                  September 30, 1996               0.40

                  December 31, 1996                0.43

                  March 31, 1997                   0.43

                                     -59-

                  June 30, 1997                   0.43

The Operating Partnership currently anticipates making regular quarterly distributions to holders of the units. The distributions for each quarterly period are declared and paid one quarter in arrears. Future distributions are dependent upon many factors including the Operating Partnership's earnings, capital requirements, its financial condition and its available cash flow and are governed by the discretion of the Board of Directors of Weeks.

Item 10.      Recent Sales of Unregistered Securities

Effective July 1, 1997, the Operating Partnership issued a total of 83,568 Units in partial consideration for the acquisition of real estate properties from Lichtin. The aggregate value of the properties acquired by the Operating Partnership in exchange for such Units was approximately $2.2 million. The Units were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act in reliance, in part, upon the representations and warranties set forth in the Lichtin acquisition agreements. The Units are subject to a registration rights and lock-up agreement which restricts the disposition of the Units until December 31, 1999.

On March 31, 1997, the Operating Partnership issued a total of 501,488 Units in full consideration for the acquisition of real estate properties from NWI. The aggregate value of the properties acquired by the Operating Partnership in exchange for such Units was approximately $12.5 million. The Units were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act in reliance, in part, upon the representations and warranties set forth in the NWI acquisition agreements. These Units are subject to a registration rights and lock-up agreement which restricts the disposition of the Units for a period of one year from the date of issuance with respect to all Units and further restricts the disposition of Units beneficially owned by Weeks' principal executive officers in Nashville, Tennessee (approximately 43% of the total Units issued) until November 1, 1999.

On January 31, 1997, the Operating Partnership issued 71,158 Units in partial consideration for the acquisition of real estate properties from Lichtin. The aggregate value of the properties acquired by the Operating Partnership in exchange for such Units was approximately $1.8 million. The Units were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act in reliance, in part, upon the representations and warranties set forth in the Lichtin acquisition agreements. The Units are subject to a registration rights and lock-up agreement which restricts the disposition of the Units until December 31, 1999.

On December 31, 1996, the Operating Partnership issued 565,459 Units in partial consideration for the acquisition of real estate properties and the business operations of Lichtin. The aggregate value of the properties acquired by the Operating Partnership in exchange for such Units and other consideration was approximately $21.4 million. The Units were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act in reliance, in part, upon the representations and warranties set forth in the Lichtin acquisition agreements. The Units are subject to a registration rights and lock-up agreement which restricts the disposition of the Units until December 31, 1999.

On November 1, 1996, November 26, 1996, and December 30, 1996 the Operating Partnership issued a total of 1,352,261 Units in partial or full consideration for the acquisition of real estate properties and the business operations of NWI. The aggregate value of the properties acquired by the Operating Partnership in exchange for such Units was approximately $33.8 million. The Units were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act in reliance, in part, upon the representations and warranties set forth in the NWI acquisition agreements. These Units are subject to a registration rights and lock-up agreement which restricts the disposition of the Units for a period of one year from the date of issuance with respect to all Units and further restricts the disposition of Units beneficially owned by Weeks' principal executive officers in Nashville, Tennessee (approximately 43% of the total Units issued) until November 1, 1999.

On August 24, 1994, the Operating Partnership issued an aggregate of 7,675,360 Units to Weeks in exchange for approximately $147.8 million in cash. In addition, on August 24, 1994, the Operating Partnership issued an aggregate of 2,593,072 Units to certain of the Limited Partners in exchange for certain property and assets valued at an aggregate of approximately $49.9 million. The issuance of the Units was effected in reliance on the exemption from registration under Section 4(2) of the Securities Act.

The Operating Partnership has issued additional Units to the General Partner in exchange for the contribution of funds received pursuant to sales of Weeks' common stock in connection with the Additional Offerings. Such issuances of Units were effected in reliance on the exemption from registration under Section 4(2) of the Securities Act.

Item 11.      Description of Registrant's Securities to be Registered

All of Weeks' assets are held by or through, and all of its operations are conducted by or through, the Operating Partnership. At June 30, 1997, Weeks indirectly controlled the Operating Partnership as the sole general partner and as the holder of a 77.8% interest in the Operating Partnership. The remaining Units are held by the Limited Partners. The material terms of the Units, including a summary of certain provisions of the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the "Partnership Agreement"), are set forth below. The following description of the terms and provision of the Units and the Partnership Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of Georgia law and the terms of the Partnership Agreement.

General

Holders of Units (other than the General Partner) hold limited partnership interests in the Operating Partnership, and all holders of Units (including the General Partner) are entitled to share in cash distributions from, and in the profits and losses of, the Operating Partnership. The Units are exchangeable for shares of Weeks' common stock on a one-for-one basis, or cash, at the Company's option. The Units are not registered pursuant to Federal or state securities laws, and they are not listed on the New York Stock Exchange ("NYSE") or any other exchange or quoted on any national market system. Upon effectiveness of this Form 10, the Units will be registered under the Exchange Act, which registration will not affect their restricted nature.

The Operating Partnership was formed as a limited partnership under the Georgia Revised Uniform Limited Partnership Act ("GRULPA"). Holders of Units have the rights to which limited partners are entitled under GRULPA. The Units cannot be sold, assigned, pledged or otherwise disposed of by a holder unless they are so registered or an exemption from such registration is available. In addition, the Partnership Agreement imposes restrictions on the transfer of Units, some of which are described herein.

Purposes, Business and Management

The purpose of the Operating Partnership includes the conduct of any business that may lawfully be conducted by a limited partnership formed under GRULPA, except that the Partnership Agreement requires the business of the Operating Partnership to be conducted in such a manner that will permit Weeks to be classified as a REIT under Section 856 of the Code, unless Weeks elects not to qualify as a REIT, or ceases to qualify as a REIT for reasons other than the conduct of the business of the Operating Partnership. The Operating Partnership may, subject to the foregoing limitation, enter into partnerships, joint ventures or similar arrangements and may own interests in any other entity.

The General Partner, as sole general partner, has the exclusive power and authority to conduct the business of the Operating Partnership, subject to the consent of the Limited Partners in certain limited circumstances discussed below. No Limited Partner, in his capacity as such, may take part in the operation, management or control of the business of the Operating Partnership.

In particular, the Limited Partners expressly acknowledge in the Partnership Agreement that the General Partner is acting on behalf of the Operating Partnership and Weeks' shareholders collectively, and is under no obligation to consider the tax consequences to individual Limited Partners of any action taken by it in exercising its authority under the Partnership Agreement. The General Partner intends to make decisions in its capacity as general partner of the Operating Partnership so as to maximize the profitability of the Operating Partnership as a whole, independent of the tax effects on the Limited Partners. Neither the General Partner, nor the Operating Partnership nor Weeks will have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under the Partnership Agreement.

Ability to Engage in Other Businesses; Conflicts of Interest

The General Partner may not conduct any business other than the business of the Operating Partnership. In furtherance of the business and purposes of the Operating

Partnership and for the benefit of the Operating Partnership as a whole, the General Partner may conduct business activities other than through the Operating Partnership, conduct businesses not connected with the ownership, acquisition and disposition of partnership interests and the management of the business of the Operating Partnership, and own assets other than the partnership interests. See the Section entitled "Policies With Respect To Certain Activities -- Conflict Of Interest Policies" included herein.

Distributions; Allocations of Income and Loss

The Partnership Agreement provides for the distribution of Net Operating Cash Flow (as defined below), as determined in the manner provided in the Partnership Agreement, to the General Partner and the Limited Partners in proportion to their percentage interests in the Operating Partnership. "Net Operating Cash Flow" is generally defined as all cash receipts of the Operating Partnership from all sources, excluding capital contributions, minus all cash costs and expenses of the Operating Partnership, reserves, principal payments or debt and capital expenditures and other adjustments. In addition, the Partnership Agreement generally provides for the allocation to the General Partner and the Limited Partners of items of the Operating Partnership's income and losses in accordance with their percentage interests in the Operating Partnership.

Borrowing by the Operating Partnership

The General Partner is authorized to cause the Operating Partnership to borrow money and to issue and guarantee debt as it deems necessary for the conduct of the activities of the Operating Partnership. Such debt may be secured by deeds to secure debt, mortgages, deeds of trust, liens or encumbrances on Properties of the Operating Partnership. The General Partner may also cause the Operating Partnership to borrow money to enable the Operating Partnership to make distributions in an amount sufficient to permit Weeks, so long as it qualifies as a REIT, to avoid the payment of any federal income tax.

Reimbursement of the General Partner

The General Partner will not receive any compensation for its services as general partner of the Operating Partnership. The General Partner, however, as a partner in the Operating Partnership, has the same right to allocations and distributions as other partners of the Operating Partnership. In addition, the Operating Partnership has agreed to reimburse the General Partner for all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Operating Partnership, and any offering of shares of Weeks' common stock, including expenses in connection with the registration of Weeks' common stock.

Liability of the General Partner and the Limited Partners

The General Partner is liable for all general obligations of the Operating Partnership to the extent Operating Partnership funds are reasonably available to the General Partner. Neither Weeks nor the General Partner is obligated to expend its individual funds for payments to third parties on behalf of the Partnership or to undertake any individual liability or obligation on behalf of the Operating Partnership. The General Partner is not liable for the nonrecourse obligations of the Operating Partnership.

The Limited Partners are not required to make additional contributions to the Operating Partnership. Assuming that a Limited Partner acts in conformity with the provisions of the Partnership Agreement, the liability of the Limited Partner for obligations of the Operating Partnership under GRULPA is limited, subject to certain possible exceptions, generally to the loss of the Limited Partner's investment in the Operating Partnership represented by his Units.

The Operating Partnership is qualified to conduct business in Georgia, North Carolina, South Carolina, Tennessee and Florida. Maintenance of limited liability may require compliance with certain legal requirements of those jurisdictions and certain other jurisdictions. Limitations on the liability of a Limited Partner for the obligations of a limited partnership have not clearly been established in many states; accordingly, if it were determined that the right, or exercise of the right by the Limited Partners, to make certain amendments to the Partnership Agreement or to take other action pursuant to the Partnership Agreement constituted "control" of the Operating Partnership's business for the purposes of the statutes of any relevant state, the Limited Partners might be held personally liable for the Operating Partnership's obligations. The Operating Partnership operates in a manner the General Partner deems reasonable, necessary and appropriate to preserve the limited liability of the Limited Partners.

Exculpation and Indemnification of the General Partner

The Partnership Agreement generally provides that the General Partner will incur no liability to the Operating Partnership or any Limited Partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. In addition, the General Partner is not responsible for any misconduct or negligence on the part of its agents provided the General Partner appointed such agents in good faith. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors and any action it takes or omits to take in reliance upon the opinion of such persons, as to matters which the General Partner reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

The Partnership Agreement also provides for indemnification of the General Partner, the directors, officers and Affiliates (as defined in the Partnership Agreement) of the General Partner, Weeks and the Operating Partnership and such other persons as the General Partner may from time to time designate, against any and all losses, claims, damages, liabilities, expenses, judgments, fines, settlements (including, but not limited to, reasonable attorneys' fees and expenses), and other amounts arising from any and all claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which such person may be involved, or is threatened to be involved, provided that the Operating Partnership shall not indemnify any such person (i) for intentional misconduct or a knowing violation of the law, or (ii) for any transaction for which such person received a personal benefit in violation or breach of any provision of the Partnership Agreement.

Sales of Assets

Under the Partnership Agreement, the General Partner generally has the exclusive authority to determine whether, when and on what terms the assets of the Operating Partnership (including the Properties) will be sold. A sale of all or substantially all of the assets of the Operating Partnership to Weeks, the General Partner or an Affiliate of either (or a merger of the Operating Partnership with another entity if the Operating Partnership is not the surviving entity), however, requires the affirmative vote of a majority in interest of the Limited Partners (other than Weeks LP).

Removal of the General Partner; Transfer of General Partner's Interest

The Partnership Agreement provides that the General Partner may not be removed by the Limited Partners. The General Partner may not transfer any of its interests except in connection with a merger or sale of all or substantially all its assets.

Transferability of Interests

The Partnership Agreement provides that the General Partner may not voluntarily withdraw from, or transfer any portion of its interest in, the Operating Partnership, without the consent of a majority in interest of the Limited Partners (other than Weeks LP). In addition to certain other prohibitions on transfer, in no event may a Limited Partner transfer his interest in the Operating Partnership if such transfer would cause the termination of the Operating Partnership for federal income tax purposes or would cause, or in the judgment of the General Partner might cause, Weeks to cease to comply with the requirements under the Code for classification as a REIT. The Limited Partners are permitted at any time under the Partnership Agreement to transfer the economic attributes of their interests in the Operating Partnership to their Affiliates, upon notice to the General Partner and upon providing the General Partner an opinion of counsel reasonably acceptable to the General Partner to the effect that such transfer may be effected without violation of any federal or state securities laws. Such transferees, however, will not be admitted as substitute limited partners unless the transferor so directs and the General Partner consents and the transferees agree to assume the obligations of the transferor under the Partnership Agreement.

No Withdrawal by Limited Partners

No Limited Partner has the right to withdraw from or reduce his capital contribution to the Operating Partnership, except as a result of the redemption or transfer of his Units pursuant to the terms of the Partnership Agreement.

Issuance of Additional Limited Partnership Interests

The General Partner is authorized, without the consent of the Limited Partners, to cause the Operating Partnership to issue additional Units to the partners or to other persons for such consideration and on such terms and conditions as the General Partner deems appropriate. In addition, the General Partner may cause the Operating Partnership to issue to the General Partner and/or Weeks LP (as applicable) additional Units, or other additional partnership interests in different series or classes which may be senior to the Units, in conjunction with an offering of securities of Weeks having substantially similar rights, in which the proceeds thereof are contributed to the Operating Partnership by the General Partner or Weeks LP (as determined by the General Partner in its sole discretion). Consideration for additional partnership interests may be cash or any property or other assets permitted by GRULPA.

Meetings; Voting

Meetings of the Limited Partners may be called only by the General Partner. Limited Partners may vote either in person or by proxy at meetings. Any action that is required or permitted to be taken by the Limited Partners of the Operating Partnership may be taken at a meeting of the Limited Partners. On matters in which Limited Partners are entitled to vote, each Limited Partner (other than Weeks LP) will have a vote equal to the number of Units he holds in the Operating Partnership, in connection with (i) the sale of all or substantially all of the assets of the Operating Partnership, (ii) the merger of the Operating Partnership into another entity if the Operating Partnership is not the surviving entity, (iii) the dissolution of the Operating Partnership or
(iv) the acquisition of any personal or real property other than in the name of the Operating Partnership or of certain other entities in which the Operating Partnership has an interest. A transferee of Units who has not been admitted as a Limited Partner of record with respect to such Units will have no voting rights with respect to such Units, even if such transferee holds other Units as to which it has been admitted as Limited Partner. The Partnership Agreement does not provide for annual meetings of the Limited Partners.

Amendment of Partnership Agreement

Amendments to the Partnership Agreement may be proposed by the General Partner. Generally, the Partnership Agreement may be amended with the approval of the General Partner and a majority in interest of the Limited Partners. Certain amendments that would, among other things, convert a Limited Partner's interest into a general partner's interest; modify the limited liability of a Limited Partner; or alter or modify the redemption rights of a Limited Partner must be approved by the General Partner and each Limited Partner that would be adversely affected by such amendment. Notwithstanding the foregoing, the General Partner shall have the power, without the consent of the Limited Partners, to amend the Partnership Agreement as may be required to (i) with the approval of the Independent Directors (as defined in the Partnership Agreement) of Weeks, add to the obligations of the General Partner or Weeks or surrender any rights or power granted to the General Partner or Weeks, or any Affiliate (as defined in the Partnership Agreement) of the General Partner or Weeks, for the benefit of the Limited Partners, (ii) reflect the admission, substitution, termination, or withdrawal of partners in accordance with the terms of the Partnership Agreement, (iii) establish the designations, rights, powers, duties and preferences of any additional partnership interests issued in accordance with the terms of the Partnership Agreement, (iv) reflect a change that is of an inconsequential nature and does not materially adversely affect the Limited Partners, or cure any ambiguity, correct or supplement any provisions of the Partnership Agreement not inconsistent with law or with other provisions of the Partnership Agreement, or make other changes concerning matters under the Partnership Agreement that are not otherwise inconsistent with the Partnership Agreement or law, (v) satisfy any requirements of federal or state law or regulatory or judicial order, (vi) change the name of the Operating Partnership, or (vii) maintain Weeks' status as a REIT.

Books and Reports

The General Partner is required to keep the Operating Partnership's books and records at the principal office of the Operating Partnership. The books of the Operating Partnership are required to be maintained for financial and tax reporting purposes in accordance with generally accepted accounting principles. The Limited Partners have the right, subject to certain limitations, to receive copies of Securities and Exchange Commission filings by Weeks, the Operating Partnership's tax return, a list of partners, the Partnership Agreement, the partnership certificate and all amendments thereto, and information about the capital contributions of the partners.

The General Partner will furnish to each Limited Partner, as soon as practicable after the close of each fiscal year, an annual report containing financial statements of the Operating Partnership (or Weeks, if consolidated financial statements including the Operating Partnership are prepared) for each fiscal year. The financial statements will be audited by a firm of independent public accountants selected by the General Partner.

Dissolution, Winding Up and Termination

The Operating Partnership will continue in full force and effect until the earlier of (i) the bankruptcy, incapacity or other event that causes the last general partner of the Operating Partnership to cease to be a general partner unless, within 90 days after such event, a majority in interest of the Limited Partners agrees in writing to continue the business of the Operating Partnership and to the appointment of a successor general partner, (ii) the election to dissolve the Operating Partnership made in writing by the General Partner with the consent of a majority in interest of the Limited Partners (other than Weeks
LP), (iii) the sale or other disposition of all or substantially all of the assets of the Operating Partnership, (iv) the entry of a decree of judicial dissolution of the Operating Partnership pursuant to Georgia law or (v) December 31, 2093, unless the General Partner, in its sole and absolute discretion, extends such date by written notice to the Limited Partners given prior to such date. Upon dissolution, the General Partner or any liquidator will proceed to liquidate the assets of the Operating Partnership and apply the proceeds therefrom in the order of priority set forth in the Partnership Agreement.

Item X.  Policies with Respect to Certain Activities

The following is a discussion of investment objectives and policies, disposition policies, financing policies and policies with respect to certain other activities of the Operating Partnership. The policies with respect to these activities have been determined by the General Partner and may be amended or revised from time to time at the discretion of the board of directors of the General Partner without a vote of the Operating Partnership's Limited Partners, except that (1) The General Partner cannot change its policy of holding its assets and conducting its business through the Operating Partnership, (2) changes in certain policies with respect to conflicts of interest must be consistent with legal requirements, (3) the policies with respect to competition by Messrs. Weeks, Senkbeil, Robinson, Nelley and Lichtin and NWI (an entity controlled by Mr. Nelley) are imposed pursuant to contracts that cannot be amended or waived without the vote of a majority of the disinterested directors of Weeks, and (4) Weeks cannot take any action intended to terminate its qualification as a REIT without the approval of a majority of the shares of Weeks' common stock. No assurance can be given that the Operating Partnership's investment objectives will be attained or that the value of the Operating Partnership will not decrease.

Investment Objectives and Policies

The Operating Partnership's investment objectives are to provide quarterly cash distributions and to achieve long-term capital appreciation through increases in cash flow and the value of the Operating Partnership. The Operating Partnership will seek to accomplish these objectives through the ownership of the Properties, development of additional Properties on development land, acquisitions of additional Properties and real estate companies, improved operations of the Properties, lease-up of unleased space in existing Properties and in any developed or acquired Properties and, where deemed appropriate, renovations and expansions of these Properties. The key criterion for new investments will be that they offer the opportunity for growth in per share cash available for distribution.

The Operating Partnership may purchase Properties for long-term investment, expand and improve the Properties presently owned, or sell such Properties, in whole or in part, when circumstances warrant. The Operating Partnership may also participate with other entities in property ownership, through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness which may have priority over the equity interest of the Operating Partnership. The Operating Partnership may, from time to time under certain circumstances, make loans in connection with the acquisition or development of Properties.

While the Operating Partnership emphasizes equity real estate investments, it may, in its discretion, invest in mortgages, stock of other real estate investment trusts and other real estate interests, including mortgage-backed securities. Such mortgage investments may include participating or convertible mortgages. The Operating Partnership, however, has not invested previously in mortgages or stock of other real estate investment trusts and currently has no plans to do so.

Disposition Policies

The Operating Partnership does not currently intend to dispose of any of the Properties, although it reserves the right to do so if, based upon management's periodic review of the Properties, the Operating Partnership determines that such action would be in the best interests of the Operating Partnership. The Operating Partnership's ability to sell a Property is in some cases subject to a tenant's option to purchase or right of first refusal with respect to such Property.

The Operating Partnership may dispose of Properties developed in the future for third parties and may sell its interests in certain of the development land as part of its strategy of generating activity in the business parks. The Operating Partnership's ability to sell land held through joint ventures may in some cases be limited by the requirements to obtain approvals from the Operating Partnership's partners in the joint ventures. The Operating Partnership's ability to sell development land is in some cases also subject to options to purchase or rights of first refusal with respect to such development land which have been granted to tenants of adjacent Properties or other third parties. The Operating Partnership intends to continue to develop build-to-suit properties for sale to owner-users, although its focus will remain on developing multi-tenant and build-to-suit for lease buildings.

Financing Policies

At June 30, 1997, the Operating Partnership had a Debt-to-Total Market Capitalization Ratio of approximately 28% (including the Operating Partnership's proportionate share of indebtedness of unconsolidated joint ventures). The Debt-to-Total Market Capitalization Ratio, which is based upon market values of equity and accordingly fluctuates with changes in the price of Weeks' common stock, differs from debt-to-book capitalization ratios which are based upon book values and which may not reflect the current income potential of the assets and the operating businesses. The Operating Partnership believes that Debt-to-Total Market Capitalization provides a more appropriate indication of leverage for a company whose assets are primarily operating real estate. The Operating Partnership currently intends to adhere to a policy of maintaining a less than 50% Debt-to-Total Market Capitalization Ratio. The organizational documents of the Operating Partnership, Weeks GP and Weeks, however, do not limit the amount or percentage of indebtedness that they may incur. The Operating Partnership may modify its debt policy in light of then-current economic conditions, relative costs of debt and equity capital, the market values of its Properties, general conditions in the market for debt and equity securities, fluctuations in the market price of Week's common stock, growth and acquisition opportunities and other factors. Accordingly, the Operating Partnership may increase its Debt-to-Total Market Capitalization Ratio beyond the limits described above. To the extent that the Operating Partnership determines to seek additional capital, Weeks or the Operating Partnership may raise such funds through additional equity offerings, debt financing or retention of cash flow (subject to provisions in the Code concerning taxability of undistributed real estate investment trust income), or a combination of these methods.

In the event that the General Partner determines to raise additional equity capital, the General Partner has the authority, without the approval of the Limited Partners, to issue additional Units in any manner (and on such terms and for such consideration) it deems appropriate, including in exchange for property. Existing Limited Partners would have no preemptive right to purchase Units issued in any offering, and any such offering might cause a dilution of a Limited Partner's investment in the Operating Partnership.

As long as the Operating Partnership is in existence, the proceeds of the sale of equity securities by Weeks will be contributed to the Operating Partnership in exchange for Units in the Operating Partnership. Weeks presently anticipates that any additional borrowings will be made through the Operating Partnership, although Weeks may also incur indebtedness which may be re-loaned to the Operating Partnership. Indebtedness incurred by Weeks may be in the form of bank borrowings, secured and unsecured, and publicly and privately placed debt instruments. Indebtedness incurred by the Operating Partnership or its operating subsidiaries may be in the form of purchase money obligations to the sellers of properties, publicly or privately placed debt instruments, or financing from banks, institutional investors or other lenders, any of which indebtedness may be unsecured or may be secured by mortgages or other interests in the property owned by the Operating Partnership. Such indebtedness may be recourse to all or any part of the property of Weeks or the Operating Partnership or its operating subsidiaries, or may be limited to the particular property to which the indebtedness relates. The proceeds from any borrowings by the Operating Partnership or its operating subsidiaries may be used for the payment of distributions, working capital, to refinance existing indebtedness or to finance the development or acquisition of properties.

Working Capital Reserve Policies

The Operating Partnership will maintain working capital reserves in amounts that the board of directors of the General Partner determines to be adequate to meet normal contingencies in connection with the operation of the Operating Partnership's business and investments.

Conflicts of Interest Policies

The General Partner has adopted certain policies which are designed to eliminate or minimize potential conflicts of interest. The General Partner is subject to certain provisions of Georgia law which are designed to eliminate or minimize certain potential conflicts of interest. However, there can be no assurance that these policies or provisions of Georgia law always will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all partners.

Noncompetition Agreements

Each of A. Ray Weeks, Jr., Thomas D. Senkbeil, Forrest W. Robinson, David P. Stockert, John W. Nelley, Jr. and Harold S. Lichtin and NWI (an entity controlled by Mr. Nelley) has entered into a noncompetition agreement (the "Noncompete Agreements") with Weeks, the Operating Partnership, Weeks Realty Services, and Weeks Construction Services. The Noncompete Agreements, with certain exceptions, prohibit (a) each individual from serving as an officer, director, or partner of, owning any interest in or performing certain managerial functions on behalf of, any entity that engages directly or indirectly in the development, operation, management, leasing, construction or landscaping of any industrial or office properties during the term of his employment with Weeks and/or the Operating Partnership, as applicable, and for a period of three years thereafter, with respect to Messrs. Weeks, Senkbeil and Robinson, for a period of two years thereafter, with respect to Mr. Stockert, and for a period of one year thereafter, with respect to Messrs. Nelley and Lichtin and (b) NWI from serving as partner of, or owning any interest in, or engaging in the acquisition, development, operating, management, leasing, construction, or landscaping of industrial or office properties and activities substantially similar to those that NWI has performed within the two years immediately prior to the execution of the Noncompete Agreement until March 31, 1998.

Policies Applicable to All Directors of the General Partner

Pursuant to Georgia law (the jurisdiction under which the General Partner is organized), each director will be subject to restrictions on misappropriation of corporate opportunities to himself or his affiliates learned solely as a result of his service as a member of the board of directors of the General Partner. In addition, under Georgia law, a transaction effected by the General Partner or any entity controlled by the General Partner in which a director or certain related persons or entities of the director has a conflicting interest, as defined thereunder, of such financial significance that it would reasonably be expected to exert an influence on the director's judgment, may not be enjoined, set aside or give rise to damages on the ground of such interest if (i) the transaction is approved, after disclosure of the interest, by the affirmative vote of a majority of the disinterested directors, or by the affirmative vote of a majority of the votes cast by disinterested shareholders, or (ii) the transaction is established to have been fair to the General Partner.

Other Policies

The Operating Partnership may make investments other than as previously described, although it does not currently intend to do so. The Operating Partnership may in the future make loans to its employees and officers, although the Operating Partnership does not expect that such loans would be material in amount. During the last three years, the Operating Partnership has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers, and the Operating Partnership does not intend to do so in the future. The Operating Partnership's policies with respect to such activities may be reviewed and modified from time to time by the board of directors of the General Partner without the vote of the Limited Partners.

The Operating Partnership may, from time to time under certain circumstances, purchase Units. The Operating Partnership has no present intention to repurchase any of its Units, and any such action would be taken only in conformity with applicable federal and state laws.

Item 12.      Indemnification of Directors and Officers

The Partnership Agreement generally provides that the General Partner will incur no liability to the Operating Partnership or any Limited Partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission, if the General Partner acted in good faith. In addition, the General Partner is not responsible for any misconduct or negligence on the part of its agents, provided the General Partner appointed such agents in good faith. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors and any action it takes or omits to take in reliance upon the opinion of such persons, as to matters which the General Partner reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion. The Partnership Agreement also provides for indemnification of (i) the General Partner, (ii) the directors, officers and Affiliates of the Operating Partnership, the General Partner and Weeks, (iii) certain persons who have executed guaranties and other instruments on behalf of the Operating Partnership, (iv) Messrs. Weeks, Senkbeil and Robinson, (v) Weeks, and (vi) such other persons as the General Partner may from time to time designate, against any and all losses, damages, claims, liabilities, expenses, judgments, fines and settlements (including, but not limited to reasonable attorneys' fees and expenses) incurred by reason of any act performed in good faith or in enforcing the provisions of the Partnership Agreement relating to indemnification; provided, however, that the Operating Partnership shall not indemnify any such person (i) for intentional misconduct or a knowing violation of the law, or (ii) for any transaction for which such person received a personal benefit in violation or breach of any provision of the Partnership Agreement.

As permitted by the Georgia Business Corporation Code (the "GBCC"), the General Partner's Amended and Restated Articles of Incorporation (the "Articles") provide that a director shall not be personally liable to the General Partner or its shareholders for monetary damages for breach of duty of care or any other duty owed to the General Partner as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the General Partner, (b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which the director received an improper personal benefit. The Articles further provide that if the GBCC is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the General Partner shall be eliminated or limited to the fullest extent permitted by the GBCC, as amended.

Under Article VI of the General Partner's Amended and Restated Bylaws (the "Bylaws"), the General Partner is required to indemnify to the fullest extent permitted by the GBCC, any individual made a party to a proceeding (as defined in the GBCC) because he is or was a director or officer against liability (as defined in the GBCC), incurred in the proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the General Partner and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The General Partner is required to pay for or reimburse the reasonable expense incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if:

              (a) Such person furnishes the General Partner a written affirmation of his good faith belief that he has met the standard of conduct set forth above; and

              (b) Such person furnishes the General Partner a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.

The written undertaking required by paragraph (b) above must be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make repayment.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in Article VI of the General Partner's Bylaws are not exclusive of any other right which any person may have under any statute, provision of the General Partner's Articles, provision of the General Partner's Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

The Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of Weeks contain identical provisions to those described above.

Item 13.      Financial Statements and Supplementary Data


              The financial statements of the Operating Partnership are included herein as listed on the Index to Financial Statements on page F-1 of this Form 10.

              The financial statements of Weeks included in Weeks' Annual Report on Form 10-K for the fiscal year ended December 31, 1996 are hereby incorporated herein by this reference.

              The financial statements of NWI and Weeks included in Weeks' Current Report on Form 8-K dated November 1, 1996 and filed with the Commission on November 6, 1996 (as amended by Weeks' Current Report on Form 8-K/A dated November 1, 1996 and filed with the Commission on November 8, 1996) are hereby incorporated herein by this reference.

              The financial statements of Lichtin and Weeks included in Weeks' Current Report on Form 8-K dated November 5, 1996 and filed with the Commission on November 6, 1996 are hereby incorporated herein by this reference.

              The financial statements of Lichtin and Weeks incorporated by reference in Weeks' Current Report on Form 8-K dated December 31, 1996 and filed with the Commission on January 15, 1997 (as amended by Weeks' Current Report on Form 8-K/A dated December 31, 1996 and filed with the Commission on March 14, 1997) are hereby incorporated herein by this reference.

              The financial statements of NWI and Weeks included in Weeks' Current Report on Form 8-K dated March 25, 1997 and filed with the Commission on March 26, 1997 are hereby incorporated herein by this reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable

Item 15.      Financial Statements and Exhibits

         (a)  Financial Statements
              -------------------
              The financial statements of the Operating Partnership are included herein as listed on the Index to Financial Statements on page F-1 of this Form 10.

              The financial statements of Weeks included in Weeks' Annual Report on Form 10-K for the fiscal year ended December 31, 1996 are hereby incorporated herein by this reference.

              The financial statements of NWI and Weeks included in Weeks' Current Report on Form 8-K dated November 1, 1996 and filed with the Commission on November 6, 1996 (as amended by Weeks' Current Report on Form 8-K/A dated November 1, 1996 and filed with the Commission on November 8, 1996) are hereby incorporated herein by this reference.

              The financial statements of Lichtin and Weeks included in Weeks' Current Report on Form 8-K dated November 5, 1996 and filed with the Commission on November 6, 1996 are hereby incorporated herein by this reference.

              The financial statements of Lichtin and Weeks incorporated by reference in Weeks' Current Report on Form 8-K dated December 31, 1996 and filed with the Commission on January 15, 1997 (as amended by Weeks' Current Report on Form 8-K/A dated December 31, 1996 and filed with the Commission on March 14, 1997) are hereby incorporated herein by this reference.

              The financial statements of NWI and Weeks included in Weeks' Current Report on Form 8-K dated March 25, 1997 and filed with the Commission on March 26, 1997 are hereby incorporated herein by this reference.

         (b)  Exhibits
              --------

              Certain of the exhibits required by Item 601 of Regulation S-K have been filed with previous reports by Weeks and are herein incorporated by reference thereto.

              The Registrant agrees to furnish a copy of all agreements relating to long-term debt upon request of the Commission.

                  2.1*              Agreement of Merger by and between NWI
                                    Warehouse Group, LLC and Weeks Realty, L.P., dated November 1, 1996.

                  2.2*              Contribution Agreement for Development
                                    Properties between Weeks Realty, L.P., and
                                    NWI Warehouse Group, L.P., dated November 1,
                                    1996.

                  2.3* Contribution Agreement for Aspen Grove Land between Weeks Realty, L.P., and NWI
                                    Warehouse Group, L.P., dated November 1,
                                    1996.

                  2.4*              Contribution Agreement for I-440 Land
                                    between Weeks Realty, L.P., and NWI
                                    Warehouse Group, L.P., dated November 1,
                                    1996.

                  2.5*              Contribution Agreement for NWI Operating
                                    Business by and between Weeks Realty, L.P.
                                    and NWI Warehouse Group, L.P., dated
                                    November 1, 1996.

                  2.6*              Contribution Agreement for Buckley Operating
                                    Business by and between Weeks Realty, L.P.
                                    and Buckley & Company Real Estate, Inc., dated November 1, 1996.

                  2.7*              Contribution Agreement for Briley Land
                                    between Weeks Realty, L.P. and NWI Warehouse
                                    Group, L.P., dated November 1, 1996.

                  2.8**             Contribution Agreement by and between Harold
                                    S. Lichtin and Weeks Realty, L.P., dated
                                    December 31, 1996.

                  2.9**             Contribution Agreement for Northern Telecom
                                    Properties, among the contributors
                                    identified therein (the "Contributors") and
                                    Weeks Realty, L.P. doing business as Weeks
                                    Realty Limited Partnership, dated December
                                    31, 1996.

                  2.10**            Contribution Agreement (Perimeter Park West
                                    Land) among Harold S. Lichtin, Marie
                                    Antoinette Robertson, and Perimeter Park
                                    West Associates, and Weeks Realty L.P. doing business as Weeks Realty Limited
                                    Partnership, dated December 31, 1996.

                  2.11**            Contribution Agreement for Completed
                                    Properties Lichtin Portfolio among the
                                    Contributors and Weeks Realty, L.P. doing business as Weeks Realty Limited
                                    Partnership, dated December 31, 1996.

                  2.12**            Contribution Agreement for Development
                                    Properties and Regency Forrest Land among the Contributors and Weeks Realty, L.P.
                                    doing business as Weeks Realty Limited
                                    Partnership, dated December 31, 1996.

                  4.1*              Second Amended and Restated Agreement of
                                    Limited Partnership of Weeks Realty, L.P., dated October 30, 1996.

                  4.2*              First Amendment to the Second Amended and
                                    Restated Agreement of Limited Partnership of
                                    Weeks Realty, L.P. by and among NWI
                                    Warehouse Group, L.P., Buckley & Company
                                    Real Estate, Inc. and Weeks GP Holdings,
                                    Inc., dated November 1, 1996.

                  4.3+++            Second Amendment to the Second Amended and
                                    Restated Agreement of Limited Partnership of
                                    Weeks Realty, L.P. by and among Harold S.
                                    Lichtin, Noel A. Lichtin, Marie Antoinette

                                    Robertson, Amy R. Ehrman, Roland G.
                                    Robertson and Perimeter Park West Associates
                                    Limited Partnership, Weeks GP Holdings, Inc.
                                    and Weeks Corporation, dated December 31,
                                    1996.

                  4.4+++            Third Amendment to the Second Amended and
                                    Restated Agreement of Limited Partnership of
                                    Weeks Realty, L.P. by and among Roderick M.
                                    Duncan, Anne B. Broaddus, F. Timothy
                                    Nichols, James F. McCabe, Regency Forest,
                                    LLC, Weeks GP Holdings, Inc. and Weeks
                                    Corporation, dated January 31, 1997.

                  10.1***           Employment Agreements between Weeks Realty
                                    L.P. and A. Ray Weeks, Jr., Thomas D.
                                    Senkbeil and Forrest W. Robinson,
                                    respectively.

                  10.2***           Employment Agreements between Weeks Realty
                                    Services Inc. and A. Ray Weeks, Jr., Thomas
                                    D. Senkbeil and Forrest W. Robinson,
                                    respectively.

                  10.3***           Employment Agreements between Weeks
                                    Construction Services Inc. and A. Ray Weeks,
                                    Jr. and Forrest W. Robinson, respectively.

                  10.4***           Noncompetition Agreements among the Company,
                                    Weeks Realty L.P., Weeks Realty Services
                                    Inc., Weeks Construction Services Inc. and each of A. Ray Weeks, Jr., Thomas D.
                                    Senkbeil and Forrest W. Robinson.

                  10.5+ Credit Agreement dated September 25, 1996, by and among Wachovia Bank of Georgia, N.A., as agent bank for Wachovia Bank of Georgia, N.A., First Union National Bank of Georgia,
                                    Commerzbank A.G. and Mellon Bank, as
                                    lenders, Weeks Realty, L.P., Weeks
                                    Construction Services, Inc., Weeks Realty
                                    Services, Inc., Weeks Development
                                    Partnership and Weeks Financing Limited
                                    Partnership, as borrowers, and Weeks
                                    Corporation and Weeks Realty, L.P., as
                                    guarantors.

                  10.6++            Park North Purchase and Sale Agreement
                                    between Copley Properties Inc., Parknorth
                                    Associates, Parknorth Associates II,
                                    Parknorth Associates III and Weeks Realty,
                                    L.P., dated March 28, 1995.

                  10.7# Purchase and Sale Agreement by and among North Meadow Associates Joint Venture, ASC
                                    North Fulton Associates Joint Venture and
                                    Weeks Realty, L.P., dated July 7, 1995.

                  10.8##            Noncompetition Agreement between Weeks
                                    Corporation, Weeks Realty L.P., Weeks Realty
                                    Services Inc. and Weeks Construction
                                    Services Inc. and David P. Stockert, dated
                                    June 26, 1995.

                  10.9##            Agreement of Purchase and Sale between
                                    Premprop-Northwoods 6 Partnership, Premprop-
                                    Northwoods 18-22 Partnership, and Premprop-
                                    Northwoods 23 Partnership and Weeks Realty
                                    L.P. dated November 6, 1995. The Exhibits and Schedules to this Agreement are listed in, but not filed with, this exhibit. Such
                                    Exhibits and Schedules have been omitted for purposes of this filing, but will be furnished to the Commission supplementary upon request.

                  10.10### Real Estate Purchase and Sale Agreement by and between Principal Mutual Life Insurance
                                    Company and Weeks Realty, L.P., dated May
                                    28, 1996.

                  10.11*            Noncompetition Agreement by and among NWI
                                    Warehouse Group, L.P., Weeks Corporation,
                                    Weeks Realty, L.P., Weeks Realty Services,
                                    Inc., Weeks Construction Services, Inc.,
                                    Weeks GP Holdings, Inc., Weeks LP Holdings,
                                    Inc., and their respective successors, dated
                                    November 1, 1996.

                  10.12*            Noncompetition Agreement by and among John
                                    W. Nelley, Jr., Weeks Corporation, Weeks
                                    Realty, L.P., Weeks Realty Services, Inc.,
                                    Weeks Construction Services, Inc., Weeks GP
                                    Holdings, Inc., Weeks LP Holdings, Inc., and any other entity under the common control of Weeks Corporation, and their respective successors, dated November 1, 1996.

                  10.13*            Noncompetition Agreement by and among Albert
                                    W. Buckley, Jr., Weeks Corporation, Weeks
                                    Realty, L.P., Weeks Realty Services, Inc.,
                                    Weeks Construction Services, Inc., Weeks GP
                                    Holdings, Inc., Weeks LP Holdings, Inc., and any other entity under the common control of Weeks Corporation, and their respective successors, dated November 1, 1996.

                  10.14**           Noncompetition Agreement by and between
                                    Harold S. Lichtin, Weeks Corporation, Weeks
                                    Realty, L.P., Weeks Realty

                                    Services, Inc., Weeks Construction Services,
                                    Inc., Week GP Holdings, Inc., Weeks LP
                                    Holdings, Inc., and any other entity under the common control of Weeks Corporation, and their respective successors, dated December
                                    31, 1996.

                  12.1              Computation of Earnings Per Partnership Unit.

                  21.1(x)           List of subsidiaries of the Registrant.

                  27.1              Financial Data Schedule.

                  99.1(x)           Executive Officers of the Registrant.

                  99.2(x)           Executive Compensation.

                  99.3(x)           Certain Relationships and Related
                                    Transactions.

                  99.4 Audited financial statements of the Company for the fiscal years ended December 31, 1996 and 1995, including notes thereto.

                  99.5              Audited combined financial statements of NWI for the
                                    years ended December 31, 1994 and 1995, including notes thereto.

                                    Unaudited pro forma condensed consolidated
                                    balance sheet of the Company as of June 30, 1996,
                                    including notes and assumptions thereto.

                                    Unaudited pro forma condensed consolidated statement
                                    of operations of the Company for the six months ended
                                    June 30, 1996, including notes and assumptions thereto.

                                    Unaudited pro forma condensed consolidated
                                    statement of operations of the Company for the
                                    year ended December 31, 1995, including notes and
                                    assumptions thereto.

                  99.6 Audited combined financial statements of Lichtin for the years ended December 31, 1994 and 1995, including notes thereto.

                                    Unaudited pro forma condensed consolidated balance
                                    sheet of the Company as of June 30, 1996,
                                    including notes and assumptions thereto.

                                    Unaudited pro forma condensed consolidated statement
                                    of operations of the Company for the six months
                                    ended June 30, 1996, including notes and assumptions
                                    thereto.

                                    Unaudited pro forma condensed consolidated statement
                                    of operations of the Company for the year ended
                                    December 31, 1995, including notes and assumptions thereto.

                  99.7              Unaudited combined financial statements of Lichtin for
                                    the nine month periods ended September 30, 1996 and 1995,
                                    including notes thereto.

                                    Unaudited pro forma condensed consolidated balance
                                    sheet of the Company as of September 30, 1996, including
                                    notes and assumptions thereto.

                                    Unaudited pro forma condensed consolidated statement of
                                    operations of the Company for the nine months ended
                                    September 30, 1996, including notes and assumptions thereto.

                                    Unaudited pro forma condensed consolidated statement of
                                    operations of the Company for the year ended December 31,
                                    1995, including notes and assumptions thereto.

                  99.8              Unaudited combined financial statements
                                    of NWI for the nine-month periods ended
                                    September 30, 1996 and 1995, including notes thereto.

                                    Unaudited pro forma condensed consolidated balance
                                    sheet of the Company as of September 30, 1996,
                                    including notes and assumptions thereto.

                                    Unaudited pro forma condensed consolidated statement of
                                    operations of the Company for the nine months ended
                                    September 30, 1996, including notes and assumptions thereto.

                                    Unaudited pro forma condensed consolidated statement of
                                    operations of the Company for the year ended December 31, 1995, including notes and assumptions thereto.

                  *                 Filed as an exhibit to Weeks' Current Report
                                    on Form 8-K dated November 1, 1996.
                  **                Filed as an exhibit to Weeks' Current Report
                                    on Form 8-K dated December 31, 1996.
                  ***               Filed as an exhibit to Weeks' Annual Report
                                    on Form 10-K for the year ended December 31,
                                    1994.
                  #                 Filed as an exhibit to Weeks' Current Report
                                    on Form 8-K dated August 31, 1995.
                  ##                Filed as an exhibit to Weeks' Current Report
                                    on Form 10-K for the year ended December 31,
                                    1995.
                  ###               Filed as an exhibit to Weeks' Current Report
                                    on Form 8-K dated August 9, 1996.
 .                 +                 Filed as an exhibit to Weeks' Quarterly
                                    Report on Form 10-Q for the quarterly period
                                    ended September 30, 1996.
                  ++                Filed as an exhibit to Weeks' Current Report
                                    on Form 8-K dated July 12, 1995.
                  +++               Filed as exhibit to Weeks' Current Report on
                                    Form 8-K dated May 7, 1997.


---------------
(x) Previously filed

                                   SIGNATURES


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia on the 15th day of September, 1997.


                            WEEKS REALTY, L.P.

                            By: Weeks GP Holdings, Inc., as General Partner


                            By: /s/ A. Ray Weeks, Jr.
                                -------------------------------------------
                                A. Ray Weeks, Jr.
                                Chairman and Chief Executive Officer

                              WEEKS REALTY, L.P.
                      INDEX TO CONSOLIDATED AND COMBINED
                       FINANCIAL STATEMENTS AND SCHEDULE


Description                                                                                                 Page
-----------                                                                                                 ----
Report of Independent Public Accountants on Financial
         Statements and Schedule                                                                             F-2
Consolidated Balance Sheets of Weeks Realty, L.P. at December 31, 1996
         and 1995 and June 30, 1997 (unaudited)                                                              F-3
Consolidated Statements of Operations of Weeks Realty, L.P. for the years ended
         December 31, 1996 and 1995, for the period from August 24, 1994 to
         December 31, 1994 and for the six months ended June 30, 1997 and
         1996 (unaudited) and the Combined Statement of Operations of Weeks
         Group for the period from January 1, 1994 to August 23, 1994                                        F-4
Consolidated Statements of Partners' Capital of Weeks Realty, L.P. for the years ended December 31, 1996 and 1995, for the period from August 24, 1994 to December 31, 1994 and for the six months ended June 30, 1997
         (unaudited) and the Combined Statement of Owners' Deficit of Weeks
         Group for the period from January 1, 1994 to August 23, 1994                                        F-5
Consolidated Statements of Cash Flows of Weeks Realty, L.P. for the years ended
         December 31, 1996 and 1995, for the period from August 24, 1994 to
         December 31, 1994 and for the six months ended June 30, 1997 and
         1996 (unaudited) and the Combined Statement of Cash Flows for Weeks
         Group for the period from January 1, 1994 to August 23, 1994                                        F-6
Notes to Consolidated and Combined Financial Statements                                                      F-8

Schedule III - Real Estate Assets and Accumulated Depreciation at
         December 31, 1996                                                                                   S-1


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of Weeks Realty, L.P.:

We have audited the accompanying consolidated balance sheets of Weeks Realty, L.P. (a Georgia limited partnership) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, partners' capital and cash flows for the years ended December 31, 1996 and 1995, and for the period from August 24, 1994 to December 31, 1994. We have also audited the combined statement of operations, owners' deficit and cash flows of Weeks Group for the period from January 1, 1994 to August 23, 1994. These financial statements and schedule are the responsibility of the management of Weeks Realty, L.P.. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Weeks Realty, L.P. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years ended December 31, 1996 and 1995 and for the period from August 24, 1994 to December 31, 1994, and the results of operations and the cash flows of Weeks Group for the period from January 1, 1994 to August 23, 1994, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                 ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 21, 1997

                              WEEKS REALTY, L.P.
                          CONSOLIDATED BALANCE SHEETS

                                                            June 30,                December 31,              December 31,
(In thousands, except per unit data)                          1997                      1996                      1995
------------------------------------------------------------------------------------------------------------------------------------

Assets                                                     (Unaudited)
Real estate assets
   Land                                                    $    88,644                $    77,233              $    40,100
   Buildings and improvements                                  516,266                    450,002                  253,414
   Accumulated depreciation                                    (51,031)                   (41,469)                 (29,889)
------------------------------------------------------------------------------------------------------------------------------------

       Operating real estate assets                            553,879                    485,766                  263,625
   Developments in progress                                     73,236                     56,571                   21,448
   Land held for future development                              9,763                      9,035                    4,801
------------------------------------------------------------------------------------------------------------------------------------

       Net real estate assets                                  636,878                    551,372                  289,874
Real estate loans                                               16,112                      9,455                    1,309
Cash and cash equivalents                                          124                        260                      982
Direct financing lease, net                                      5,075                      5,136                    5,229
Receivables                                                      7,427                      5,858                    4,544
Deferred costs, net                                             11,324                     10,286                    9,457
Investments in and notes receivable
   from unconsolidated entities                                  8,909                      7,760                    7,751
Other assets                                                     2,346                      1,722                    1,295
------------------------------------------------------------------------------------------------------------------------------------

                                                           $   688,195                $   591,849              $   320,441
------------------------------------------------------------------------------------------------------------------------------------

Liabilities and Partners' Capital
Mortgage notes payable                                     $   169,056                $   197,575              $   113,022
Bank credit facility borrowings                                101,790                     99,400                   34,283
Accounts payable and accrued expenses                           13,910                      9,970                    7,783
Other liabilities                                                3,873                      2,963                    1,741
------------------------------------------------------------------------------------------------------------------------------------

   Total liabilities                                           288,629                    309,908                  156,829
------------------------------------------------------------------------------------------------------------------------------------

Commitments and contingencies (Note 13)
Other limited partners' capital interests
   (5,057,836, 4,485,190 and 2,567,470 Units),
   at redemption value (Note 1)                                158,057                    149,133                   64,508
Partners' capital (17,682,788, 14,048,593
   and 11,155,704 Units) (Note 1)                              241,509                    132,808                   99,104
------------------------------------------------------------------------------------------------------------------------------------

                                                           $   688,195                $   591,849              $   320,441
------------------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these balance sheets.

            WEEKS REALTY, L.P. CONSOLIDATED STATEMENTS OF OPERATIONS
               AND WEEKS GROUP COMBINED STATEMENT OF OPERATIONS

                                                                      Weeks Realty, L.P.                             Weeks Group
                                      ----------------------------------------------------------------------------  ------------
                                        Six Months      Six Months                                   Aug. 24, 1994  Jan. 1, 1994
                                          Ended           Ended        Year Ended     Year Ended          to             to
(In thousands, except per unit data)  June 30, 1997   June 30, 1996   Dec. 31, 1996  Dec. 31, 1995   Dec. 31, 1994  Aug. 23, 1994
------------------------------------------------------------------------------------------------------------------  -------------
                                       (Unaudited)     (Unaudited)
Revenue
   Rental                               $   36,279      $  21,943      $   48,162      $   31,217     $    8,144      $   10,937
   Tenant reimbursements                     4,416          2,007           4,517           2,798            733             977
   Direct financing lease                      376            384             768             776            277             504
   Other                                       267            174             436             480            158             107
   Development and
     construction fees                         ---            ---             ---             ---            ---             990
   Landscape fees                              ---            ---             ---             ---            ---           2,169
   Property management fees                    ---            ---             ---             ---            ---             425
   Commissions                                 ---            ---             ---             ---            ---             429
---------------------------------------------------------------------------------------------------------------------------------
                                            41,338         24,508          53,883          35,271          9,312          16,538
---------------------------------------------------------------------------------------------------------------------------------
Expenses
   Property operating and
     maintenance                             4,622          2,687           6,025           3,899            979           1,747
   Real estate taxes                         3,467          2,153           4,725           2,997            735             974
   Depreciation and
     amortization                           11,044          6,000          13,474           8,177          2,098           2,920
   Interest                                  9,554          4,955          11,779           8,106          1,958           6,682
   Amortization of deferred
     financing costs                           452            421             864             691            252             322
   General and administrative                2,419          1,414           3,039           1,848            472           1,514
   Labor and materials                         ---            ---             ---             ---            ---           1,954
---------------------------------------------------------------------------------------------------------------------------------
                                            31,558         17,630          39,906          25,718          6,494          16,113
---------------------------------------------------------------------------------------------------------------------------------
Income before Equity in Earnings
   of Unconsolidated Entities,
   Interest Income and Gain on Sale of
     Real Estate Asset                       9,780          6,878          13,977           9,553          2,818             425
   Equity in income of
     unconsolidated entities                 1,224            543           1,340           1,220            692              91
   Interest income                             543            198             492             334            224              --
   Gain on sale of real estate asset           209            ---             ---             ---            ---              --
---------------------------------------------------------------------------------------------------------------------------------
Income before Extraordinary Loss            11,756          7,619          15,809          11,107          3,734             516
   Extraordinary loss                          ---            ---             ---             ---        (2,667)              --
---------------------------------------------------------------------------------------------------------------------------------
Net Income                              $   11,756      $   7,619      $   15,809      $   11,107     $    1,067      $      516
---------------------------------------------------------------------------------------------------------------------------------
Per Unit Data
   Income before
     extraordinary loss                 $     0.59      $    0.56      $     1.11      $     1.03     $     0.36
   Extraordinary loss                          ---            ---             ---             ---          (0.26)
---------------------------------------------------------------------------------------------------------------------------------
   Net income                           $     0.59      $    0.56      $     1.11      $     1.03     $     0.10
---------------------------------------------------------------------------------------------------------------------------------
Weighted average
   units outstanding                        19,791         13,723          14,280          10,760         10,268
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------
The accompanying notes are an integral part of these financial statements.

        WEEKS REALTY, L.P. CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
             AND WEEKS GROUP COMBINED STATEMENT OF OWNERS' DEFICIT

                                                                               Weeks Corp.                   Other
                                                                            and Subsidiaries           Limited Partners'
(In thousands, except per unit data)                                        Partners' Capital          Capital Interests
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                (Note 1)                   (Note 1)
Owners' Deficit, December 31, 1993                                           $         ---            $     (24,197)
   Capital distributions, net                                                          ---                   (1,571)
   Net income                                                                          ---                       516
-----------------------------------------------------------------------------------------------------------------------------------
Owners' Deficit, August 23, 1994                                                       ---                  (25,252)
   Capital distributions                                                               ---                   (2,547)
   Cash contributions from Company                                                 118,571                       ---
   Units issued in exchange for property                                               ---                     8,053
   Net income                                                                          798                       269
   Distributions ($0.15 per Unit)                                                  (1,151)                     (388)
   Adjustment to reflect other limited partners'
     capital at redemption value                                                  (76,588)                    76,588
-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1994                                                          41,630                    56,723
   Cash contributions from Company                                                  72,800                       ---
   Conversion of redeemable Units into shares                                          234                     (234)
   Net income                                                                        8,426                     2,681
   Distributions ($1.50 per Unit)                                                 (11,513)                   (3,890)
   Adjustment primarily to reflect other limited partners'
     capital at redemption value                                                  (12,473)                     9,228
-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995                                                          99,104                    64,508
   Cash contributions from Company                                                  69,279                        --
   Units issued in exchange for property                                             7,124                    48,085
   Net income                                                                       12,745                     3,064
   Distributions ($1.60 per Unit)                                                 (17,860)                   (4,108)
   Adjustment to reflect other limited partners'
     capital at redemption value                                                  (37,584)                    37,584
-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996                                                         132,808                   149,133
   Cash contributions from Company                                                 106,891                       ---
   Units issued in exchange for property                                               ---                    14,334
   Net income                                                                        8,906                     2,850
   Distributions ($0.86 per Unit)                                                 (12,105)                   (3,396)
   Restricted share grants, net of deferred compensation (Note 16)                     145                       ---
   Adjustment to reflect other limited partners'
     capital at redemption value                                                     4,864                   (4,864)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1997 (Unaudited)                                           $     241,509            $      158,057
-----------------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

            WEEKS REALTY, L.P. CONSOLIDATED STATEMENTS OF CASH FLOWS
               AND WEEKS GROUP COMBINED STATEMENT OF CASH FLOWS

                                                                 Weeks Realty, L.P.                                  Weeks Group
                                      ----------------------------------------------------------------------------  ------------
                                        Six Months      Six Months                                   Aug. 24, 1994  Jan. 1, 1994
                                          Ended           Ended        Year Ended     Year Ended          to             to
(In thousands)                        June 30, 1997   June 30, 1996   Dec. 31, 1996  Dec. 31, 1995   Dec. 31, 1994  Aug. 23, 1994
------------------------------------------------------------------------------------------------------------------  -------------
                                       (Unaudited)     (Unaudited)
Operating Activities
   Net income                           $    11,756     $   7,619      $   15,809      $   11,107     $    1,067      $      516
     Adjustments to reconcile
       net income to net cash provided
       by operating activities:
     Depreciation and amortization           11,044         6,000          13,474           8,177          2,098           2,920
     Amortization of deferred
       financing costs                          452           421             864             691            252             322
     Amortization of deferred
       compensation                             145           ---             ---             ---            ---             ---
     Income from direct financing lease       (376)         (384)           (768)           (776)          (277)           (504)
     Straight-line rent revenue               (324)         (191)           (475)              19             31             216
     Gain on sale of real estate asset        (209)           ---             ---             ---            ---             ---
     Equity in earnings of
       partnership joint ventures               ---           ---             ---             ---            ---            (91)
     Extraordinary loss                         ---           ---             ---             ---          2,667             ---
   Net change in:
     Receivables                            (1,245)          (43)           (184)           (734)          (846)           (815)
     Other assets                           (1,989)       (1,392)           (659)           (239)          2,643         (4,213)
     Deferred costs                         (2,414)       (1,018)         (2,618)         (2,451)        (1,186)           (706)
     Accounts payable and accrued
       expenses                               5,666         2,042           1,366           2,078        (1,411)           1,732
     Other liabilities                          910            78           1,222             806            531           3,053
     Construction receivables                   ---           ---             ---             ---            ---           (109)
     Costs in excess of billings                ---           ---             ---             ---            ---           1,559
     Cash overdraft payable                     ---           ---             ---             ---        (1,615)           (829)
     Billings in excess of costs                ---           ---             ---             ---            ---           (282)
---------------------------------------------------------------------------------------------------------------------------------
   Net cash provided by operating
     activities                              23,416        13,132          28,031          18,678          3,954           2,769
---------------------------------------------------------------------------------------------------------------------------------
Investing Activities
   Property acquisition, development
     and construction                      (80,647)      (31,317)       (113,056)       (113,870)       (34,599)        (15,593)
   Real estate development loans            (6,657)       (3,124)         (8,146)         (1,309)            ---             ---
   Payments received on direct
     financing lease                            437           425             861             835            291             520
   Proceeds from sale of real estate
     asset                                    2,484           ---             ---             ---            ---             ---
   Notes receivable collections                 ---           ---              18           1,467            ---             ---
   Notes receivable and deposits                ---           ---             ---         (4,540)            ---             ---
   Distributions from (investments
     in) unconsolidated entities                ---           ---             ---             290        (3,840)             120
---------------------------------------------------------------------------------------------------------------------------------
   Net cash used in investing
     activities                            (84,383)      (34,016)       (120,323)       (117,127)       (38,148)        (14,953)
---------------------------------------------------------------------------------------------------------------------------------

                                                                       continued

           WEEKS REALTY, L.P. CONSOLIDATED STATEMENTS OF CASH FLOWS
               AND WEEKS GROUP COMBINED STATEMENT OF CASH FLOWS

                                                                    Weeks Realty, L.P.                                 Weeks Group
                                      ------------------------------------------------------------------------------  --------------
                                         Six Months     Six Months                                     Aug. 24, 1994   Jan. 1, 1994
                                           Ended          Ended         Year Ended      Year Ended          to              to
(In thousands)                         June 30, 1997   June 30, 1996   Dec. 31, 1996   Dec. 31, 1995   Dec. 31, 1994   Aug. 23, 1994
------------------------------------------------------------------------------------------------------------------------------------
                                        (Unaudited)     (Unaudited)
Financing Activities
   Capital contributions from Company       106,891                4         69,279          72,800        118,571             ---
   Line of credit proceeds
     (repayments), net                        2,390           31,402         65,117          34,283        (9,477)             669
   Proceeds from mortgage notes
     payable                                    ---              ---            ---           5,200         39,000          15,763
   Payments of mortgage notes payable      (32,879)            (237)       (20,075)         (3,650)       (98,180)         (2,162)
   Deferred financing costs                    (70)            (181)          (783)           (133)        (3,444)           (470)
   Distributions                           (15,501)         (10,979)       (21,968)        (15,403)        (1,539)             ---
   Debt prepayment penalties                    ---              ---            ---             ---        (2,180)             ---
   Distributions to predecessor
     interests, net                             ---              ---            ---             ---        (2,399)         (1,571)
-----------------------------------------------------------------------------------------------------------------------------------
   Net cash provided by financing
     activities                              60,831           20,009         91,570          93,097         40,352          12,229
-----------------------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in Cash
   and Cash Equivalents                       (136)            (875)          (722)         (5,352)          6,158              45
Cash and Cash Equivalents,
   beginning of period                          260              982            982           6,334            176             131
-----------------------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents,
   end of period                           $    124         $    107     $      260      $      982     $    6,334      $      176
-----------------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                      WEEKS REALTY, L.P. AND WEEKS GROUP

            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


1.    DESCRIPTION OF BUSINESS

Weeks Realty, L. P. (a Georgia limited partnership, the "Operating Partnership") and its subsidiaries own, operate, develop, construct, acquire and manage industrial and suburban office buildings in the southeast United States. Weeks Corporation (a Georgia corporation), through its wholly-owned subsidiaries, Weeks GP Holdings, Inc. and Weeks LP Holdings, Inc., referred to herein as the "Company", is the sole general partner and a limited partner and owns a majority interest in the Operating Partnership. The Operating Partnership, including the operations of its subsidiaries, conducts substantially all of the on-going operations of Weeks Corporation, a publicly traded company which operates as a self-administered and self-managed real estate investment trust ("REIT") under the Internal Revenue Code of 1986 (the "Code").

As of December 31,1996, the Company owned 75.8% of the units of partnership interest ("Units") in the Operating Partnership. Units held by persons other than the Company (the "Other Limited Partnership Interests") represented a 24.2% partnership interest in the Operating Partnership. The Company's weighted average ownership interest in the Operating Partnership was 80.6% and 78.9% for the years ended December 31,1996 and 1995, respectively.

The Operating Partnership conducts its third-party service businesses through two subsidiaries (the "Subsidiaries"): Weeks Realty Services, Inc. conducts third-party landscape, property management and leasing services, and Weeks Construction Services Inc. conducts third-party construction services. The Operating Partnership holds 100% of the nonvoting and 1% of the voting common stock of the Subsidiaries. The remaining voting common stock is held by three executive officers of the Operating Partnership. The ownership of the common stock of the Subsidiaries entitles the Operating Partnership to substantially all (99%) of the economic benefits from the results of the Subsidiaries' operations.

Under the provisions of the limited partnership agreement, as amended, the Operating Partnership is obligated, upon request, to redeem each Unit held by the Other Limited Partnership Interests for shares of Weeks Corporation common stock on a one-for-one basis, or cash, at the Company's option. The Company currently anticipates that it will elect to issue common stock for Units presented for redemption by the Other Limited Partnership Interests in the Operating Partnership. The Other Limited Partnership Interests redemption rights are reflected in the caption "other limited partners' capital interests" in the accompanying consolidated balance sheets at the cash redemption price (computed using the Weeks Corporation closing stock price as quoted on the New York Stock Exchange) at the balance sheet dates.

Additionally, the terms of the limited partnership agreement obligate the Company to contribute the net proceeds from the issuance of additional equity securities, including issuances under the Company's incentive stock plan (Note
11), to the Operating Partnership in exchange for Units. In 1996 and 1995, the Company contributed net proceeds, primarily resulting from the issuance of additional Company common stock in the public equity markets, of $69,279,000 and $72,800,000, respectively.

Operating partnership net profits, net losses and cash flow are allocated to the partners in proportion to their ownership interests. Cash distributions from the Operating Partnership shall be, at a minimum, sufficient to enable the Company to satisfy its annual dividends requirements to maintain its REIT status under the Code.

On August 24, 1994, the Company completed a business combination and an initial public offering of common stock resulting in the organizational and operating structure discussed above. As part of the transaction, the Operating Partnership was capitalized with the proceeds from the Company's IPO ($118,571,000) and succeeded to substantially all of the interests in certain land and industrial and suburban office buildings under common ownership and to the development, construction, landscape and property management businesses of the predecessors to the Operating Partnership and Company referred to herein as the "Weeks Group."

As of December 31, 1996, the Operating Partnership owned 168 industrial properties, 17 suburban office properties and three retail properties comprising
13.0 million square feet. The Company's primary markets and the concentration of the Company's portfolio (based on square footage) are Atlanta, Georgia (74%), Nashville, Tennessee (11%), Raleigh-Durham-Chapel Hill, North Carolina (9%), Orlando, Florida (3%), and Spartanburg, South Carolina (3%). In addition, 24 industrial and suburban office properties and two property expansions were under development or in lease-up at December 31,1996, comprising an additional 3.0 million square feet.


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements include the consolidated accounts of the Operating Partnership and its subsidiaries. Subsequent to August 24, 1994, the Subsidiaries are reflected in the accompanying consolidated financial statements using the equity method of accounting as discussed below. The accompanying historical results of operations of Weeks Group for the period from January 1, 1994 to August 23, 1994, represent the operations of certain industrial and suburban office properties controlled by the predecessors to the Operating Partnership and Company through real estate partnerships and affiliated entities which provided development, construction, landscape, and property management services for the partnerships and third parties. The historical results of operations of Weeks Group are presented on a combined basis because these entities were under common ownership and control and were the subject of a business combination in connection with the Company's IPO. Purchase accounting was applied to the acquisitions of all non-controlled interests in conjunction with the August 24, 1994 business combination. The acquisition of all other interests was accounted for as a reorganization of entities under common control similar to the accounting used for a pooling of interests. All significant intercompany balances and transactions have been eliminated in the consolidated and combined financial statements.

Real Estate Assets

Real estate assets are stated at depreciated cost. Major improvements and replacements are capitalized and depreciated over their estimated useful lives when they extend the useful life, increase capacity or improve efficiency of the related asset. All other repairs and maintenance are expensed as incurred. Costs related to the acquisition, planning, development and construction of buildings and improvements, including interest, property taxes and insurance and allocated overhead costs incurred during the construction period, are capitalized.

The Operating Partnership adopted Statement of Financial Accounting Standards ("SFAS") 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of" in the fourth quarter of 1995. SFAS 121 established new standards on how impairment losses on long-lived assets, including real estate assets, should be measured. The implementation of SFAS 121 had no impact on the Company's 1996 and 1995 consolidated financial statements.

Depreciation is calculated using the straight-line method, generally over 35 years, for buildings and improvements. Tenant improvements are capitalized and depreciated using the straight-line method over the term of the related lease.

Cash and Cash Equivalents

Cash and cash equivalents include cash and highly liquid investments, consisting primarily of money market accounts, with original maturities of three months or less.

Revenue Recognition

All leases, other than the lease discussed in Note 3, are classified as operating leases and the related rental income is recognized on a straight-line basis over the terms of the respective leases. Straight-line rent receivables totaled $3,023,000 and $2,548,000 at December 31, 1996 and 1995, respectively. Tenant reimbursements for property taxes and other recoverable expenses are recognized as revenues in the period the applicable expenses are incurred.

Revenues for development, construction, landscape, property management and leasing services provided by the Subsidiaries, and Weeks Group prior to August 24, 1994, are recognized over the period during which the related services were rendered.

Deferred Costs

Costs incurred to procure operating leases and in conjunction with financing arrangements are capitalized and amortized on a straight-line basis over the terms of the related leases or loan arrangements. Unamortized lease and financing costs are written off upon the early termination of the related lease or loan agreement.

Investments in Unconsolidated Entities

Effective for years ended December 31, 1995 and thereafter, the Operating Partnership changed its method of accounting for the Subsidiaries to the equity method in accordance with Emerging Issues Task Force Issue No. 95-6, "Accounting by a Real Estate Investment Trust for an Investment in a Service Corporation." For the period from August 24, 1994 to December 31, 1994, the Subsidiaries were accounted for using the cost method. The consolidated financial statements of the Operating Partnership were not restated for periods prior to January 1, 1995 as the impact of this change was not material.

Interest Rate Swap Agreements

The Operating Partnership uses interest rate swap arrangements to manage its exposure to interest rate changes. Such arrangements are considered hedges of specific borrowings, and differences paid and received under the swap arrangements are recognized as adjustments to interest expense. Payments or receipts on terminated interest rate swap arrangements, if any, are deferred and amortized over the remaining period of the swap, provided the hedged borrowings remain outstanding.

         Income Taxes

         The Operating Partnership is a limited partnership and, therefore, is not subject to federal and state income taxes. The respective share of taxable income or loss of the Operating Partnership is required to be included in the individual partners' income tax returns. Accordingly, no income taxes have been provided for in the accompanying consolidated financial statements.

         The Subsidiaries of the Operating Partnership, which conduct the related construction, landscape, property management and leasing service businesses, are taxed as regular taxable corporations. The impact of income taxes, if any, reduces the amount of Subsidiary earnings otherwise recognized by the Company using the equity method. For the years ended December 31, 1996 and 1995 and for the period August 24, 1994 to December 31, 1994, the impact of the Subsidiaries' income taxes and their related tax attributes were not material to the accompanying consolidated financial statements.

         Weeks Group is a combination of legal entities, primarily partnerships and subchapter S corporations, not subject to federal and state income taxes. Accordingly, no income taxes have been provided for in the accompanying combined financial statements of Weeks Group. The individual partners and subchapter S corporation shareholders included their respective share of profits and losses from these entities in their individual income tax returns. There could be significant differences between each individual owner's tax basis and their proportionate share of the net assets reported in the financial statements. SFAS No. 109, "Accounting for Income Taxes," requires a public enterprise to disclose the aggregate difference in the basis of its net assets for financial and tax reporting purposes. However, Weeks Group does not have access to information about each individual owner's tax attributes in Weeks Group, and the aggregate tax bases cannot be readily determined. In any event, management does not believe that, with respect to Weeks Group, the aggregate difference would be meaningful information.

         Per Unit Data

         Net income per Unit is calculated using the weighted average number of Units outstanding of 14,280,000 in 1996, 10,760,000 in 1995 and
         10,268,000 for the period from August 24, 1994 to December 31, 1994.

         In February 1997, SFAS 128, "Earnings per Share" was issued prescribing a new method for computing earnings per share. When implemented, SFAS 128 will supersede accounting Principles Board Opinion ("APB") No. 15, "Earnings per Share," the current accounting literature utilized in computing earnings per share under generally accepted accounting principles. Under SFAS 128, entities will be required to present both basic and diluted earnings per share in their interim and annual financial statements for periods beginning with their financial statements for the quarter and year ended December 31, 1997.

         The Operating Partnership has and will continue to present earnings per Unit under the provisions of APB No. 15 for all interim periods of 1996 until the mandated SFAS 128 implementation date in the fourth quarter of 1997. Upon the adoption of SFAS 128, all prior earnings per Unit amounts will be restated. The impact of SFAS 128 on the Operating Partnership's earnings per Unit data in the accompanying financial statements is not material.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

         Reclassifications

         Certain prior year amounts have been reclassified to conform to the 1996 presentation.


         Interim Unaudited Financial Statements

         The unaudited consolidated financial statements as of June 30, 1997 and for the six months ended June 30, 1997 and 1996 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for fair presentation of the consolidated financial statements for these interim periods have been included. The results for the interim period ended June 30, 1997 are not necessarily indicative of the results to be obtained for the year ending December 31, 1997.

3.       DIRECT FINANCING LEASE

         The Operating Partnership holds an investment in a 15-year direct financing lease with the tenant of a build-to-suit facility in Atlanta, Georgia. The lease agreement, which commenced in June 1992, provides the tenant the option to acquire the facility and associated land on the tenth anniversary of lease commencement for $3,766,000, plus any prepayment penalty due on the mortgage note encumbering the property. The lease also provides for the transfer of the property to the tenant upon lease termination, if the early buyout option is not exercised. The components of the investment in the direct financing lease are as follows (in thousands):

                                                                 Dec. 31, 1996            Dec. 31, 1995
              ----------------------------------------------------------------------------------------------
              Future minimum rentals                                $10,378                  $11,239
              Less unearned income                                  (5,242)                  (6,010)
              ----------------------------------------------------------------------------------------------
              Direct financing lease, net                            $5,136                  $5,229
              ==============================================================================================

         Future minimum rentals receivable under the lease as of December 31, 1996, assuming the lessee exercises its buyout option after year ten, are $886,000 in 1997, $913,000 in 1998, $940,000 in 1999, $968,000 in
         2000, $998,000 in 2001 and $4,188,000 through June 2002. Minimum annual rentals will be $1,050,000 during the remaining five years of the lease, if the tenant does not exercise the buyout option.

4.       DEFERRED COSTS

         Deferred costs consist of the following (in thousands):

                                                                    Dec. 31, 1996          Dec. 31, 1995
                     -----------------------------------------------------------------------------------
                     Deferred lease costs                              $12,781                 $11,246
                     Deferred financing costs                            3,870                   3,576
                     -----------------------------------------------------------------------------------
                                                                        16,651                  14,822
                     Less accumulated amortization                      (6,365)                 (5,365)
                     -----------------------------------------------------------------------------------
                                                                       $10,286                  $9,457
                     ===================================================================================

5.       BORROWINGS

         The Operating Partnership, the Subsidiaries and Weeks Development Partnership (Note 7), as co-borrowers, entered into a new $175 million syndicated revolving credit facility (the "Credit Facility") with four banks in 1996. The Credit Facility is unsecured and can be used for development and construction, acquisitions and general corporate purposes. Each co-borrower is liable for its own borrowing; however, the entire Credit Facility is guaranteed by the Company. Additionally, the Operating Partnership and the co-borrowers are required to meet certain financial and non-financial covenants including limitations on secured borrowings and a restriction on the amount of distributions to not more than 95% of funds from operations, a REIT industry measure of operating performance, unless additional amounts are necessary to maintain the Company's REIT status under the Code. The Credit Facility matures on December 31, 1999 and may be extended annually through December 31, 2002, subject to an annual extension fee of 0.125%. The Credit Facility replaced the Operating Partnership's previous single-bank revolving line of credit.

         The Credit Facility provides for advances of up to $175 million, subject to certain covenants, including those governing the Operating Partnership's maximum unsecured borrowings and total leverage. Maximum available advances, governed by the existing covenants, currently total $175 million. Credit Facility borrowings are detailed as follows (in thousands):

                                                                 Dec. 31, 1996         Dec. 31, 1995
                   ---------------------------------------------------------------------------------
                   Operating Partnership                            $ 99,400              $34,283
                   Weeks Construction Services, Inc.                      --                3,210
                   Weeks Development Partnership                       2,085                  927
                   Weeks Realty Services, Inc.                         1,510                  100
                   ---------------------------------------------------------------------------------
                                                                    $102,995              $38,520
                   =================================================================================

         Interest under the Credit Facility accrues at bank prime minus 0.25% or at LIBOR plus 1.35% at the election of the co-borrowers. The weighted average interest rate on Credit Facility borrowings, exclusive of the impact of the interest rate swaps discussed below, was 6.94% and 7.32% at December 31, 1996 and 1995, respectively. Fees on the unused portion of the Credit Facility are 0.20%.

         In July 1996, the Operating Partnership entered into three interest rate swap agreements with a commercial bank to effectively change the interest costs on $50,000,000 of Credit Facility borrowings from the variable rates discussed above to fixed rates. The agreements, with notional principal amounts of $10,000,000, $10,000,000 and $30,000,000, terminate in July 1998, July 1999 and July 2001, respectively, with effective fixed interest rates of 7.72%, 7.89% and 8.14%, respectively.

         Mortgage notes payable at December 31, 1996 and 1995, specifically listed for notes with outstanding balances in excess of $10 million, consist of the following (in thousands):

                                                                           Dec. 31, 1996      Dec. 31, 1995
         --------------------------------------------------------------------------------------------------
         Fixed Rate
         Mortgage note, interest only at 7.13%, due in 1999                     $ 38,000           $ 38,000
         Three mortgage notes, interest only at 7.75%, due in                     31,170             31,170
         1998
         Mortgage note, principal and interest at 9.24%, due in                   16,028                 --
         2005
         Mortgage note, principal and interest at 8.10%, due in                   12,278                 --
         2006
         Mortgage note, interest only at 7.625%, due in 2000                      10,300             10,300
         Other mortgage notes (20 at December 31, 1996),                          83,956             27,663
         principal and interest at 6.71% to 9.80%, due in 1998 to
         2006
         Variable Rate
         Industrial revenue bonds, interest at 4.15% to 6.45% at                   5,843              5,889
         December 31, 1996, due in 2004 and 2010
         --------------------------------------------------------------------------------------------------
                                                                                $197,575           $113,022
         ==================================================================================================

         At December 31, 1996 and 1995, fixed rate mortgage notes payable included 27 notes with a weighted average interest rate of 7.98% and 12 notes with a weighted average interest rate of 7.58%, respectively. The weighted average term to maturity of fixed rate mortgage notes payable was 5.1 years at December 31, 1996. Fixed rate mortgage indebtedness increased by $84,553,000 in 1996 due to the assumption of 16 notes totaling $89,535,000 in conjunction with the NWI and Lichtin acquisition transactions (Note 8), net of principal repayments. The weighted average interest rate on the assumed fixed rate indebtedness was approximately 8.50%. Certain officers and partners guarantee a portion of the fixed rate mortgage notes.

         Variable rate industrial revenue bonds include two separate arrangements. One bond issue with an outstanding balance of $5,140,000 was refunded in 1996 through the issuance of tax-exempt adjustable rate bonds with interest at rates equivalent to short-term tax-exempt Aa2 rated securities. The second bond issue accrues interest at 78% of the prime lending rate. Weighted average interest rates under these arrangements were 4.43% and 7.63% at December 31, 1996 and 1995, respectively. The bonds are supported by letters of credit totaling $5,345,000.

         Scheduled maturities of mortgage notes payable at December 31, 1996 are summarized as follows (in thousands):

                           Year                                Amount
                           ------------------------------------------
                           1997                              $  2,035
                           1998                                39,196
                           1999                                48,440
                           2000                                21,329
                           2001                                10,682
                           2002 and thereafter                 75,893
                           ------------------------------------------
                                                             $197,575
                           ==========================================

         Net real estate assets totaling $265,235,000 and $127,228,000 at December 31, 1996 and 1995, respectively, are pledged as collateral under mortgage notes payable. Interest capitalized for the years ended December 31, 1996 and 1995, and for the period from January 1, 1994 to August 23, 1994, totaled $2,358,000, $1,198,000, and $89,000, respectively. Interest capitalized
         for the six months ended June 30, 1997 and 1996, totaled $2,222,000 and $928,000, respectively (unaudited).

         The extraordinary loss of $2,667,000 during the period from August 24, 1994 to December 31, 1994 resulted from mortgage loan prepayment penalties of $2,180,000 and the write-off of deferred financing costs of $487,000 related to the early retirement of debt from the IPO proceeds contributed to the Operating Partnership.

6.       REAL ESTATE DEVELOPMENT LOANS

         As part of certain joint development agreements entered into with third parties and upon the approval of joint development projects, the Operating Partnership lends funds on a secured basis to develop and construct certain properties and can be required by its development partners to acquire the properties upon their completion based on the terms specified in the development agreements, generally at prices equal to the greater of capitalized costs or the property's net operating income capitalized at specified capitalization rates, as defined. Additionally, the Operating Partnership has options to acquire the properties upon substantial lease-up of the buildings. At December 31, 1996, the Operating Partnership had funded $7,645,000 under development loan agreements relating to three industrial buildings under development in Atlanta, Georgia. Total loan commitments from the Operating Partnership for the three approved projects are approximately $11,741,000. Loans under these agreements are secured by the industrial buildings under development, bear interest at rates ranging from LIBOR plus 2.35% to LIBOR plus 2.50% and mature from August 1998 to March 1999.

         Additionally, at December 31, 1996, the Operating Partnership had a real estate development loan to an affiliated joint venture with an outstanding balance of $1,810,000 ($1,309,000 at December 31, 1995). The total loan commitment is $2,360,000, and the loan is secured by an industrial building. Interest accrues at 9%, and the loan matures in March 1998. The Operating Partnership has an option to acquire the property upon substantial lease-up of the building.

7.       INVESTMENTS IN AND NOTES RECEIVABLE FROM UNCONSOLIDATED ENTITIES

         The Operating Partnership conducts third-party construction, landscape, property management and leasing service businesses through the Subsidiaries. Through Weeks Development Partnership ("Weeks Development"), wholly owned by the Subsidiaries, the Subsidiaries also own land in various business parks, either directly or through ownership interests in real estate partnerships and joint ventures. The Operating Partnership and Weeks Group developed and own operating properties in these business parks. The Operating Partnership intends, based on market conditions, to acquire land from Weeks Development and its affiliated partnerships and joint ventures for the development of future operating properties. As discussed in Note 2, these Subsidiaries are accounted for using the equity method of accounting. Under the equity method, the Company recognizes, in its consolidated statements of operations, its economic share (99%) of the Subsidiaries' earnings and losses.

         The following information summarizes the financial position, results of operations and cash flows of the Subsidiaries and Weeks Development on a combined basis for the years ending December 31, 1996 and 1995, and for the period from August 24, 1994 to December 31, 1994, and selected operating data of Weeks Group for the period from January 1, 1994 to August 23, 1994. The operating data of Weeks Group is included in the combined financial statements of Weeks Group (Note 2) but is also reflected below for comparison purposes (in thousands):

         Financial Position                                         Dec. 31, 1996       Dec. 31, 1995
         --------------------------------------------------------------------------------------------
         Assets
         Real estate assets, principally land                             $ 7,200             $ 7,012
         Investments in real estate partnerships and joint                  3,025               3,417
         ventures
         Receivables and other assets                                      13,113              10,892
         --------------------------------------------------------------------------------------------
                                                                          $23,338             $21,321
         ============================================================================================
         Liabilities and Equity
         Notes payable to Company                                         $10,921             $10,939
         Credit facility borrowings                                         3,595               4,237
         Other borrowings                                                   1,261               1,828
         Other liabilities                                                 10,725               7,505
         Total equity                                                      (3,164)             (3,188)
         --------------------------------------------------------------------------------------------
                                                                          $23,338             $21,321
         ============================================================================================

         The notes payable to the Operating Partnership accrue interest at 12%, payable annually, and mature in 2004. The notes are secured by land and by Weeks Development's interests in real estate partnerships and joint ventures. The operations of the Subsidiaries and Weeks Development are financed, as necessary, through direct borrowings under the Credit Facility.

         At December 31, 1996, the Operating Partnership's investment in and notes receivable from the Subsidiaries totaling $7,760,000 include notes receivable from the Subsidiaries of $10,921,000 and the Operating Partnership's investment in Subsidiaries of ($3,161,000).

                                         Subsidiaries                                   Weeks Group
                                    ----------------------------------------------    -----------------------------
                                    Year ended       Year ended      Aug. 24 to        Jan. 1 to
Results of Operations               Dec. 31, 1996    Dec. 31, 1995   Dec. 31, 1994     Aug. 23, 1994
----------------------------------------------------------------------------------    -----------------------------
Revenue
Construction and development
 fees                                 $    2,233    $    1,483        $      636       $      990
Landscape                                  5,035         3,854             1,054            2,169
Property management fees                     193           498               196              425
Commissions                                  448           582               316              429
Other                                        316           191                25               --
-------------------------------------------------------------------------------------------------------------------
                                           8,225         6,608             2,227
-------------------------------------------------------------------------------------------------------------------
Costs and Expenses
Direct costs                               4,327         3,504             1,034            1,954
Interest expense - Operating
   Partnership                             1,314         1,326               468               --
Interest expense - third parties             365           295                --               --
General and administrative                 1,694         1,518               555              802
Other                                        498           173                16               --
-------------------------------------------------------------------------------------------------------------------
                                           8,198         6,816             2,073
-------------------------------------------------------------------------------------------------------------------
Equity in earnings of partnerships
  and joint ventures                         (1)           101                72
-------------------------------------------------------------------------------------------------------------------
Net income (loss)                     $       26    $    (107)        $      226
-------------------------------------------------------------------------------------------------------------------
Net income (loss) attributable
  to Company                          $       26    $    (106)        $      224
Interest expense - Operating
   Partnership                        $    1,314         1,326               468
-------------------------------------------------------------------------------------------------------------------
Equity in earnings of Subsidiaries    $    1,340    $    1,220        $      692
-------------------------------------------------------------------------------------------------------------------
Distributions and interest paid
       to the Operating Partnership   $    1,313    $    1,510        $      692
-------------------------------------------------------------------------------------------------------------------
Cash Flows
-------------------------------------------------------------------------------------------------------------------
Operating activities                  $    4,460    $    1,529        $  (2,401)
Investing activities                     (2,540)       (2,786)             (553)
Financing activities                       (487)         1,190             3,121

8.     ACQUISITIONS

       On November 1, 1996, the Operating Partnership completed the first phase of an acquisition of a 2.2 million square foot, 23 building industrial portfolio located in Nashville, Tennessee, owned and managed by NWI Warehouse Group, L. P. and its affiliates ("NWI"). The first phase of the transaction was comprised of the acquisition of 17 industrial buildings and the combination of NWI's business operations, management and employees with those of the Operating Partnership, for aggregate acquisition consideration of approximately $71.1 million including closing costs and acquisition expenses. Acquisition consideration was comprised of the assumption of approximately $42.0 million of mortgage debt, the issuance of approximately $27.5 million of Units in the Operating Partnership (at a price of $25.00 per Unit), and the funding of closing costs and acquisition expenses of approximately $1.6 million through Credit Facility borrowings. In 1996, subsequent to the initial closing, the Operating Partnership acquired 45 net usable acres of undeveloped land for aggregate consideration, consisting solely of Units in the Operating Partnership, of approximately $6.3 million, including reimbursement for certain infrastructure costs. The Operating Partnership has agreed, subject to updating its due diligence procedures and the completion of properties under development, to acquire six development properties over a 17-month period and to acquire 105 net usable acres of undeveloped land over a period of up to six years. The estimated aggregate acquisition consideration for the remaining assets to be acquired is expected to be comprised primarily of Units in the Operating Partnership and assumed indebtedness that total approximately $47.9 million (subject to adjustment for inflation and actual operating results for certain development properties to be acquired).

       On December 31, 1996, the Operating Partnership completed the first phase of a separate acquisition of a 2.1 million square foot, 29 building industrial and suburban office portfolio in the Raleigh-Durham- Chapel Hill area of North Carolina, owned and managed by Lichtin Properties, Inc. and its affiliates ("Lichtin"). The first phase of the transaction was comprised of the acquisition of 14 industrial and suburban office buildings and the combination of Lichtin's business operations, management and employees with those of the Operating Partnership for aggregate acquisition consideration of approximately $90.5 million (including closing costs and acquisition expenses), and approximately 37 net usable acres of undeveloped land and options to acquire an additional 177 net usable acres of undeveloped land for total acquisition consideration of approximately $3.3 million. Acquisition consideration consisted of shares of Company common stock and Units in the Operating Partnership having an aggregate value of approximately $7.1 million and $14.3 million, respectively, (at a price of $25.25 per share and Unit), approximately $8.6 million of cash, the assumption of approximately $47.6 million of mortgage indebtedness, the assumption and repayment of other indebtedness through borrowings under the Operating Partnership's Credit Facility of approximately $15.0 million and the funding of closing costs and acquisition expenses of approximately $1.2 million through Credit Facility borrowings. The Operating Partnership has agreed, subject to due diligence procedures and the completion of properties under development, to acquire 15 completed and under development properties over the ensuing 18-month period and to acquire 64 net usable acres of undeveloped land over the next four years. The estimated aggregate acquisition consideration for the remaining assets to be acquired is expected to be comprised primarily of Units in the Operating Partnership and assumed indebtedness that total approximately $71.7 million (subject to adjustment for the actual operating results for certain completed and development properties to be acquired).

       The NWI and Lichtin acquisitions have been accounted for as purchases and the related acquisition costs have been allocated to the assets acquired and liabilities assumed based on estimates of their fair values.

       The Operating Partnership's consolidated results of operations for the year ended December 31, 1996, included the operating results of NWI beginning on November 1, 1996, the acquisition date. The unaudited pro forma information below presents the consolidated results of operations as if the initial phases of the NWI and Lichtin acquisitions had occurred at the beginning of the respective periods presented. The unaudited pro forma information is not necessarily indicative of the results of operations of the Operating Partnership had the acquisitions occurred at the beginning of the periods presented, nor is it necessarily indicative of future results. Additionally, the unaudited pro forma information excludes the impact of the buildings and land to be acquired in future periods from NWI and Lichtin.



         (Unaudited, in thousands, except per unit amounts)      Dec. 31, 1996         Dec. 31, 1995
         -----------------------------------------------------------------------------------------------
         Revenues                                                   $70,954               $49,478
         Net income                                                  14,360                 9,362
         Earnings per Unit                                            $0.89                 $0.74

         Additionally in 1996, the Operating Partnership acquired 15 industrial and suburban office buildings totaling approximately 761,000 square feet located primarily in the northeast submarket of Atlanta, Georgia, for an aggregate price of $40,102,000, including closing costs and acquisition expenses. The acquisitions were funded through Credit Facility borrowings.

         In 1995, the Operating Partnership acquired 49 industrial buildings totaling 2,564,000 square feet for an aggregate price of $110,141,000, including closing costs and acquisition expenses. These acquisitions were funded through Credit Facility borrowings and through the assumption of existing mortgage indebtedness of $39,511,000. Four of the acquired buildings totaling 190,000 square feet are located in Orlando, Florida, and the other buildings are located in metropolitan Atlanta, Georgia. In conjunction with two of the property acquisitions, the Company entered into agreements with the sellers to jointly develop additional industrial buildings, as market conditions warrant, on adjacent land controlled by the sellers (Note 6).

9.       LEASING ACTIVITY

         Future minimum rents due under noncancelable operating leases with tenants at December 31, 1996, are as follows (in thousands):

                    Year                                  Amount
                    ---------------------------------------------
                    1997                                $ 65,003
                    1998                                  54,685
                    1999                                  44,004
                    2000                                  32,808
                    2001                                  24,779
                    2002 and thereafter                   62,518
                    ---------------------------------------------
                                                        $283,797
                    =============================================


10.    RELATED-PARTY TRANSACTIONS

       At December 31, 1996 and 1995, receivables included $465,000, due from the Subsidiaries, relating to accrued interest (payable annually) on the Subsidiaries' notes. At December 31, 1996 and 1995, accounts payable and accrued expenses included $154,000 and $1,395,000, respectively, due to the Subsidiaries.

       In periods subsequent to the IPO, the Subsidiaries have provided development, construction, landscape, property management and leasing services to affiliated partnerships and joint ventures. Prior to the IPO, those services were provided by Weeks Group. Total revenues for such services to related parties of the Subsidiaries and Weeks Group were (in thousands):

                                                               Subsidiaries                              Weeks Group
                                         -----------------------------------------------------------     --------------
                                          Year ended            Year ended            Aug. 24 to           Jan. 1 to
                                         Dec. 31, 1996         Dec. 31, 1995        Dec. 31, 1994        Aug. 23, 1994
         --------------------------------------------------------------------------------------------------------------
         Construction and                   $  678                $  418                 $142                 $658
         development fees
         Landscape                             271                   423                   81                  183
         Commissions                            94                   169                  156                  148
         -------------------------------------------------------------------------------------------------------------
                                            $1,043                $1,010                 $379                 $989
         =============================================================================================================

         The controlling partners of Weeks Group historically utilized their capital accounts in the various Weeks Group entities similar to a clearing account whereby they regularly made contributions and received distributions. Since the contributions and distributions did not necessarily reflect the economic cash flows or cash needs of Weeks Group, management believes that, in Weeks Group's circumstances, the separation of contributions or distributions made in periods prior to the IPO would not provide meaningful information. Therefore, such amounts are reported net in the accompanying Weeks Group financial statements.

11.      INCENTIVE STOCK PLAN

         The Company has an Incentive Stock Plan (the "Plan") under which shares of Company common stock have been reserved for the issuance of options and restricted stock. Total shares reserved for issuance under the Plan were increased by 390,000 shares in 1996, to a total of 1,000,000 shares, as approved by the shareholders in May 1996. Participants in the Plan may be officers and employees of the Company and its subsidiaries or designated affiliates, as well as Company directors. The exercise price of all options under the Plan is not less than the fair market value of the Company's common stock on the date of grant and such options may be exercised for periods up to ten years. Upon the exercise of stock options issued under the Plan, the Company contributes the net proceeds realized to the Operating Partnership in exchange for Units (see Note
         1).

         In 1995, SFAS 123, "Accounting for Stock-Based Compensation" was issued requiring the Company either to continue its current accounting for stock-based compensation under APB No. 25 or elect the fair value-based method of accounting prescribed by SFAS 123. The Company elected to continue to account for stock-based compensation under APB No. 25 and has implemented the additional disclosure requirements prescribed by SFAS 123 and such disclosures are included below.

         Under SFAS 123, the fair value of stock options granted in 1996 and 1995 has been estimated using a binomial option pricing model with the following weighted average assumptions for grants in 1996 and 1995, respectively: risk free interest rates of 5.7% and 5.8%, expected option lives of five years for options granted in both years, expected volatility of 16.5% for both years and expected dividend yields of 5.7% and 6.2%. Using these assumptions, the estimated fair value of options granted in 1996 and 1995 was $945,220 and $174,850, respectively, and such amounts would be included in compensation expense over the vesting period of the options. Pro forma net income and earnings per unit for the years ended December 31, 1996 and 1995, assuming the Company had accounted for the Plan under SFAS 123 are as follows (in thousands, except per Unit amounts):

                                                         Dec. 31, 1996           Dec. 31, 1995
                 -----------------------------------------------------------------------------
                 Net income:
                   As reported                           $  15,809                $   11,107
                   Pro forma                                15,216                    11,042
                 Net income per Unit:
                   As reported                           $    1.11                $     1.03
                   Pro forma                                  1.07                      1.03

         As the provisions of SFAS 123 have not been applied to options granted prior to January 1, 1995, the resulting pro forma annual compensation cost may not be representative of that expected in future years.

         A summary of stock option activity under the Plan is presented in the table and narrative below (share amounts in thousands):

                                                               1996                        1995                        1994
                                                    ----------------------      ----------------------     ----------------------
                                                                Weighted                    Weighted                   Weighted
                                                                Average                     Average                    Average
                                                                Exercise                    Exercise                   Exercise
                                                    Shares      Price           Shares      Price           Shares     Price
              -------------------------------------------------------------------------------------------------------------------
              Options outstanding, beginning of
              year                                    503        $19.90          443         $19.28           --         $   --
              Granted                                 283         28.22           65          24.11          443          19.28
              Exercised                               (33)        19.25           --          --              --             --
              Forfeited                                --         --              (5)         19.25           --             --
              ------------------------------------------------------------------------------------------------------------------
              Options outstanding, end of year
                                                      753        $23.06          503         $19.90          443         $19.28
              ------------------------------------------------------------------------------------------------------------------
              Options exercisable, end of year
                                                      552                         52                          16
              ------------------------------------------------------------------------------------------------------------------




                                                                  1996                        1995
                                                                  ----                        ----
              Weighted average per share fair
              value of options granted                           $ 3.34                      $ 2.69


       At December 31, 1996, options for 606,000 shares are outstanding having exercise prices ranging from $19.25 to $26.00, with a weighted average exercise price of $21.31 and a weighted average contractual life of 7.70 years, of which 420,000 options are exercisable with a weighted average exercise price of $19.48. Options for 147,000 shares are also outstanding having exercise prices ranging from $28.63 to $33.25, with a weighted average exercise price of $30.27 and a weighted average contractual life of 9.9 years, of which 132,000 options are exercisable with a weighted average exercise price of $30.45.

12.    EMPLOYEE BENEFIT PLAN

       The Operating Partnership and the Subsidiaries (collectively the "Plan Sponsors") sponsor a 401(k) retirement savings plan covering substantially all employees meeting certain age and service requirements. Employees may contribute up to the lesser of 20% of their annual compensation or the annual statutory limit ($9,500 in 1996) to the plan. The Plan Sponsors' contributions are made on a discretionary basis up to a maximum of 100% of the employees' contributions (currently 50% of the employee's contribution up to 3.2% of an employee's annual compensation). Total Plan Sponsors' contributions were $88,000, $76,000, and $63,000 in 1996, 1995 and 1994, respectively.


13.    COMMITMENTS AND CONTINGENCIES

       As reflected in Note 8, the Operating Partnership has entered into agreements for the future acquisition of land and buildings from NWI and Lichtin totaling approximately $119.6 million at December 31, 1996. In addition, the Operating Partnership has agreed, subject to updating its due diligence procedures, to acquire development land totaling approximately $2.2 million.

       Letters of credit totaling approximately $7.2 million were issued on behalf of the Operating Partnership in support of certain development, land acquisition and financing arrangements at December 31, 1996.

       The Operating Partnership is subject to various legal proceedings and claims that arise in the ordinary course of business. While the resolution of these matters cannot be predicted with certainty, management believes that the final outcome of such matters will not have a material adverse effect on the Company's financial position or results of operations.

14.    SUPPLEMENTAL CASH FLOW INFORMATION

       Interest paid, net of amounts capitalized (Note 5), totaled $11,265,000 in 1996, $7,892,000 in 1995, $1,809,000 for the period from August 24,
       1994 to December 31, 1994 and $6,568,000 for the period from January 1, 1994 to August 23, 1994. Interest paid, net of amounts capitalized, totaled $9,250,000 and $4,787,000 for the six months ended June 30, 1997 and 1996, respectively (unaudited).

         Significant noncash investing and financing activities were as follows:

         a. The Operating Partnership's 1997 acquisitions included the assumption of indebtedness of $4,360,000 and the issuance of Units valued at $14,334,000 (unaudited).

         b. The Operating Partnership's 1996 acquisitions of NWI and Lichtin included the assumption of mortgage notes payable of $104,628,000 and the issuance of Units valued at $55,209,000.
         c. The Operating Partnership's 1995 property acquisitions included the assumption of mortgage notes payable of $39,511,000 and the application of notes receivable and deposits of $3,540,000.
         d. In conjunction with the August 24, 1994, business combination (Note 1), the Operating Partnership acquired certain property interests subject to mortgage notes payable of $9,072,000 and in exchange for Units totaling $8,053,000.

15.      FINANCIAL INSTRUMENTS

         Based on interest rates and other pertinent information available to the Operating Partnership at December 31, 1996 and 1995, the Operating Partnership estimates that the carrying values of cash and cash equivalents, the notes receivable from the Subsidiaries, the real estate development loans, the direct financing lease receivable, other receivables, mortgage notes payable, other liabilities and Credit Facility borrowings approximate their fair values when compared to instruments of similar types, terms and maturities.

         The estimated fair value of the Operating Partnership's interest rate swap arrangements (Note 5), determined based on quoted market prices for similar financial instruments, was approximately $955,000 less than the Operating Partnership's carrying value at December 31, 1996. The Operating Partnership uses interest rate swaps to manage its exposure to interest rate changes on Credit Facility borrowings. Under current accounting principles and as long as the Company maintains outstanding Credit Facility borrowings at least equal to the $50,000,000 notional amounts of the interest rate swaps, the difference between the fair value and carrying amount of the arrangements is not recognized in the Operating Partnership's consolidated financial statements. The Operating Partnership monitors the credit quality of the financial institution which is the counterparty to its interest rate swap arrangements and does not anticipate nonperformance from the financial institution.

         Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 1996 and 1995. Although management is not aware of any factors that would significantly affect the fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since December 31, 1996.

16.      SUBSEQUENT EVENTS (UNAUDITED)

         On January 31, 1997 and March 31, 1997, the Operating Partnership acquired a total of five industrial buildings totaling 447,528 square feet. Three buildings totaling 154,341 square feet were acquired from Lichtin and two buildings totaling 293,187 square feet were acquired from NWI (see Note 8). Total acquisition consideration of approximately $17.7 million was comprised of the assumption of approximately $4.4 million of indebtedness and the issuance of approximately $13.3 million of Units in the Operating Partnership. Additionally, as part of these transactions, the Operating Partnership acquired approximately five net usable acres of development land in exchange for $1.0 million of Units.

         On May 30, 1997, the Operating Partnership acquired 17 industrial buildings totaling approximately 546,000 square feet located in the Northwest submarket of Atlanta, Georgia for approximately $29.2 million, including closing costs and acquisition expenses. The acquisition was funded through Credit Facility borrowings. On April 22, 1997, the Operating Partnership acquired an industrial building totaling approximately 61,000 squared feet located in Orlando, Florida for $2.9 million, including closing costs and acquisition expenses. This acquisition was also funded through Credit Facility borrowings.


         In February 1997, restricted shares of common stock valued at $1,150,000 were granted to certain Company officers and employees in recognition of successful prior service and as an incentive for future service and continued financial performance of the Company. These shares vest ratably over a four year period provided the Company achieves 10% annual growth in per share funds from operations, a REIT industry measure of operating performance, for each year of the four year vesting period. The $1,150,000 value of the restricted shares is included in partners' capital offset by the amount of the unamortized deferred compensation expense ($1,005,000 at June 30, 1997). Compensation expense is recognized ratably over the four year vesting period.

         On May 13, 1997, the Company completed a public offering of 3,200,000 shares of common stock and received net proceeds of approximately $95.1 million. On June 11, 1997, the Company sold an additional 384,200 shares of common stock to cover over-allotments from the common stock offering discussed above and received net proceeds of approximately $11.5 million. These proceeds were contributed to the Operating Partnership in exchange for Units. The proceeds were used to reduce the Operating Partnership's outstanding Credit Facility borrowings. Additionally, the Operating

         Partnership used the additional Credit Facility borrowing capacity to prepay, without penalty, three mortgage notes, totaling $31,170,000 scheduled to mature in 1998.

17.      QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

         Selected quarterly financial information for 1996 and 1995 was as follows (in thousands, except per unit amounts):

                 ---------------------------------------------------------------------------------------------------------
                                                     First              Second              Third              Fourth
                                                    Quarter             Quarter            Quarter             Quarter
                 ---------------------------------------------------------------------------------------------------------
                 1996
                 Revenue                          $  12,129           $  12,379         $  13,555            $  15,820
                 Net income                           3,814               3,805             3,731                4,459
                 Net income per Unit              $    0.28           $    0.28         $    0.27            $    0.28
                 ---------------------------------------------------------------------------------------------------------
                                                     First              Second              Third              Fourth
                                                    Quarter             Quarter            Quarter             Quarter
                 ---------------------------------------------------------------------------------------------------------
                 1995
                 Revenue                          $   6,994           $   7,535          $  9,186            $  11,556
                 Net income                           2,765               2,824             2,543                2,975
                 Net income per Unit              $    0.27           $    0.28          $   0.25            $    0.24

                                                      SCHEDULE III PAGE 1 OF 10

                               WEEKS REALTY, L.P.
                REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1996
                            (Dollars in Thousands)

                                                                                                       Gross Amount at which
                                                             Initial Costs      Cost Capitalized      Carried at Close of Period
                                                         ----------------------                     --------------------------------
                                  Property     Related             Building and     Subsequent             Building and
Market/Business Park/Property      Type(1)  Encumbrances    Land   Improvements   to Acquisition     Land  Improvements    Total
------------------------------------------------------------------------------------------------------------------------------------

ATLANTA, GEORGIA

Northeast/I-85 Submarket
------------------------------------------------------------------------------------------------------------------------------------
Gwinnett Park
   4258 Communications Dr.            D           (a)     $     8      $    725         $    314  $    29     $  1,018     $1,047
   4261 Communications Dr.            D                       254         1,446               16      254         1462      1,716
   4291 Communications Dr.            D           (a)           4           327              118       16          433        449
   1826 Doan Way                      D           (c)          18         1,167              226       18        1,393      1,411
   1857 Doan Way                      D                        23             6                0       23            6         29
   1650 International Blvd.           D           (a)          69           994               94       69        1,088      1,157
   4245 International Blvd.           D           (a)         192         2,913            3,053      192        5,966      6,158
   4250 International Blvd.           D                       193         1,542              281      216        1,800      2,016
   4295 International Blvd.           D           (a)          58         1,058              101       58        1,159      1,217
   4320 International Blvd.           D           (a)          44           710              211       44          921        965
   4350 International Blvd.           D           (a)          78           938              525       78        1,463      1,541
   4355 International Blvd.           D           (g)         233           811              260      233        1,071      1,304
   4405-A International Blvd.         S                        97           957              846       97        1,803      1,900
   4405-B International Blvd.         S                       118         1,152            1,199      118        2,351      2,469
   4405-C International Blvd.         S                        21           422              172       21          594        615
   1828 Meca Way                      D           (c)          16           487              489       16          976        992
   1858 Meca Way                      D           (a)          20           931                8       27          932        959
   4317 Park Dr.                      D                       671         1,414              234      671        1,648      2,319
   4357 Park Dr.                      D           (g)          12           865              268       12        1,133      1,145
   4366 Park Dr.                      O                         6           406              286       22          676        698
   4386 Park Dr.                      D                        17           758               74       17          832        849
   4436 Park Dr.                      D                        18           195              275       18          470        488
   4437 Park Dr.                      D           (a)          21           659              259       21          918        939
   4467 Park Dr.                      D           (c)           6           537              327        6          864        870
   4476 Park Dr.                      D           (c)          14           372               86       14          458        472
   4487 Park Dr.                      D           (c)           6         1,048            1,563        6        2,611      2,617
   1835 Shackleford Ct.               O           (a)          29         2,780              319       29        3,099      3,128
   1854 Shackleford Ct.               O                        52         4,085            1,418       52        5,503      5,555
   4274 Shackleford Rd.               D           (a)          27           614              902       27        1,516      1,543
   4275 Shackleford Rd.               O           (y)           8         1,173              465       12        1,634      1,646
   4344 Shackleford Rd.               D                       286           984               30      286        1,014      1,300
   4355 Shackleford Rd.               D           (a)           7           886              408        7        1,294      1,301
   4364 Shackleford Rd.               D           (a)           9            40               40        9           80         89
   4366 Shackleford Rd.               D                        20           420              811       26        1,225      1,251
   4388 Shackleford Rd.               D           (a)          33         1,181              697       43        1,868      1,911
   4400 Shackleford Rd.               D                        14           315              341       18          652        670
   4444 Shackleford Rd.               D           (a)          31           731            1,121       31        1,852      1,883
------------------------------------------------------------------------------------------------------------------------------------
      Total                                               $ 2,733      $ 36,049         $ 17,837  $ 2,836     $ 53,783     56,619
------------------------------------------------------------------------------------------------------------------------------------

                                      Accumulated        Year           Year
Market/Business Park/Property         Depreciation    Developed(2)   Acquired(3)
---------------------------------------------------------------------------------

ATLANTA, GEORGIA

Northeast/I-85 Submarket
---------------------------------------------------------------------------------
Gwinnett Park
   4258 Communications Dr.                   $ 556         1981
   4261 Communications Dr.                     124         1981            1994
   4291 Communications Dr.                     200         1981
   1826 Doan Way                               486         1984
   1857 Doan Way                                 2         1970
   1650 International Blvd.                    388         1984
   4245 International Blvd.                  1,136         1985
   4250 International Blvd.                    579         1986
   4295 International Blvd.                    384         1984
   4320 International Blvd.                    339         1984
   4350 International Blvd.                    681         1982
   4355 International Blvd.                    117         1983            1994
   4405-A International Blvd.                  799         1984
   4405-B International Blvd.                1,393         1984
   4405-C International Blvd.                  244         1984
   1828 Meca Way                               539         1975
   1858 Meca Way                               341         1975
   4317 Park Dr.                               555         1985
   4357 Park Dr.                               516         1979
   4366 Park Dr.                               362         1981
   4386 Park Dr.                               357         1973
   4436 Park Dr.                               163         1968
   4437 Park Dr.                               478         1978
   4467 Park Dr.                               372         1978
   4476 Park Dr.                               193         1977
   4487 Park Dr.                             1,387         1978
   1835 Shackleford Ct.                        643         1990
   1854 Shackleford Ct.                      1,665         1985
   4274 Shackleford Rd.                      1,031         1974
   4275 Shackleford Rd.                        599         1985
   4344 Shackleford Rd.                        107         1975            1994
   4355 Shackleford Rd.                        687         1972
   4364 Shackleford Rd.                         43         1973
   4366 Shackleford Rd.                        672         1981
   4388 Shackleford Rd.                        670         1981
   4400 Shackleford Rd.                        399         1981
   4444 Shackleford Rd.                      1,142         1979
---------------------------------------------------------------------------------
     Total                                  20,349
---------------------------------------------------------------------------------

                                                                                                           SCHEDULE III PAGE 2 OF 10



                                                                                                    Gross Amount at which
                                                             Initial Costs      Cost Capitalized   Carried at Close of Period
                                                         ----------------------                  ------------------------------
                                  Property     Related             Building and     Subsequent          Building and
Market/Business Park/Property      Type(1)  Encumbrances    Land   Improvements   to Acquisition  Land  Improvements    Total
------------------------------------------------------------------------------------------------------------------------------------

Horizon
  90 Horizon Dr.                      D         (c)      $    20     $     659     $   170      $  120  $     729  $     849
  225 Horizon Dr.                     B         (c)          121         1,423         782         121      2,205      2,326
  300 Horizon Dr.                     B                      798         4,455          53         798      4,508      5,306
  2775 Horizon Ridge Ct.              B                      732         5,718          -          732      5,718      6,450
  2800 Vista Ridge Dr.                B                      443         5,463          73         443      5,536      5,979
------------------------------------------------------------------------------------------------------------------------------------

             Total                                       $ 2,114     $  17,718     $ 1,078      $2,214  $  18,696  $  20,910
------------------------------------------------------------------------------------------------------------------------------------


Northwoods
  2915 Courtyards Circle              D                  $   268     $   1,793     $    87      $  268  $   1,880  $   2,148
  2925 Courtyards Dr.                 D                      333         2,618           5         333      2,623      2,956
  2975 Courtyards Circle              D                      144           997           9         144      1,006      1,150
  2995 Courtyards Circle              D                      109           677           8         109        685        794
  2725 Northwoods Pkwy.               D                      440         2,231           -         440      2,231      2,671
  2755 Northwoods Pkwy.               D                      249         2,201           -         249      2,201      2,450
  2775 Northwoods Pkwy.               D                      322         1,976           -         322      1,976      2,298
  2850 Northwoods Pkwy.               D                      562         3,961          46         562      4,007      4,569
  3040 Northwoods Pkwy.               D                      298         1,511           -         298      1,511      1,809
  3044 Northwoods Circle              D                      167           730          23         167        753        920
  3055 Northwoods Pkwy.               D                      213           916           -         213        916      1,129
  3075 Northwoods Pkwy.               S                      374         2,750           -         374      2,750      3,124
  3080 Northwoods Circle              O                      387         2,215           -         387      2,215      2,602
  3100 Northwoods Pkwy.               S                      393         2,177           -         393      2,177      2,570
  3155 Northwoods Pkwy.               S                      331         1,808           -         331      1,808      2,139
  3175 Northwoods Pkwy.               S                      250         1,645           -         250      1,645      1,895
------------------------------------------------------------------------------------------------------------------------------------

             Total                                       $ 4,840     $  30,206     $   178      $4,840  $  30,384  $  35,224
------------------------------------------------------------------------------------------------------------------------------------


Gwinnett Pavilion
  1480 Beaver Ruin Rd.                R                  $   248     $     982     $   469      $  248  $   1,451  $   1,699

  1505 Pavilion Place                 D         (a)          448         1,149       1,187         448      2,336      2,784
  3883 Steve Reynolds Blvd.           D         (c)          612         3,101          91         612      3,192      3,804
  3890 Steve Reynolds Blvd.           D         (c)          519         1,746          14         519      1,760      2,279
  3905 Steve Reynolds Blvd.           D                      697         2,108           -         697      2,108      2,805
  3950 Steve Reynolds Blvd.           B         (a)          684         1,701          14         684      1,715      2,399
  4025 Steve Reynolds Blvd.           D                      461         2,252           5         461      2,257      2,718
------------------------------------------------------------------------------------------------------------------------------------

             Total                                      $  3,669     $  13,039     $ 1,780      $3,669  $  14,819  $  18,488
------------------------------------------------------------------------------------------------------------------------------------


                                   Accumulated       Year         Year
                                   Depreciation   Developed (2) Acquired (3)
------------------------------------------------------------------------------------
Horizon
  90 Horizon Dr.                    $     117         1992
  225 Horizon Dr.                         712         1990
  300 Horizon Dr.                         309         1994
  2775 Horizon Ridge Ct.                   88         1996
  2800 Vista Ridge Dr.                    223         1995
-----------------------------------------------------------------------------------------
             Total                  $   1,449
-----------------------------------------------------------------------------------------

Northwoods
  2915 Courtyards Circle            $      80         1986          1995
  2925 Courtyards Dr.                      99         1986          1995
  2975 Courtyards Circle                   38         1986          1995
  2995 Courtyards Circle                   26         1986          1995
  2725 Northwoods Pkwy.                    36         1984          1996
  2755 Northwoods Pkwy.                    36         1986          1996
  2775 Northwoods Pkwy.                    32         1986          1996
  2850 Northwoods Pkwy.                   152         1988          1995
  3040 Northwoods Pkwy.                    25         1984          1996
  3044 Northwoods Circle                   28         1984          1995
  3055 Northwoods Pkwy.                    15         1985          1996
  3075 Northwoods Pkwy.                    45         1985          1996
  3080 Northwoods Circle                   62         1952          1996
  3100 Northwoods Pkwy.                    35         1985          1996
  3155 Northwoods Pkwy.                    29         1985          1996
  3175 Northwoods Pkwy.                    27         1985          1996
-----------------------------------------------------------------------------------------------
             Total                  $     765
-----------------------------------------------------------------------------------------------

Gwinnett Pavilion
  1480 Beaver Ruin Rd.                    420         1989
  1505 Pavilion Place                     984         1988
  3883 Steve Reynolds Blvd.               597         1990
  3890 Steve Reynolds Blvd.               301         1991
  3905 Steve Reynolds Blvd.         $      60         1995
  3950 Steve Reynolds Blvd.               244         1992
  4025 Steve Reynolds Blvd.               133         1994
------------------------------------------------------------------------------------------------
             Total                  $   2,739
------------------------------------------------------------------------------------------------

                                                       Schedule III Page 3 of 10


                                                                                                         Gross Amount at which
                                                                Initial Costs      Cost Capitalized    Carried at Close of Period
                                                           -----------------------                   ------------------------------
                                   Property      Related            Building and      Subsequent              Building and
Market/Business Park/Property      Type(1)    Encumbrances   Land   Improvements    to Acquisition    Land    Improvements   Total
-----------------------------------------------------------------------------------------------------------------------------------
Peachtree Corners Distribution
         5401 Buford Hwy.              B                    $  294  $     1,865    $           26   $  294    $     1,891   $ 2,185
         5403 Buford Hwy.              B                       420        2,737                 7      420          2,744     3,164
         5405 Buford Hwy.              B                       217        1,546                15      217          1,561     1,778
         5409 Buford Hwy.              B                       364        2,675                 7      364          2,682     3,046
-----------------------------------------------------------------------------------------------------------------------------------
             Total                                          $1,295  $     8,823    $           55   $1,295    $     8,878   $10,173
-----------------------------------------------------------------------------------------------------------------------------------
Pinebrook
         2625 Pinemeadow Ct.           B                    $  813  $     3,216   $             -   $  813    $     3,216   $ 4,029
         2660 Pinemeadow Ct.           B                       450        2,587                 -      450          2,587     3,037
         2450 Satellite Blvd.          B                       866        3,461                 -      866          3,461     4,327
-----------------------------------------------------------------------------------------------------------------------------------
             Total                                          $2,129  $     9,264   $             -   $2,129    $     9,264   $11,393
-----------------------------------------------------------------------------------------------------------------------------------
Northbrook
         1000 Northbrook Pkwy.         B        (a)         $  363  $     1,980    $          832   $  363    $     2,812   $ 3,175
         675 Old Peachtree Rd.         B        (g)            434        2,385                19      434          2,404     2,838
-----------------------------------------------------------------------------------------------------------------------------------
             Total                                          $  797  $     4,365    $          851   $  797    $     5,216   $ 6,013
-----------------------------------------------------------------------------------------------------------------------------------
Druid Chase
         2801 Buford Hwy.              O                    $  794  $     3,505    $        1,612   $  794    $     5,117   $ 5,911
         1190 West Druid Hills Dr.     O                       689        2,722               891      689          3,613     4,302
         2071 North Druid Hills Rd.    R                        98           65                21       98             86       184
         6 West Druid Hills Dr.        O                       473        2,980               466      473          3,446     3,919
-----------------------------------------------------------------------------------------------------------------------------------
             Total                                          $2,054  $     9,272    $        2,990   $2,054    $    12,262   $14,316
-----------------------------------------------------------------------------------------------------------------------------------
Meadowbrook
         2450 Meadowbrook Pkwy.        D                    $  716  $     2,419    $           18   $  716    $     2,437   $ 3,153
         2475 Meadowbrook Pkwy.        D                       529        1,567               548      529          2,115     2,644
         2500 Meadowbrook Pkwy.        D        (a)            411        1,103               778      411          1,881     2,292
         2505 Meadowbrook Pkwy.        D                       307        1,228               300      307          1,528     1,835
-----------------------------------------------------------------------------------------------------------------------------------
             Total                                          $1,963  $     6,317     $       1,644   $1,963    $     7,961   $ 9,924
-----------------------------------------------------------------------------------------------------------------------------------
Park Creek
         2825 Breckinridge Blvd.       S                    $  317  $     2,366     $           -   $  317    $     2,366   $ 2,683
         2875 Breckinridge Blvd.       S                       476        3,496                 -      476          3,496     3,972
-----------------------------------------------------------------------------------------------------------------------------------
             Total                                          $  793  $     5,862     $           -   $  793    $     5,862   $ 6,655
-----------------------------------------------------------------------------------------------------------------------------------
River Green
         3450 River Green Ct.          D                    $  194  $       892     $          12   $  194    $       904   $ 1,098
         4800 River Green Pkwy.        D                       152        1,150                14      152          1,164     1,316
-----------------------------------------------------------------------------------------------------------------------------------
             Total                                          $  346  $     2,042     $          26   $  346    $     2,068   $ 2,414
-----------------------------------------------------------------------------------------------------------------------------------

                                        Accumulated      Year         Year
Market/Business Park/Property           Depreciation  Developed(2)  Acquired(3)
-------------------------------------------------------------------------------
Peachtree Corners Distribution
         5401 Buford Hwy.               $        71       1987        1995
         5403 Buford Hwy.                       106       1987        1995
         5405 Buford Hwy.                        62       1989        1995
         5409 Buford Hwy.                       102       1989        1995
-------------------------------------------------------------------------------
             Total                      $       341
-------------------------------------------------------------------------------
Pinebrook
         2625 Pinemeadow Ct.            $       252       1994
         2660 Pinemeadow Ct.                     25       1996
         2450 Satellite Blvd.                   283       1994        1994
-----------------------------------------------------------------------------
             Total                      $       560
-----------------------------------------------------------------------------
Northbrook
         1000 Northbrook Pkwy.          $     1,107       1986
         675 Old Peachtree Rd.                  614       1988
-----------------------------------------------------------------------------
             Total                      $     1,721
-----------------------------------------------------------------------------
Druid Chase
         2801 Buford Hwy.               $     1,407       1977        1989
         1190 West Druid Hills Dr.              919       1980        1989
         2071 North Druid Hills Rd.              31       1968
         6 West Druid Hills Dr.                 741       1968        1989
-----------------------------------------------------------------------------
             Total                      $     3,098
-----------------------------------------------------------------------------
Meadowbrook
         2450 Meadowbrook Pkwy.         $       206       1989        1994
         2475 Meadowbrook Pkwy.                 693       1986
         2500 Meadowbrook Pkwy.                 773       1987
         2505 Meadowbrook Pkwy.                 287       1990
-----------------------------------------------------------------------------
             Total                      $     1,959
-----------------------------------------------------------------------------
Park Creek
         2825 Breckinridge Blvd.                 46       1986        1996
         2875 Breckinridge Blvd.                 68       1986        1996
-----------------------------------------------------------------------------
             Total                      $       114
-----------------------------------------------------------------------------
River Green
         3450 River Green Ct.            $       32       1989        1995
         4800 River Green Pkwy.                  41       1989        1995
-----------------------------------------------------------------------------
             Total                       $       73
-----------------------------------------------------------------------------

                                                       SCHEDULE III PAGE 4 OF 10

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Gross Amount at which
                                                                 Initial Costs         Cost Capital     Carried at Close of Period
                                                              ---------------------                   ----------------------------
                                   Property      Related              Building and      Subsequent           Building and
Market/Business Park/Property      Type/(1)/  Encumbrances    Land    Improvements    to Acquisition  Land   Improvements    Total
------------------------------------------------------------------------------------------------------------------------------------
OTHER NORTHEAST/I-85
   1705 Belle Meade Ct.                D                     $  277    $    953           $   1     $   277     $   954     $ 1,231
   4125 Buford Hwy.                    B                        778       3,823              12         778       3,835       4,613
   6525-27 Jimmy Carter Blvd.          D                        509       3,131               -         509       3,131       3,640
   3171 McCall Dr.                     D                        112         385               3         112         388         500
   7250 McGinnis Ferry Rd.             D                        498       3,712               -         498       3,712       4,210
   5300 Peachtree Industrial Blvd.     R                        434       1,493               -         434       1,493       1,927
   4280 Northeast Expressway           B                        534       1,838               -         534       1,838       2,372
------------------------------------------------------------------------------------------------------------------------------------
       Total                                                 $3,142    $ 15,335           $  16     $ 3,142     $15,351     $18,493
------------------------------------------------------------------------------------------------------------------------------------

NORTH CENTRAL SUBMARKET
------------------------------------------------------------------------------------------------------------------------------------

NORTHMEADOW
   11835 Alpharetta Hwy.               O                     $  524    $  1,396           $ 142     $   524     $ 1,538     $ 2,062
   1100 Northmeadow Pkwy.              S         (b)            552       3,178              26         552       3,204       3,756
   1125 Northmeadow Pkwy.              D         (b)            320       2,222               5         320       2,227       2,547
   1150 Northmeadow Pkwy.              D         (b)            464       2,963               -         464       2,963       3,427
   1175 Northmeadow Pkwy.              D         (b)            328       3,068              52         328       3,120       3,448
   1225 Northmeadow Pkwy.              S         (b)            336       3,286               0         336       3,286       3,622
   1250 Northmeadow Pkwy.              D         (b)            312       2,328               4         312       2,332       2,644
   1325 Northmeadow Pkwy.              S                        472       4,491              36         472       4,527       4,999
   1350 Northmeadow Pkwy.              D                        672       2,556               9         672       2,565       3,237
------------------------------------------------------------------------------------------------------------------------------------
       Total                                                 $3,980    $ 25,488           $ 274     $ 3,980     $25,762     $29,742
------------------------------------------------------------------------------------------------------------------------------------

HEMBREE CREST
   11415 Old Roswell Rd.               B                     $  648    $  1,947           $  26     $   648     $ 1,973     $ 2,621
   11800 Wills Rd.                     D         (b)            304       1,570              68         304       1,638       1,942
   11810 Wills Rd.                     D         (b)            296       2,180               -         296       2,180       2,476
   11820 Wills Rd.                     D         (b)            488       3,793               -         488       3,793       4,281
------------------------------------------------------------------------------------------------------------------------------------
       Total                                                 $1,736    $  9,490           $  94     $ 1,736     $ 9,584     $11,320
------------------------------------------------------------------------------------------------------------------------------------

MANSELL COMMONS
   993 Mansell Rd.                     D         (b)         $  136    $    919           $  39     $   136     $   958     $ 1,094
   995 Mansell Rd.                     D         (b)             80         714               9          80         723         803
   997 Mansell Rd.                     D         (b)             72         612               7          72         619         691
   999 Mansell Rd.                     D         (b)            104         816               1         104         817         921
   1003 Mansell Rd.                    D         (b)            136         881               1         136         882       1,018
   1005 Mansell Rd.                    D         (b)             72         714               5          72         719         791
   1007 Mansell Rd.                    D         (b)            168       1,592              16         168       1,608       1,776
   1009 Mansell Rd.                    S         (b)            264       1,620               1         264       1,621       1,885
   1011 Mansell Rd.                    S         (b)            256       1,647               -         256       1,647       1,903
------------------------------------------------------------------------------------------------------------------------------------
       Total                                                 $1,288    $  9,515           $  79     $ 1,288     $ 9,594     $10,882
------------------------------------------------------------------------------------------------------------------------------------

                                                 Accumulated         Year               Year
Market/Business Park/Property                    Depreciation    Developed/(2)/     Acquired/(3)/
-------------------------------------------------------------------------------------------------
OTHER NORTHEAST/I-85
   1705 Belle Meade Ct.                            $   80           1988                1994
   4125 Buford Hwy.                                   173           1995
   6525-27 Jimmy Carter Blvd.                          51           1983                1996
   3171 McCall Dr.                                     32           1967                1994
   7250 McGinnis Ferry Rd.                             97           1996
   5300 Peachtree Industrial Blvd.                    126           1966                1994
   4280 Northeast Expressway                          155           1962                1994
-------------------------------------------------------------------------------------------------
       Total                                       $  714
-------------------------------------------------------------------------------------------------

NORTH CENTRAL SUBMARKET
-------------------------------------------------------------------------------------------------

NORTHMEADOW
   11835 Alpharetta Hwy.                           $   92           1994
   1100 Northmeadow Pkwy.                             149           1989                1995
   1125 Northmeadow Pkwy.                             104           1987                1995
   1150 Northmeadow Pkwy.                             138           1988                1995
   1175 Northmeadow Pkwy.                             154           1987                1995
   1225 Northmeadow Pkwy.                             153           1989                1995
   1250 Northmeadow Pkwy.                             110           1989                1995
   1325 Northmeadow Pkwy.                             223           1990                1995
   1350 Northmeadow Pkwy.                             154           1994
-------------------------------------------------------------------------------------------------
       Total                                       $1,277
-------------------------------------------------------------------------------------------------

HEMBREE CREST
   11415 Old Roswell Rd.                           $  117           1991                1995
   11800 Wills Rd.                                     77           1987                1995
   11810 Wills Rd.                                    102           1987                1995
   11820 Wills Rd.                                    177           1987                1995
-------------------------------------------------------------------------------------------------
       Total                                       $  473
-------------------------------------------------------------------------------------------------

MANSELL COMMONS
   993 Mansell Rd.                                 $   47           1987                1995
   995 Mansell Rd.                                     37           1987                1995
   997 Mansell Rd.                                     30           1987                1995
   999 Mansell Rd.                                     38           1987                1995
   1003 Mansell Rd.                                    41           1990                1995
   1005 Mansell Rd.                                    35           1990                1995
   1007 Mansell Rd.                                    80           1990                1995
   1009 Mansell Rd.                                    76           1986                1995
   1011 Mansell Rd.                                    77           1984                1995
-------------------------------------------------------------------------------------------------
       Total                                       $  461
-------------------------------------------------------------------------------------------------



                                                                    Initial Costs          Costs Capitalized
                                                           ------------------------------
                                  Property        Related                  Building and       Subsequent
Marker/Business Park/Property     Type(1)     Encumberances      Land      Improvements     to Acquisstion       Land
------------------------------------------------------------------------------------------------------------------------
Hembree Park
     105 Hembree Park Dr.               D          (b)             $   288         $ 2,067          $  1         $   288
     150 Hembree Park Dr.               D          (b)                 641           2,015            21             641
     200 Hembree Park Dr.               D          (b)                 160           1,978             -             160
     645 Hembree Pkwy.                  D          (b)                 248           1,997            35             248
     655 Hembree Pkwy.                  D          (b)                 248           1,997            41             248
------------------------------------------------------------------------------------------------------------------------
          Total                                                    $ 1,585         $10,054          $ 98         $ 1,585
------------------------------------------------------------------------------------------------------------------------

Other North Central Properties
     10745 Westside Pkwy.               O                              925           3,513            52             925
------------------------------------------------------------------------------------------------------------------------
          Total                                                    $   925         $ 3,513          $ 52         $   925
------------------------------------------------------------------------------------------------------------------------

Airport/South Atlanta Submarket
------------------------------------------------------------------------------------------------------------------------
Southridge
     5099 Southridge Pkwy.              D          (d)             $   306         $ 1,053          $ 32         $   306
     5136 Southridge Pkwy.              D          (d)                 480           1,653            67             480
     5139 Southridge Pkwy.              D          (d)                 465           1,601             2             465
     5149 Southridge Pkwy.              D          (d)                 534           1,838             -             534
     5156 Southridge Pkwy.              D          (d)                 676           2,330             -             676
     5169 Southridge Pkwy.              D                              431           2,468            11             431
------------------------------------------------------------------------------------------------------------------------
          Total                                                    $ 2,892         $10,943          $112         $ 2,892
------------------------------------------------------------------------------------------------------------------------

Sullivan International
     703 Sullivan Rd.                   D                          $   225         $   781          $  7         $   225
     721 Sullivan Rd.                   D                              242             834             -             242
     727 Sullivan Rd.                   D                              260             898            10             260
     739 Sullivan Rd.                   D                              226             778             -             226
------------------------------------------------------------------------------------------------------------------------
          Total                                                    $   953         $ 3,291          $ 17         $   953
------------------------------------------------------------------------------------------------------------------------

Other Airport/South Atlanta Properties
     105 Kings Mill Rd.                 B          (a)             $   457         $ 4,951          $  -         $   457
------------------------------------------------------------------------------------------------------------------------
          Total                                                    $   457         $ 4,951             -         $   457
------------------------------------------------------------------------------------------------------------------------

Northwest/I-75 Submarket
------------------------------------------------------------------------------------------------------------------------

Townpoint
     3330 West Town Point Dr.           D                          $   551         $ 1,551          $375         $  551
     3350 West Town Point Dr.           D                              434           2,214             -            434
------------------------------------------------------------------------------------------------------------------------
          Total                                                    $   985         $ 3,765          $375         $  985
------------------------------------------------------------------------------------------------------------------------
                        Gross Amount at which
                      Carried at Close of Period
               -----------------------------------------
                             Building and                            Accumulated         Year              Year
                             Improvements                Total       Depreciation     Developed(2)      Acquired(3)
------------------------------------------------------------------------------------------------------------------------
Hermes Park
105 Hembree Park Dr.          $    2,068                 $   2,356           $  96         1988              1995
150 Hembree Park Dr.               2,036                     2,677             102         1985              1995
200 Hembree Park Dr.               1,978                     2,138              92         1985              1995
645 Hembree Pkwy.                  2,032                     2,280              98         1986              1995
655 Hembree Pkwy.                  2,038                     2,286             110         1986              1995
------------------------------------------------------------------------------------------------------------------------
      Total                   $   10,152                   $11,737       $     498
------------------------------------------------------------------------------------------------------------------------

Other North Central Properties
     10745 Westside Pkwy.     $    3,565                  $  4,490         $   193         1995
------------------------------------------------------------------------------------------------------------------------
          Total                    3,565                     4,490             193
------------------------------------------------------------------------------------------------------------------------

Airport/South Atlanta Submarket
------------------------------------------------------------------------------------------------------------------------
Southridge
     5099 Southridge Pkwy.    $    1,085                  $  1,391         $   101         1990              1994
     5136 Southridge Pkwy.         1,720                     2,200         $   143         1990              1994
     5139 Southridge Pkwy.         1,603                     2,068             136         1991              1994
     5149 Southridge Pkwy.         1,838                     2,372             155         1990              1994
     5156 Southridge Pkwy.         2,330                     3,006             196         1992              1994
     5169 Southridge Pkwy.         2,479                     2,910             107         1994
------------------------------------------------------------------------------------------------------------------------
          Total               $   11,055                   $13,947            $838
------------------------------------------------------------------------------------------------------------------------

Sullivan International
     703 Sullivan Rd.         $      788                   $ 1,013         $    68         1990              1994
     721 Sullivan Rd.                834                     1,076              70         1991              1994
     727 Sullivan Rd.                908                     1,168              78         1988              1994
     739 Sullivan Rd.                778                     1,004              65         1989              1994
------------------------------------------------------------------------------------------------------------------------
          Total               $    3,308                   $ 4,261         $   281
------------------------------------------------------------------------------------------------------------------------

Other Airport/South Atlanta
     Properties105 Kings
     Mill Rd.                 $    4,951                   $ 5,408         $   272         1994
------------------------------------------------------------------------------------------------------------------------
          Total               $    4,951                   $ 5,408         $   272
------------------------------------------------------------------------------------------------------------------------

Northwest/I-75 Submarket
------------------------------------------------------------------------------------------------------------------------

Townpoint
     3330 West Town Point Dr. $    1,926                     2,477             144         1994
     3350 West Town Point Dr.      2,214                     2,648              74         1995
------------------------------------------------------------------------------------------------------------------------
          Total               $    4,140                    $5,125         $   218
------------------------------------------------------------------------------------------------------------------------

                                                                                                         Schedule III Page 6 of 10

                                                                                                          Gross Amount at which
                                                               Initial Costs                            Carried at Close of Period
                                                          ----------------------  Cost Capitalized    ------------------------------
                                Property    Related                Building and       Subsequent             Building and
Market/Business Park/Property    Type(1)  Encumbrances     Land     Improvements    to Acquisition    Land   Improvements   Total
------------------------------------------------------------------------------------------------------------------------------------
Northwest Business Center
  1331-37-41-51 Capital Circle      S                     $   558     $ 4,443      $        -       $   558    $    4,443  $ 5,001
  1335 Capital Circle               S                         416       1,704               -           416         1,704    2,120
------------------------------------------------------------------------------------------------------------------------------------
      Total                                               $   974     $ 6,147      $        -       $   974    $    6,147  $ 7,121
------------------------------------------------------------------------------------------------------------------------------------

Other Northwest/ I-75 Properties
  240 Northpoint Pkwy.              B                     $   495     $ 2,732      $        -       $   495    $    2,732  $ 3,227
------------------------------------------------------------------------------------------------------------------------------------
      Total                         B                     $   495     $ 2,732      $        -       $   495    $    2,732  $ 3,227
------------------------------------------------------------------------------------------------------------------------------------

Stone Mountain Submarket
------------------------------------------------------------------------------------------------------------------------------------

Parknorth
  675 Parknorth Blvd.               D                     $   611     $ 2,743      $        5       $   611    $    2,748  $ 3,359
  696 Parknorth Blvd.               D        (f)              532       2,748               -           532         2,748    3,280
  715 Parknorth Blvd.               D                         375       2,118               -           375         2,118    2,493
  735 Parknorth Blvd.               D        (f)              709       3,155              35           709         3,190    3,899
  736 Parknorth Blvd.               S                         627       1,023               -           627         1,023    1,650
  780 Parknorth Blvd.               D        (f)              328       1,847              64           328         1,911    2,239
  808 Parknorth Blvd.               S                         162         608               -           162           608      770
  815 Parknorth Blvd.               S                         249         983               2           249           985    1,234
------------------------------------------------------------------------------------------------------------------------------------
      Total                                               $ 3,593     $15,225      $      106       $ 3,593    $   15,331  $18,924
------------------------------------------------------------------------------------------------------------------------------------

Chattahoochee Submarket
------------------------------------------------------------------------------------------------------------------------------------

Chattahoochee
  670 DeFoors Ave.                  D                     $    82     $   660      $      941       $    82    $    1,601  $ 1,683
------------------------------------------------------------------------------------------------------------------------------------
     Total                                                $    82     $   660      $      941       $    82    $    1,601  $ 1,683
------------------------------------------------------------------------------------------------------------------------------------

NASHVILLE, TENNESSEE
------------------------------------------------------------------------------------------------------------------------------------

Airpark Business Center
  400 Airpark Center Dr.            S      (m)(n)         $   419     $ 1,679      $        -       $   419    $    1,679  $ 2,098
  500 Airpark Center Dr.            D      (m)(n)             923       3,697               -           923         3,697    4,620
  600 Airpark Center Dr.            D      (m)(n)             729       2,918               -           729         2,918    3,647
  700 Airpark Center Dr.            D      (m)(n)             801       3,287               -           801         3,287    4,088
  800 Airpark Center Dr.            D       (o)               924       3,700               -           924         3,700    4,624
  900 Airpark Center Dr.            D       (o)               798       3,194               -           798         3,194    3,992
  1400 Donelson Pike                S      (m)(n)           1,276       5,108               -         1,276         5,108    6,384
  1410 Donelson Pike                S      (m)(n)           1,411       5,696               -         1,411         5,696    7,107
  1413 Donelson Pike                B       (p)               549       2,197               -           549         2,197    2,746
  1420 Donelson Pike                S      (m)(n)           1,331       5,346               -         1,331         5,346    6,677
  5270 Harding Place                B       (p)               535       2,143               -           535         2,143    2,678
------------------------------------------------------------------------------------------------------------------------------------
     Total                                                $ 9,696     $38,965      $       -        $ 9,696    $   38,965  $48,661
------------------------------------------------------------------------------------------------------------------------------------

                                        Accumulated        Year           Year
Market/Business Park/Property          Depreciation     Developed(2)    Acquired(3)
------------------------------------------------------------------------------------------------------------------------------------
Northwest Business Center
  1331-37-41-51 Capital Circle            $   71          1985              1996
  1335 Capital Circle                         28          1985              1996
------------------------------------------------------------------------------------------------------------------------------------
      Total                               $   99
------------------------------------------------------------------------------------------------------------------------------------

Other Northwest/ I-75 Properties
  240 Northpoint Pkwy.                    $  137          1995
------------------------------------------------------------------------------------------------------------------------------------
      Total                               $  137
------------------------------------------------------------------------------------------------------------------------------------

Stone Mountain Submarket
------------------------------------------------------------------------------------------------------------------------------------

Parknorth
  675 Parknorth Blvd.                     $  160          1990            1995
  696 Parknorth Blvd.                        144          1986            1995
  715 Parknorth Blvd.                        111          1989            1995
  735 Parknorth Blvd.                        172          1989            1995
  736 Parknorth Blvd.                         54          1992            1995
  780 Parknorth Blvd.                        110          1988            1995
  808 Parknorth Blvd.                         32          1986            1995
  815 Parknorth Blvd.                         52          1989            1995
------------------------------------------------------------------------------------------------------------------------------------
      Total                               $  835
------------------------------------------------------------------------------------------------------------------------------------

Chattahoochee Submarket
------------------------------------------------------------------------------------------------------------------------------------

Chattahoochee
  670 DeFoors Ave.                        $  700          1960            1989
------------------------------------------------------------------------------------------------------------------------------------
     Total                                $  700
------------------------------------------------------------------------------------------------------------------------------------

NASHVILLE, TENNESSEE
------------------------------------------------------------------------------------------------------------------------------------

Airpark Business Center
  400 Airpark Center Dr.                  $   11          1989            1996
  500 Airpark Center Dr.                      25          1988            1996
  600 Airpark Center Dr.                      19          1990            1996
  700 Airpark Center Dr.                      22          1992            1996
  800 Airpark Center Dr.                      25          1995            1996
  900 Airpark Center Dr.                      21          1995            1996
  1400 Donelson Pike                          34          1986            1996
  1410 Donelson Pike                          38          1986            1996
  1413 Donelson Pike                          15          1996            1996
  1420 Donelson Pike                          36          1985            1996
  5270 Harding Place                          14          1996            1996
------------------------------------------------------------------------------------------------------------------------------------
     Total                                $  260
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                           Gross Amount at which
                                                                    Initial Cost       Cost Capitalized  Carried at Close of Period
                                                                --------------------                     ---------------------------
                                  Property       Related                Building and      Subsequent             Building and
Market/Business Park/Property      Type (1)    Encumbrances     Land    Improvements      Acquisition      Land  Improvements
------------------------------------------------------------------------------------------------------------------------------------

Brentwood South Business Center
  7104 Crossroad Blvd.               D             (j)        $ 1,065       $  4,272      $         -    $ 1,065     $  4,272
  7106 Crossroad Blvd.               D             (j)          1,065          4,266                -      1,065        4,266
  7108 Crossroad Blvd.               D             (j)            848          3,396                -        848        3,396
  119 Seaboard Lane                  D             (k)            569          2,280                -        569        2,280
  121 Seaboard Lane                  D             (l)            445          1,784                -        445        1,784
  123 Seaboard Lane                  D             (l)            489          1,956                -        489        1,956
------------------------------------------------------------------------------------------------------------------------------------
      Total                                                   $ 4,481       $ 17,954      $         -    $ 4,481     $ 17,954
------------------------------------------------------------------------------------------------------------------------------------


RESEARCH TRIANGLE, NORTH CAROLINA

Perimeter Park
  900 Perimeter Park                 S             (q)        $   629       $  3,568      $        -     $   629     $  3,568
------------------------------------------------------------------------------------------------------------------------------------
      Total                                                   $   629       $  3,568      $        -     $   629     $  3,568
------------------------------------------------------------------------------------------------------------------------------------


Perimeter Park West
  1400 Perimeter Park West           O             (r)        $   666       $  3,777      $        -     $   666     $  3,777
  1500 Perimeter Park West           O                          1,148          6,511               -       1,148        6,511
  1600 Perimeter Park West           O             (v)          1,463          8,297               -       1,463        8,297
  1800 Perimeter Park West           O             (v)            907          5,140               -         907        5,140
------------------------------------------------------------------------------------------------------------------------------------
      Total                                                   $ 4,184       $ 23,725      $        -     $ 4,184     $ 23,725
------------------------------------------------------------------------------------------------------------------------------------


Metro Center
  2800 Perimeter Park Dr.            D             (u)        $   482       $  2,733      $        -     $   482     $  2,733
  2900 Perimeter Park Dr.            D             (u)            235          1,330               -         235        1,330
  3000 Perimeter Park Dr.            D             (u)            777          4,405               -         777        4,405
------------------------------------------------------------------------------------------------------------------------------------
      Total                                                   $ 1,494       $  8,468      $        -     $ 1,494     $  8,468
------------------------------------------------------------------------------------------------------------------------------------


Enterprise Center
  507 Airport Blvd.                  S             (v)        $ 1,336       $  7,578      $        -     $  1,336    $  7,578
  5151 McCrimmon Pkwy.               S                          1,318          7,474               -        1,318       7,474
------------------------------------------------------------------------------------------------------------------------------------
      Total                                                   $ 2,654       $ 15,052      $        -     $  2,654    $ 15,052
------------------------------------------------------------------------------------------------------------------------------------

Woodlake Center
  1000 Innovation Ave.               D             (t)        $   633       $  3,590      $        -     $    633    $  3,590
------------------------------------------------------------------------------------------------------------------------------------

      Total                                                   $   633       $  3,590      $        -     $    633    $  3,590
------------------------------------------------------------------------------------------------------------------------------------

Interchange Plaza
  5520 Capital Center Dr.            O             (s)        $   842       $  4,772      $        -     $    842    $  4,772
  801 Jones Franklin Rd.             O             (x)          1,351          7,660               -        1,351       7,660
------------------------------------------------------------------------------------------------------------------------------------
      Total                                                   $ 2,193       $ 12,432      $        -     $  2,193    $ 12,432
------------------------------------------------------------------------------------------------------------------------------------

Other Raleigh Properties
  6501 Weston Pkwy.                  O             (w)        $ 1,775       $ 10,064      $        -     $  1,775    $ 10,064
------------------------------------------------------------------------------------------------------------------------------------
      Total                                                   $ 1,775       $ 10,064      $        -     $  1,775    $ 10,064
------------------------------------------------------------------------------------------------------------------------------------

                                                 Accumulated        Year             Year
Market/Business Park/Property            Total   Depreciation    Developed(2)   (Acquired(3)
--------------------------------------------------------------------------------------------
Brentwood South Business Center
  7104 Crossroad Blvd.                $  5,337   $        28        1987            1996
  7106 Crossroad Blvd.                   5,331            28        1987            1996
  7108 Crossroad Blvd.                   4,244            23        1989            1996
  119 Seaboard Lane                      2,849            15        1990            1996
  121 Seaboard Lane                      2,229            12        1990            1996
  123 Seaboard Lane                      2,445            13        1990            1996
--------------------------------------------------------------------------------------------
      Total                           $ 22,435   $       119
--------------------------------------------------------------------------------------------

RESEARCH TRIANGLE, NORTH CAROLINA

Perimeter Park
  900 Perimeter Park                  $  4,197                      1982            1996
--------------------------------------------------------------------------------------------
      Total                           $  4,197   $         -
--------------------------------------------------------------------------------------------

Perimeter Park West
  1400 Perimeter Park West            $  4,443                      1991            1996
  1500 Perimeter Park West               7,659                      1996            1996
  1600 Perimeter Park West               9,760                      1994            1996
  1800 Perimeter Park West               6,047                      1994            1996
--------------------------------------------------------------------------------------------
      Total                           $ 27,909   $         -
--------------------------------------------------------------------------------------------

Metro Center
  2800 Perimeter Park Dr.             $  3,215                      1992            1996
  2900 Perimeter Park Dr.                1,565                      1990            1996
  3000 Perimeter Park Dr.                5,182                      1989            1996
--------------------------------------------------------------------------------------------
      Total                           $  9,962   $         -
--------------------------------------------------------------------------------------------

Enterprise Center
  507 Airport Blvd.                   $  8,914                      1993            1996
  5151 McCrimmon Pkwy.                   8,792                      1995            1996
--------------------------------------------------------------------------------------------
      Total                           $ 17,706   $          -
--------------------------------------------------------------------------------------------

Woodlake Center
  1000 Innovation Ave.                $  4,223                      1994            1996
--------------------------------------------------------------------------------------------
      Total                           $  4,223   $          -
--------------------------------------------------------------------------------------------

Interchange Plaza
  5520 Capital Center Dr.             $  5,614                      1993            1996
  801 Jones Franklin Rd.                 9,011                      1995            1996
--------------------------------------------------------------------------------------------
      Total                           $ 14,625   $          -
--------------------------------------------------------------------------------------------

Other Raleigh Properties
  6501 Weston Pkwy.                   $ 11,839                      1996            1996
--------------------------------------------------------------------------------------------
      Total                           $ 11,839   $          -
--------------------------------------------------------------------------------------------

                                                       SCHEDULE III PAGE 8 OF 10

                                                                     Initial Costs         Cost Capitalized
                                                                ------------------------
                                         Property    Related              Building and        Subsequent
Market/Business Park/Property            Type (1)  Encumbrances   Land    Improvements      to Acquisition
-------------------------------------------------------------------------------------------------------------
ORLANDO, FLORIDA

ParkSouth Distribution
   2500 Principal Row                      B                      $   565   $  3,915         $        -
-------------------------------------------------------------------------------------------------------------
       TOTAL                                                      $   565   $  3,915         $        -
-------------------------------------------------------------------------------------------------------------

Airport Commerce Center
   8249 Parkline Blvd.                     D                      $   214   $  1,661         $        -
   8351 Parkline Blvd.                     D           (e)            212      1,786                  -
   8500 Parkline Blvd.                     D           (e)            691      3,200                120
   8501 Parkline Blvd.                     D           (e)            169      1,212                  4
   8549 Parkline Blvd.                     D           (e)            149      1,232                  -
   1630 Prime Court                        D                          319      1,654                  -
-------------------------------------------------------------------------------------------------------------
       TOTAL                                                      $ 1,754   $ 10,745         $      124
-------------------------------------------------------------------------------------------------------------

SPARTANBURG, SOUTH CAROLINA

Hillside
   170 Parkway West                        B                      $   141   $  2,763         $        -
   260 Parkway East                        D                          533      1,924                  -
   285 Parkway East                        B                          478      4,247                  -
-------------------------------------------------------------------------------------------------------------
       TOTAL                                                      $ 1,152   $  8,934         $        -
-------------------------------------------------------------------------------------------------------------

   LAND HELD FOR FUTURE DEVELOPMENT                               $ 8,751   $      -         $      284

                                                -------------------------------------------------------------
   PROPERTY TOTALS                                193,403 (z)     $85,781   $421,478         $   29,011
                                                -------------------------------------------------------------

                                                 Gross Amount at which
                                              Carried at Close of Period
                                           -----------------------------------
                                                    Building and                  Accumulated      Year             Year
Market/Business Park Property               Land    Improvements      Total      Depreciation   Developed (2)    Acquired (3)
------------------------------------------------------------------------------------------------------------------------------
ORLANDO, FLORIDA

ParkSouth Distribution
   2500 Principal Row                      $   565    $  3,915   $  4,480          $    28           1996
------------------------------------------------------------------------------------------------------------------------------
       TOTAL                               $   565    $  3,915   $  4,480          $    28
------------------------------------------------------------------------------------------------------------------------------

Airport Commerce Center
   8249 Parkline Blvd.                     $   214    $  1,661   $  1,875          $    29           1996
   8351 Parkline Blvd.                         212       1,786      1,998              106           1994               1995
   8500 Parkline Blvd.                         691       3,320      4,011              205           1986               1995
   8501 Parkline Blvd.                         169       1,216      1,385               72           1991               1995
   8549 Parkline Blvd.                         149       1,232      1,381               73           1992               1995
   1630 Prime Court                            319       1,654      1,973               16           1996
------------------------------------------------------------------------------------------------------------------------------
       TOTAL                               $ 1,754    $ 10,869   $ 12,623          $   501
------------------------------------------------------------------------------------------------------------------------------

SPARTANBURG, SOUTH CAROLINA

Hillside
   170 Parkway West                        $   141    $  2,763   $  2,904          $    26           1995
   260 Parkway East                            533       1,924      2,457              159           1987               1994
   285 Parkway East                            478       4,247      4,725              212           1994
------------------------------------------------------------------------------------------------------------------------------
       TOTAL                               $ 1,152    $  8,934   $ 10,086          $   397
------------------------------------------------------------------------------------------------------------------------------

   LAND HELD FOR FUTURE DEVELOPMENT        $ 9,035               $  9,035

                                      -------------------------------------------------------------
   PROPERTY TOTALS                         $86,268    $450,002   $536,270 (aa)(bb) $41,469
                                      -------------------------------------------------------------

(1) D = business distribution; B = bulk warehouse; S = business service; O = office; R = retail.
(2) The year of development means the year in which shell construction was completed.
(3) For properties acquired by the Operating Partnership, including properties previously developed and sold by the Operating Partnership, the year of acquisition means the year in which an ownership interest in the property was acquired or is expected to be acquired, unless otherwise noted.

(a)  These properties are collectively encumbered by a mortgage of   $38,000.
(b)  These properties are collectively encumbered by a mortgage of   $31,170.
(c)  These properties are collectively encumbered by a mortgage of   $10,300.
(d)  These properties are collectively encumbered by a mortgage of   $ 6,952.
(e)  These properties are collectively encumbered by a mortgage of   $ 5,200.
(f)  These properties are collectively encumbered by a mortgage of   $ 5,140.
(g)  These properties are collectively encumbered by a mortgage of   $ 3,425.
(h)  These properties are collectively encumbered by a mortgage of   $ 1,813.
(i)  These properties are collectively encumbered by a mortgage of   $ 1,262.
(j)  These properties are collectively encumbered by a mortgage of   $ 7,076.
(k)  These properties are collectively encumbered by a mortgage of   $ 2,174.
(l)  These properties are collectively encumbered by a mortgage of   $ 2,633.
(m)  These properties are collectively encumbered by a mortgage of   $12,278.
(n)  These properties are collectively encumbered by a mortgage of   $ 1,957.
(o)  These properties are collectively encumbered by a mortgage of   $ 8,841.
(p)  These properties are collectively encumbered by a mortgage of   $ 6,924.
(q)  These properties are collectively encumbered by a mortgage of   $ 2,901.

                                                       SCHEDULE III PAGE 9 OF 10

(r)  These properties are collectively encumbered by a mortgage of   $ 2,707.
(s)  These properties are collectively encumbered by a mortgage of   $ 2,922.
(t)  These properties are collectively encumbered by a mortgage of   $ 2,590.
(u)  These properties are collectively encumbered by a mortgage of   $ 6,851.
(v)  These properties are collectively encumbered by a mortgage of   $16,028.
(w)  These properties are collectively encumbered by a mortgage of   $ 7,683.
(x)  These properties are collectively encumbered by a mortgage of   $ 5,873.
(y)  These properties are collectively encumbered by a mortgage of   $   703.

(z) Total related encumbrances include all mortgage notes payable in the accompanying financial statements, except a mortgage of $4,172 which is secured by the property at 1950 Vaughn Road which underlies a direct financing lease discussed in note 3 to the consolidated and combined financial statements.
(aa) The aggregate cost for federal income tax purposes was approximately $456 million.
(bb) Excludes developments in progress of $56,571.

                                                      SCHEDULE III PAGE 10 OF 10

                              WEEKS REALTY, L.P.
                REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1996

Depreciation of the Operating Partnership's real estate assets is calculated over the following estimated useful lives on a straight-line basis:

     .  Buildings -- 35 Years
     .  Tenant Improvements -- life of the lease

A summary of activity for real estate assets and accumulated depreciation for the years ended December 31, 1996 and 1995, for the period from August 24, 1994 to December 31, 1994 and for the period from January 1, 1994 to August 23, 1994 were as follows
(in thousands):

                                             Year ended         Year ended       Aug. 24 to        Jan. 1 to
                                            Dec. 31, 1996      Dec. 31, 1995    Dec. 31, 1994    Aug. 23, 1994
------------------------------------------------------------------------------------------------------------------
REAL ESTATE ASSETS
Balance, beginning of period                $   319,763        $   162,709      $   111,424      $   95,831
Additions                                        71,418             46,913           16,486           9,077
Acquisitions of property/(a)/                   201,660            110,141           38,320           6,516
Deconsolidation of build-to-suit land                --                 --           (3,521)             --
------------------------------------------------------------------------------------------------------------------
Balance, end of period                      $   592,841        $   319,763      $   162,709      $  111,424
------------------------------------------------------------------------------------------------------------------
ACCUMULATED DEPRECIATION
Balance, beginning of period                $    29,889        $    22,959      $    21,220      $   18,887
Depreciation                                     11,580              6,930            1,739           2,333
------------------------------------------------------------------------------------------------------------------
Balance, end of period                      $    41,469        $    29,889      $    22,959      $   21,220
------------------------------------------------------------------------------------------------------------------

(a) See Note 14 to the Operating Partnership's consolidated and combined financial statements, included herein on pages F-22 - F-23, for a summary of certain noncash consideration utilized in the Operating Partnership's property acquisitions.

                                  EXHIBIT INDEX

Certain of the exhibits required by Item 601 of Regulation S-K have been filed with previous reports by Weeks and are herein incorporated by reference thereto.

The Registrant agrees to furnish a copy of all agreements relating to long-term debt upon request of the Commission.

                                                                                    Subsequent
       Exhibit No.                  Exhibit                                        Numbered Page
       ----------                   -------                                        -------------
       2.1*          Agreement of Merger by and between NWI Warehouse Group, LLC and Weeks Realty, L.P., dated November 1, 1996.

       2.2*          Contribution Agreement for Development Properties between
                     Weeks Realty, L.P., and NWI Warehouse Group, L.P., dated
                     November 1, 1996.

       2.3*          Contribution Agreement for Aspen Grove Land between Weeks
                     Realty, L.P., and NWI Warehouse Group, L.P., dated November
                     1, 1996.

       2.4*          Contribution Agreement for I-440 Land between Weeks Realty,
                     L.P., and NWI Warehouse Group, L.P., dated November 1,
                     1996.

       2.5* Contribution Agreement for NWI Operating Business by and between Weeks Realty, L.P. and NWI Warehouse Group, L.P., dated November 1, 1996.

       2.6* Contribution Agreement for Buckley Operating Business by and between Weeks Realty, L.P. and Buckley & Company Real Estate,
                     Inc., dated November 1, 1996.

       2.7*          Contribution Agreement for Briley Land between Weeks Realty, L.P.
                     and NWI Warehouse Group, L.P., dated November 1, 1996.

       2.8**         Contribution Agreement by and between Harold S. Lichtin and
                     Weeks Realty, L.P., dated December 31, 1996.

       2.9** Contribution Agreement for Northern Telecom Properties, among the contributors identified therein (the
                     "Contributors") and Weeks Realty, L.P. doing business as Weeks Realty Limited Partnership, dated December 31, 1996.

       2.10**        Contribution Agreement (Perimeter Park West Land) among
                     Harold S. Lichtin, Marie Antoinette Robertson, and Perimeter Park
                     West Associates, and Weeks Realty L.P. doing business as Weeks
                     Realty Limited Partnership, dated December 31, 1996.

       2.11**        Contribution Agreement for Completed Properties Lichtin Portfolio
                     among the Contributors and Weeks Realty, L.P. doing business as
                     Weeks Realty Limited Partnership, dated December 31, 1996.

       2.12**        Contribution Agreement for Development Properties and Regency
                     Forrest Land among the Contributors and Weeks Realty, L.P. doing business as Weeks Realty Limited Partnership, dated December 31,
                     1996.

       4.1*          Second Amended and Restated Agreement of Limited
                     Partnership of Weeks Realty, L.P., dated October 30, 1996.

       4.2*          First Amendment to the Second Amended and Restated Agreement
                     of Limited Partnership of Weeks Realty, L.P. by and among NWI
                     Warehouse Group, L.P., Buckley & Company Real Estate, Inc. and
                     Weeks GP Holdings, Inc., dated November 1, 1996.

       4.3+++        Second Amendment to the Second Amended and Restated
                     Agreement of Limited Partnership of Weeks Realty, L.P. by and
                     among Harold S. Lichtin, Noel A. Lichtin, Marie Antoinette
                     Robertson, Amy R. Ehrman, Roland G. Robertson and Perimeter
                     Park West Associates Limited Partnership, Weeks GP Holdings, Inc.
                     and Weeks Corporation, dated December 31, 1996.

       4.4+++        Third Amendment to the Second Amended and Restated Agreement
                     of Limited Partnership of Weeks Realty, L.P. by and among Roderick
                     M. Duncan, Anne B. Broaddus, F. Timothy Nichols, James F.
                     McCabe, Regency Forest, LLC, Weeks GP Holdings, Inc. and
                     Weeks Corporation, dated January 31, 1997.

       10.1***       Employment Agreements between Weeks Realty L.P. and A. Ray
                     Weeks, Jr., Thomas D. Senkbeil and Forrest W. Robinson, respectively.

       10.2***       Employment Agreements between Weeks Realty Services Inc. and
                     A. Ray Weeks, Jr., Thomas D. Senkbeil and Forrest W. Robinson,
                     respectively.

       10.3***       Employment Agreements between Weeks Construction Services
                     Inc. and A. Ray Weeks, Jr. and Forrest W. Robinson, respectively.

       10.4***       Noncompetition Agreements among the Company, Weeks Realty
                     L.P., Weeks Realty Services Inc., Weeks Construction Services Inc.
                     and each of A. Ray Weeks, Jr., Thomas D. Senkbeil and Forrest W.
                     Robinson.

       10.5+         Credit Agreement dated September 25, 1996, by and among
                     Wachovia Bank of Georgia, N.A., as agent bank for Wachovia Bank of Georgia, N.A., First Union National Bank of Georgia,
                     Commerzbank A.G. and Mellon Bank, as lenders, Weeks Realty,
                     L.P., Weeks Construction Services, Inc., Weeks Realty Services,
                     Inc., Weeks Development Partnership and Weeks Financing Limited
                     Partnership, as borrowers, and Weeks Corporation and Weeks
                     Realty, L.P., as guarantors.

       10.6++        Park North Purchase and Sale Agreement between Copley
                     Properties Inc., Parknorth Associates, Parknorth Associates II,

                     Parknorth Associates III and Weeks Realty, L.P., dated
                     March 28, 1995.

       10.7#         Purchase and Sale Agreement by and among North Meadow
                     Associates Joint Venture, ASC North Fulton Associates Joint
                     Venture and Weeks Realty, L.P., dated July 7, 1995.

       10.8##        Noncompetition Agreement between Weeks Corporation, Weeks
                     Realty L.P., Weeks Realty Services Inc. and Weeks Construction
                     Services Inc. and David P. Stockert, dated June 26, 1995.

       10.9##        Agreement of Purchase and Sale between Premprop-Northwoods
                     6 Partnership, Premprop-Northwoods 18-22 Partnership, and
                     Premprop-Northwoods 23 Partnership and Weeks Realty L.P.
                     dated November 6, 1995. The Exhibits and Schedules to this
                     Agreement are listed in, but not filed with, this exhibit.
                     Such Exhibits and Schedules have been omitted for purposes of this filing, but will be furnished to the Commission supplementary upon request.

       10.10###      Real Estate Purchase and Sale Agreement by and between Principal
                     Mutual Life Insurance Company and Weeks Realty, L.P., dated
                     May 28, 1996.

       10.11*        Noncompetition Agreement by and among NWI Warehouse Group,
                     L.P., Weeks Corporation, Weeks Realty, L.P., Weeks Realty
                     Services, Inc., Weeks Construction Services, Inc., Weeks GP
                     Holdings, Inc., Weeks LP Holdings, Inc., and their respective successors, dated November 1, 1996.

       10.12*        Noncompetition Agreement by and among John W. Nelley, Jr.,
                     Weeks Corporation, Weeks Realty, L.P., Weeks Realty
                     Services, Inc., Weeks Construction Services, Inc., Weeks GP
                     Holdings, Inc., Weeks LP Holdings, Inc., and any other entity under the common control of Weeks Corporation, and their respective successors, dated November 1, 1996.

       10.13*        Noncompetition Agreement by and among Albert W. Buckley,
                     Jr., Weeks Corporation, Weeks Realty, L.P., Weeks Realty
                     Services, Inc., Weeks Construction Services, Inc., Weeks GP
                     Holdings, Inc., Weeks LP Holdings, Inc., and any other entity under the common control of Weeks Corporation, and their respective successors, dated November 1, 1996.

       10.14**       Noncompetition Agreement by and between Harold S. Lichtin,
                     Weeks Corporation, Weeks Realty, L.P., Weeks Realty
                     Services, Inc., Weeks Construction Services, Inc., Week GP
                     Holdings, Inc., Weeks LP Holdings, Inc., and any other entity under the common control of Weeks Corporation, and their respective successors, dated December 31, 1996.

       11.1          Computation of Earnings Per Partnership Unit.

       21.1 (x)      List of subsidiaries of the Registrant.

       27.1          Financial Data Schedule.

       99.1 (x)      Executive Officers of the Registrant.

       99.2 (x)      Executive Compensation.

       99.3 (x)      Certain Relationships and Related Transactions.

       99.4 Audited financial statements of the Company for the fiscal years ended December 31, 1996 and 1995, including notes thereto.

       99.5 Audited combined financial statements of NWI for the years ended December 31, 1994 and 1995, including notes thereto.

                     Unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 1996, including notes and assumptions thereto.

                     Unaudited pro forma condensed consolidated statement of operations of the Company for the six months ended
                     June 30, 1996, including notes and assumptions thereto.

                     Unaudited pro forma condensed consolidated statement of operations of the Company for the year ended December 31, 1995, including notes and assumptions thereto.

       99.6 Audited combined financial statements of Lichtin for the years ended December 31, 1994 and 1995, including notes thereto.

                     Unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 1996, including notes and assumptions thereto.

                     Unaudited pro forma condensed consolidated statement of operations of the Company for the six months ended June 30, 1996, including notes and assumptions thereto.

                     Unaudited pro forma condensed consolidated statement of operations of the Company for the year ended December 31, 1995, including notes and assumptions thereto.

       99.7 Unaudited combined financial statements of Lichtin for the nine month periods ended September 30, 1996 and 1995, including notes thereto.

                     Unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 1996, including notes and assumptions thereto.

                     Unaudited pro forma condensed consolidated statement of operations of the Company for the nine months ended
                     September 30, 1996, including notes and assumptions thereto.

                     Unaudited pro forma condensed consolidated statement of operations of the Company for the year ended December 31, 1995, including notes and assumptions thereto.

       99.8 Unaudited combined financial statements of NWI for the nine-month periods ended September 30, 1996 and 1995, including notes thereto.

                     Unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 1996, including notes and assumptions thereto.

                     Unaudited pro forma condensed consolidated statement of operations of the Company for the nine months ended
                     September 30, 1996, including notes and assumptions thereto.

                     Unaudited pro forma condensed consolidated statement of operations of the Company for the year ended December 31, 1995, including notes and assumptions thereto.

       * Filed as an exhibit to Weeks' Current Report on Form 8-K dated November 1, 1996.
       ** Filed as an exhibit to Weeks' Current Report on Form 8-K dated December 31, 1996.
       *** Filed as an exhibit to Weeks' Annual Report on Form 10-K for the year ended December 31, 1994.
       # Filed as an exhibit to Weeks' Current Report on Form 8-K dated August 31, 1995.
       ## Filed as an exhibit to Weeks' Current Report on Form 10-K for the year ended December 31, 1995.
       ### Filed as an exhibit to Weeks' Current Report on Form 8-K dated August 9, 1996.
       + Filed as an exhibit to Weeks' Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996.
       ++ Filed as an exhibit to Weeks' Current Report on Form 8-K dated July 12, 1995.
       +++           Filed as exhibit to Weeks' Current Report on Form 8-K dated
                     May 7, 1997.

---------------
(x) Previously filed